      A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                 AMENDMENT NO. 2

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]   Preliminary Proxy Statement           [  ]   Confidential, For Use of the
[  ]  Definitive Proxy Statement                   Commission Only (as permitted
[  ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[  ]  Soliciting Material Pursuant to
Section 240.14a-12

                             Colonial Trust Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

/  / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
         ___________________________________________________
         (2)     Aggregate number of securities to which transaction applies:
         ___________________________________________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ___________________________________________________
         (4)     Proposed maximum aggregate value of transaction:
         ___________________________________________________
         (5)     Total fee paid:
                             ___________________________________________________
/  / Fee paid previously with preliminary materials.
         ___________________________________________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:
         ___________________________________________________

         (2)     Form, Schedule or Registration Statement No.:
         ___________________________________________________

         (3)     Filing Party:
         ___________________________________________________

         (4)     Date Filed:

      B

                             Colonial Trust Company
                               5336 N. 19th Avenue
                                Phoenix, AZ 85015

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON August 9, 2004

To Our Stockholders:

     A Special Meeting of the Stockholders of Colonial Trust Company, an Arizona corporation ("Colonial" or the "Company"), will be held at Colonial's office at 5336 N. 19th Avenue in Phoenix, Arizona, on August 9, 2004, at 2:00 p.m., Mountain Standard Time (the "Special Meeting"), for the following purposes:

1. To approve the sale of the Company's Corporate Trust business to Happy State Bank and its parent, Happy Bancshares, Inc. of Happy, Texas, pursuant to a Purchase and Assumption Agreemnet dated as of December 30, 2003 and a First Amendment to Purchase and Assumption Agreement, dated as of June 22, 2004;

2. To approve the sale of the Company's Wealth Management Group business to Dubuque Bank and Trust Company, Arizona Bank & Trust and their parent corporation, Heartland Financial USA, Inc. of Dubuque, Iowa, pursuant to a Purchase and Assumption Agreement dated as of March 26, 2004 and an Addendum to Purchase and Assumption Agreement dated as of April 26, 2004;

3. To approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation and Dissolution, in the form of Appendix A attached to the accompanying proxy statement, including the amendment of the Company's Articles of Incorporation to effect a reverse stock split of one share of Common Stock of the Company for every 35,032 shares of Common Stock that are issued and outstanding, for purposes of making liquidating distributions;

4. To consider and vote upon the adjournment of the Special Meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of any or all of the above matters presented at the Special Meeting to approve those matters; and

5. To transact such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Directors has fixed the close of business on July 19, 2004, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. Shares of Common Stock may be voted at the Special Meeting only if the holder is present at the Special Meeting in person or by valid proxy.

     Management of the Company cordially invites you to attend the Special Meeting. Your attention is directed to the attached proxy statement for a discussion of the foregoing proposals and the reasons the Board of Directors encourages you to vote for approval of such proposals.

                                       By Order of the Board of Directors

                                       /s/ John K. Johnson
                                       President, CEO and Director

Phoenix, Arizona
July 23, 2004

IMPORTANT:  IT IS  IMPORTANT  THAT YOUR STOCK BE  REPRESENTED  AT THIS  MEETING.
PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


      C

                             Colonial Trust Company
                               5336 N. 19th Avenue
                                Phoenix, AZ 85015

                                 PROXY STATEMENT

     This proxy statement is being furnished to stockholders of Colonial Trust Company, an Arizona corporation ("Colonial" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at a special meeting of stockholders of the Company to be held on August 9, 2004, at 2:00 p.m., Mountain Standard Time, at Colonial's office at 5336 N 19th Avenue in Phoenix, Arizona, and any adjournment or postponement thereof (the "Special Meeting"). A copy of the Notice of the Special Meeting accompanies this proxy statement. This proxy statement and the accompanying form of proxy card are being mailed on or about July 23, 2004.

     This proxy statement summarizes information about the proposals that our stockholders will consider at the Special Meeting and other information you may find useful in determining how to vote. By submitting the proxy card, you
authorize   another  person  to  vote  your  shares  in  accordance   with  your
instructions.

     At the Special Meeting, stockholders will consider and act upon the following matters:

1. To authorize and approve the sale of the Company's Corporate Trust business to Happy State Bank, and its parent, Happy Bancshares, Inc. of Happy, Texas, pursuant to a Purchase and Assumption Agreement dated as of December 30, 2003 and a First Amendment to Purchase and Assumption Agreement, dated as of June 22, 2004.

2. To authorize and approve the sale of the Company's Wealth Management business to Dubuque Bank and Trust Company, Arizona Bank & Trust, and their parent corporation, Heartland Financial USA, Inc., pursuant to a Purchase and Assumption Agreement dated as of March 26, 2004 and an Addendum to Purchase and Assumption Agreement dated as of April 26, 2004.

3. To approve and adopt the Plan of Liquidation and Dissolution of the Company in the form attached to this proxy statement as Appendix A, including amendment of the Company's Articles of Incorporation to effect a reverse stock split of one share of Common Stock of the Company for every 35,032 shares of Common Stock that are issued and outstanding, for purposes of making liquidating distributions to our stockholders.

4. To consider and vote upon the adjournment of the Special Meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of any or all of the above matters presented at the Special Meeting to approve those matters.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTIONS, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTIONS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AS USED IN THIS PROXY STATEMENT, "COLONIAL," THE "COMPANY," "WE," "OUR," "OURS" AND "US" REFER TO COLONIAL TRUST COMPANY, AN ARIZONA CORPORATION, THE "CORPORATE TRUST SALE" AND THE "WEALTH MANAGEMENT SALE" REFER TO THE SALE OF OUR CORPORATE TRUST AND WEALTH MANAGEMENT BUSINESSES, RESPECTIVELY, AND THE "TRANSACTIONS" REFER, COLLECTIVELY, TO THE CORPORATE TRUST SALE, THE WEALTH MANAGEMENT SALE AND OUR PLAN OF LIQUIDATION AND DISSOLUTION, WHICH CONTEMPLATES A REVERSE STOCK SPLIT, TOGETHER WITH LIQUIDATING DISTRIBUTIONS TO STOCKHOLDERS HOLDING FEWER THAN 35,032 SHARES PRIOR TO THE REVERSE STOCK SPLIT.


      D

                       REFERENCE TO ADDITIONAL INFORMATION

     This proxy statement refers to important business and financial information about Colonial Trust Company from documents that are not included in or delivered with this proxy statement. These documents include, without limitation: (i) our Purchase and Assumption Agreement with Happy State Bank dated December 30, 2003, which is attached as an exhibit to our Form 8-K filed on January 28, 2004 with the SEC; (ii) our Purchase and Assumption Agreement with Dubuque Bank and Trust Company dated March 26, 2004 and our Addendum to that Purchase and Assumption Agreement dated as of April 26, 2004, which are attached as Exhibits to our Form 8-K filed on April 28, 2004; and (iii) our First Amendment to Purchase and Assumption Agreement with Happy State Bank dated June 22, 2004, which is attached as an exhibit to our Form 8-K filed on June 24, 2004.

     You may obtain any documents referred to in this proxy statement without charge by requesting them in writing at the following address:

                                            Colonial Trust Company
                                            5336 N. 19th Avenue
                                            Phoenix, AZ  85015
                                            Attention:  Secretary

     In order to obtain the documents in time for the Special Meeting, you must request the documents from us by July 30, 2004, which is five business days prior to the date of the Special Meeting.

     For a more detailed description of the documents referred to in this proxy statement and how you may obtain it, see "Information About the Special Meeting
- Where to Find Additional Information".



      E

                                Table of Contents

                                                                            Page



CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS..............................1

SUMMARY OF THE TRANSACTIONS...................................................1

         Purpose of Special Meeting...........................................1

         Sale of the Corporate Trust business (See Proposal No. 1)............2

         Sale of the Wealth Management business (See Proposal No. 2)..........3

         Plan of Liquidation and Dissolution (See Proposal No. 3).............4

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS.....................................6

         Corporate Trust Sale.................................................7

         Wealth Management Sale...............................................9

         Liquidation and Dissolution..........................................11

         Other Information....................................................13

RISK FACTORS..................................................................15

         Risks Related to the Corporate Trust Sale and the Wealth
              Management Sale.................................................15

         Risks Related to the Plan of Liquidation and Dissolution.............16

INFORMATION ABOUT THE SPECIAL MEETING.........................................18

         Where to Find Additional Information.................................18

         Matters to be Considered at the Special Meeting......................19

         Record Date and Outstanding Shares of Common Stock...................19

         Voting and Votes Required; Adjournment...............................19

         Quorum   ............................................................20

         Abstentions and Broker Non-Votes.....................................20

         Shares Owned and Voted by our Directors and Executive Officers.......20

         Recommendation of the Board of Directors.............................20

         Revocability of Proxies..............................................21

         Solicitation.........................................................21

         Other Matters........................................................21

SELECTED FINANCIAL DATA.......................................................21

BACKGROUND OF THE TRANSACTIONS................................................22

         Background...........................................................22

         Purposes of and Reasons for the Transactions.........................23

         Past Contacts and Negotiations.......................................24

SALE OF THE ASSETS OF THE CORPORATE TRUST BUSINESS (Proposal No. 1)...........28

         Background of the Corporate Trust Sale...............................28

         Happy State Bank and Happy Bancshares, Inc...........................28

         Description of the Corporate Trust Sale..............................28

      F

         Use of Proceeds from the Corporate Trust Sale........................29

         Other Material Terms of the Corporate Trust Sale Agreement...........30

         Regulatory Approvals.................................................33

         Interests of Our Directors and Officers in the Corporate
              Trust Sale......................................................33

         Federal Income Tax Consequences of the Corporate Trust Sale..........33

         Opinion of Bank Advisory Group.......................................33

         Factors That Our Stockholders Should Consider........................34

         Reasons for the Board's Recommendations..............................34

         Vote Required and Board Recommendation...............................34

SALE OF THE WEALTH MANAGEMENT GROUP BUSINESS (Proposal No. 2).................34

         Background of the Wealth Management Group Sale.......................34

         Dubuque Bank and Trust Company, Arizona Bank & Trust, and
              Heartland Financial USA, Inc....................................34

         Description of the Wealth Management Sale............................35

         Use of Proceeds from the Wealth Management Sale......................36

         Other Material Terms of the Wealth Management Sale Agreement.........36

         Interests of Our Directors and Officers in the Wealth
              Management Sale.................................................40

         Federal Income Tax Consequences of the Wealth Management Sale........40

         Opinion of Bank Advisory Group.......................................41

         Factors That Our Stockholders Should Consider........................41

         Reasons for the Board's Recommendation...............................41

         Vote Required and Board Recommendation...............................41

ADOPTION OF PLAN OF LIQUIDATION  AND  DISSOLUTION AND AMENDMENT TO THE
COMPANY'S ARTICLES OF  INCORPORATION  TO EFFECT REVERSE STOCK SPLIT FOR
PURPOSES OF MAKING LIQUIDATING DISTRIBUTIONS (Proposal No. 3).................41

         Background of the Plan of Liquidation and Dissolution................42

         Principal Provisions of the Plan of Liquidation and Dissolution......42

         Funds Anticipated to be Available for Distribution to Stockholders...46

         Effects Of Failure To Obtain Stockholders Approval Of Proposal
              No. 3, including the Reverse Split..............................47

         Regulatory Approvals.................................................47

         Interests of Our Directors and Officers in the Plan of
              Liquidation and Dissolution.....................................47

         Material Federal Income Tax Consequences of the Plan of
              Liquidation.....................................................47

         Opinion of Bank Advisory Group.......................................50

         Factors That Our Stockholders Should Consider........................50

         Reasons for the Board's Recommendation...............................50

         Vote Required and Board Recommendation...............................50

      G

ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL
PROXIES (Proposal No. 4)......................................................50

         Description of Proposal to Adjourn Special Meeting, if Necessary.....50

         Vote Required and Board Recommendation...............................51

ADDITIONAL INFORMATION ABOUT THE PROPOSALS....................................52

         Reasons for the Board's Recommendations..............................52

         Effect of Stockholders' Votes on the Proposals.......................54

         Opinion of Bank Advisory Group.......................................55

         Interests of Our Directors and Officers in the Transactions..........62

         Rights of Appraisal..................................................64

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................66

         Compliance With Section 16(a) of the Securities Exchange Act
              of 1934.........................................................68

OTHER MATTERS.................................................................68

         Voting By Proxy......................................................68

         Householding of Proxy Materials......................................69

Appendix A....................................................................1

Appendix B....................................................................1

Appendix C....................................................................1

                CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

     This proxy statement contains certain "forward-looking statements," including, among others, the statements regarding the proposed consummation of the Corporate Trust Sale, the Wealth Management Sale and the Plan of Liquidation and Dissolution, the potential value of our assets, and the timing and amount of any distributions to stockholders under the Plan of Liquidation. Words such as "anticipates," "believes," "expects," "intends," "plans," "may," "will," "estimates" or any negative variations or comparable terminology and similar expressions are intended to identify "forward-looking statements." All of these "forward-looking statements" are inherently uncertain, and stockholders must recognize that actual events could cause actual results to differ materially from management's expectations. Key risk factors that could, in particular, have an adverse impact on our ability to consummate the Corporate Trust Sale and the Wealth Management Sale, to effect the Plan of Liquidation and Dissolution, and on the amount of distributions that may be made to stockholders pursuant to the dissolution are set forth in this proxy statement under "Risk Factors," as well as in reports we have previously filed with the Securities and Exchange Commission ("SEC").

                           SUMMARY OF THE TRANSACTIONS

     The following summaries highlight the material terms of the proposed transactions, including the sale of our Corporate Trust business to Happy State Bank, the sale of our Wealth Management business to Dubuque Bank and Trust Company and Arizona Bank & Trust, and our Plan of Liquidation and Dissolution, which contemplates an amendment to our articles of incorporation to effect a 1 for 35,032 reverse stock split for the purpose of making liquidating distributions to our stockholders. This summary does not contain all of the information that may be important for you to consider in evaluating the proposed transactions. We have included references to direct you to more complete information that appears elsewhere in this proxy statement. You should read this entire proxy statement, the purchase and assumption agreements, the Plan of Liquidation and the other documents attached to or referred to in this proxy statement in their entirety to fully understand the consequences of the proposed transaction to you before voting.

Purpose of Special Meeting

     At the Special Meeting, stockholders will consider and act upon the following matters:

1.   Approve the sale of our Corporate Trust business to Happy State Bank;

2. Approve the sale of our Wealth Management business to Dubuque Bank and Trust Company and Arizona Bank & Trust;

3. Approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation and Dissolution of the Company, including the amendment of the Company's Articles of Incorporation to effect a reverse stock split of one share of Common Stock of the Company for every 35,032 shares of Common Stock that are issued and outstanding, for purposes of making liquidating distributions to our stockholders; and

4. Consider and vote upon the adjournment of the Special Meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of any or all of the above matters presented at the Special Meeting to approve those matters.

Sale of the Corporate Trust business (See Proposal No. 1)

The Purchaser.

     Happy State Bank is a banking association with trust powers organized under the laws of the State of Texas with its principal offices in Happy, Texas. Happy State Bank is the wholly-owned subsidiary of Happy Bancshares, Inc., a registered bank holding company incorporated in Texas.

Assets Transferred and Liabilities Assumed.

     We are selling substantially all of the assets of our Corporate Trust business, including certain accrued fees and receivables, rights under various contracts, the real property and facilities located at 5336 N. 19th Avenue in Phoenix, Arizona, including all furniture and fixtures located on the property, and all equipment and personal property used in the conduct of the Corporate Trust business. Happy State Bank will assume the liabilities associated with the Corporate Trust business, including the accrued expenses, obligations under various contracts, including equipment leases and hardware maintenance agreements, and a pro-rata portion of the real estate taxes associated with the real property to be purchased. Happy State Bank has also agreed, subject to certain conditions, to offer employment to all of our employees currently employed in the Corporate Trust business, including John K. Johnson, Cecil Glovier and Ian Currie, our President, Chief Operating Officer and Controller/Treasurer, respectively.

Purchase Price.

     If the Corporate Trust Sale is approved, Happy State Bank will pay us the book value of the net assets of the Corporate Trust business, $819,000 for our real property and improvements, and $550,000 as a goodwill premium. Although the purchase price cannot be calculated with precision until the closing and is also subject to post-closing adjustments related to the book value of the net assets being purchased, proceeds from the Corporate Trust Sale are currently estimated to be between $1.7 million and $2.0 million. Happy State Bank will pay the purchase price in cash at the closing.

Conditions to the Transaction.

     Happy State Bank has the right to terminate the sale if certain pre-closing conditions are not met, including, but not limited to, conditions relating to a minimum book value of the net assets of the Corporate Trust business, consents of third parties, the absence of material litigation, the receipt of regulatory approvals, and the accuracy of our representations and warranties. See "Other Material Terms of the Corporate Trust Sale Agreement." We may terminate the sale if certain pre-closing conditions are not met, including, without limitation, our receipt of stockholder approval of the sale, the receipt of regulatory approvals, and our receipt of a fairness opinion from our financial advisor, The Bank Advisory Group ("Bank Advisory Group"), which we have received.

Representations, Warranties and Covenants.

     The Corporate Trust Sale Agreement contains representations, warranties and covenants typical of such asset sales, including, without limitation, those related to proper administration of our fiduciary accounts, absence of litigation, receipt of third-party consents and regulatory approvals, and compliance with laws, including environmental laws. See "Other Material Terms of the Corporate Trust Sale Agreement."

Indemnification.

     We have agreed to indemnify Happy State Bank for losses and claims against it arising out of the breach of any of our representations, warranties or covenants and certain legal liabilities, and Happy State Bank has agreed to similar indemnification provisions. We have also agreed to indemnify Happy State Bank for losses and claims against it arising out of any pre-closing environmental liability associated with the real property to be purchased. See "Other Material Terms of the Corporate Trust Sale Agreement."

Termination Fee.

     We must pay a termination fee to Happy State Bank in the amount of $250,000 if our board of directors determines that its fiduciary obligations to our stockholders require acceptance of an alternative proposal. See "Other Material Terms of the Corporate Trust Sale Agreement."

Sale of the Wealth Management business (See Proposal No. 2)

The Purchaser.

     Dubuque Bank and Trust Company is an Iowa banking association with trust powers with principal offices in Dubuque, Iowa. Arizona Bank & Trust is an Arizona banking association with trust powers with principal offices in Mesa, Arizona. Dubuque Bank and Trust and Arizona Bank & Trust are each wholly-owned subsidiaries of Heartland Financial USA, Inc., a registered bank holding company incorporated in Delaware with principal offices in Dubuque, Iowa.

Assets Transferred and Liabilities Assumed.

     We are selling substantially all of the assets associated with the Wealth Management business, including accrued fees and receivables, numerous prepaid expenses, rights under various contracts, and equipment and personal property used in the conduct of the Wealth Management business. Dubuque Bank and Trust Company and Arizona Bank & Trust will assume the liabilities associated with the Wealth Management business, including accrued expenses, obligations under various contracts, including equipment lease agreements, software agreements and hardware maintenance agreements, and a prorated portion of taxes attributable to the Wealth Management business.

Purchase Price.

     If the Wealth Management Sale is approved, Dubuque Bank and Trust will pay us (i) the aggregate book value of the net assets of the Wealth Management business, (ii) 1.88 times the annual recurring fees attributable to the fiduciary trust accounts as of January 20, 2004 that are assumed by Arizona Bank & Trust, and (iii) 1.0 times the estimated annual recurring fees attributable to those fiduciary trust accounts created after January 20, 2004 that are assumed by Arizona Bank & Trust; provided, however, that the estimated annual recurring fees referenced in "ii" and "iii" immediately above will be prorated for accounts that have been in existence for less than 12 months as of the closing of the sale. Although the purchase price cannot be calculated with precision until the closing and is also subject to post-closing adjustments related to the book value of the net assets being purchased, proceeds from the Wealth Management Sale are currently estimated to be between $2.1 million and $2.5 million. Dubuque Bank and Trust will pay the purchase price in cash at the closing.

Conditions to the Transaction.

     Dubuque Bank and Trust has the right to terminate the sale if certain pre-closing conditions are not met, including, without limitation, those relating to obtaining consents of third parties, the absence of material litigation, the receipt of regulatory approvals, and the accuracy of our representations and warranties (including without limitation our representation and warranty that at the closing Arizona Bank & Trust will immediately succeed

Colonial as fiduciary on fiduciary or agency accounts where the fees resulting therefrom represent not less than 67% of all the recurring fees received by Colonial for such services). See "Other Material Terms of the Wealth Management Sale Agreement." We have the right to terminate the sale if certain pre-closing conditions are not met, including, without limitation, our receipt of stockholder approval of the sale and the receipt of regulatory approvals.

Representations and Warranties.

     The Wealth Management Sale Agreement contains representations, warranties and covenants typical of such asset sales, including, without limitation, those related to proper administration of our fiduciary accounts, absence of litigation, receipt of third-party consents and regulatory approvals, compliance with laws, and Arizona Bank & Trust's ability to occupy the portion of the real property to be sold to Happy State Bank currently used in the operation of the Wealth Management business for a period of no more than one year following the closing. See "Other Material Terms of the Wealth Management Sale Agreement."

Indemnification.

     We have agreed to indemnify Dubuque Bank and Trust and Arizona Bank & Trust for losses and claims against it arising out of the breach of any of our representations, warranties or covenants and certain legal liabilities, and Dubuque Bank and Trust and Arizona Bank & Trust have agreed to similar indemnification provisions. We have also agreed to indemnify Dubuque Bank and Trust and Arizona Bank & Trust for losses and claims against it arising out of any pre-closing breach of a fiduciary account by us. See "Other Material Terms of the Wealth Management Sale Agreement."

Termination Fee.

     In the event that the Wealth Management Sale Agreement is terminated by Dubuque Bank and Trust because (i) Colonial breached its covenants or agreements under such Agreement, or (ii) Colonial's representations or warranties were incorrect as of the date of such Agreement, then Colonial must pay to Dubuque an amount equal to Dubuque's expenses in connection with the Wealth Management Sale (not to exceed $100,000), plus $200,000. In the event that the Wealth Management Sale Agreement is terminated by Dubuque Bank and Trust or Colonial because (i) Colonial did not receive the required fairness opinion from Bank Advisory Group by June 30, 2004, or (ii) Colonial's stockholders failed to approve the Wealth Management Sale Agreement by September 30, 2004, then Colonial must pay to Dubuque an amount equal to Dubuque's expenses in connection with the Wealth Management Sale (not to exceed $100,000). Additionally, if Colonial's stockholders fail to approve the Wealth Management Sale Agreement by September 30, 2004, and within eighteen months Colonial sells Colonial or the Wealth Management Group business to another party, then Colonial must pay to Dubuque an additional $200,000.

Plan of Liquidation and Dissolution (See Proposal No. 3)

     Under the Plan of Liquidation and Dissolution, we will distribute to our stockholders, in cash and an interest in a promissory note, all of our property and assets. The board of directors of the Company has determined that, for the reasons discussed in detail in this proxy statement, the liquidation is in the best interests of the Company and its stockholders. The liquidation would include an amendment to our articles of incorporation to effect a reverse stock split for purposes of making liquidating distributions to our stockholders. The Company believes the liquidation would:

o relieve the Company of the administrative burden and cost associated with filing reports and otherwise complying with the requirements of registration under the Securities Exchange Act of 1934 (the "Exchange Act"), and complying with the Sarbanes-Oxley Act of 2002, by allowing the Company to deregister as a reporting company under the Exchange Act;
o eliminate the expense and burden of dealing with a number of stockholders holding small positions in the Company's stock; and
o    afford our stockholders the opportunity to receive cash for their shares.

     For more information, see "Background of the Transactions - Purposes of and Reasons for the Liquidation."

Estimated Distribution Amounts

     We cannot predict with certainty the amount or timing of any liquidating distributions to our stockholders. The actual amount of cash received from the sale of assets of the Corporate Trust and Wealth Management businesses that we distribute to our stockholders will be subject to taxes payable by the Company as a result of such sales and to reserves for contingent or other claims against the Company. We estimate that stockholders will receive cash distributions ranging from $4.37 to $5.16 per share. Factors that could result in material fluctuations around this estimate include, without limitation:

o variations in the proceeds received by us under the Corporate Trust Sale Agreement;
o variations in the proceeds received by us under the Wealth Management Sale Agreement;
o variations in the taxes payable by us as a result of the Corporate Trust and Wealth Management Sales;
o variations in the expenses we incur in connection with such Sales and in connection with the Plan of Liquidation and Dissolution; and
o    unexpected claims made against us or unexpected liquidation expenses.

Transaction Costs

     If the Corporate Trust Sale, the Wealth Management Sale and the Liquidation are approved, based on our current estimates, in addition to settling current liabilities, we expect to incur the following costs associated with the transactions:

o    Taxes payable as a result of the transactions of at least $677,000;
o    Transaction fees of at least $170,000-$195,000 after April 1, 2004;
o Employee severance, bonuses, other payments and related costs of at least $380,000 on or before September 30, 2004; and
o Insurance costs and costs to terminate benefit plans of at least $170,000 after April 1, 2004.

     In addition, we may incur additional liabilities arising out of contingent claims, such as liabilities relating to lawsuits that could be brought against us in the future, that are not yet reflected as liabilities on our balance sheet.

Votes Required

     The first three proposals to be voted on at the Special Meeting (the sale of the Corporate Trust business, the sale of the Wealth Management business, and the Plan of Liquidation and Dissolution of the Company, including the amendment to the Company's Articles of Incorporation to effect a reverse stock split of one share of common stock for every 35,032 shares of common stock that are issued and outstanding, require the affirmative approval from holders of a majority of the shares of the Company's common stock that are issued and outstanding. The fourth proposal to be voted on at the Special Meeting (to allow the Company to adjourn the Special Meeting to a later date to solicit additional proxies in the event there are insufficient shares present in favor of any or all of the above matters to approve those matters), requires the affirmative approval from holders of a majority of the shares of common stock present or represented by proxy at the Special Meeting.

     The Plan of Liquidation and Dissolution will be voted upon only if stockholders approve the Corporate Trust Sale and the Wealth Management Sale. The proposal to sell the assets of the Corporate Trust business is independent of the other proposals, and its approval is not conditioned upon the approval of any other proposal. The proposal to sell the assets of the Wealth Management business is independent of the other proposals, and its approval is not conditioned upon the approval of any other proposal. The proposal to allow the Company to solicit additional proxies is independent of the other proposals, and its approval is not conditioned upon the approval of the other proposals.

Change in Control Payments

     Pursuant to agreements reached with certain of its senior management, upon consummation of the Corporate Trust Sale and the Wealth Management Sale, we would be obligated to pay Messrs. John Johnson and Cecil Glovier, our Chief Executive Officer and Chief Operating Officer, lump sum cash payments of $142,850 and $107,150, respectively. Moreover, based on current estimates, upon consummation of the Wealth Management Sale, we would be obligated to pay Bruce Mitchell, our Vice President and Manager - Wealth Management Group, a lump sum cash payment of $30,000. Additionally, in the event that Mr. Glovier has his employment terminated by Happy State Bank in the first year of Mr. Glovier's employment by Happy State Bank (other than termination by Happy State Bank for cause, as defined by the parties), we will be obligated to pay Mr. Glovier an amount equal to the difference between $92,882 (Mr. Glovier's current annual base salary) and any salary paid by Happy State Bank to Mr. Glovier during his employment by Happy State Bank.

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS


Who is entitled to vote at the Special Meeting?

     The record date for the Special Meeting is July 19, 2004. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Special Meeting. At the close of business on the record date there were 775,843 shares of our common stock issued and outstanding.


Will any other business be conducted at the Special Meeting?

     Our board of directors knows of no business, other than as set forth in the attached Notice of Special Meeting of Stockholders, that will be presented at the Special Meeting. If any other proposal properly comes before the stockholders for a vote at the Special Meeting, the persons named in the proxy card that accompanies this proxy statement will, to the extent permitted by law and to the extent we were not notified of the proposal a reasonable time before our solicitation, vote your shares in accordance with their judgment on such matter.


Why has the board of directors decided to terminate our operations and return the value of our assets to our stockholders?

     Our board of directors determined that it is in the best interests of our stockholders to sell our Corporate Trust business to Happy State Bank and to sell our Wealth Management business to Dubuque Bank and Trust Company and Arizona Bank & Trust, pursuant to the purchase and assumption agreements that are referred to in this proxy statement. Our board also determined that, rather than using available cash to pursue an acquisition strategy, which would be highly speculative and may not result in investment returns for a considerable period of time, if at all, it is in our stockholders' best interest to return available cash and assets to stockholders and allow each stockholder to determine individually how to invest available amounts.


How does our board of directors recommend I vote on the proposal to approve the sale of the assets of the Corporate Trust business, the proposal to approve the sale of the assets of the Wealth Management business, the proposal to approve the Plan of Liquidation, and the proposal to allow the Company to solicit additional proxies?

     Our board of directors recommends that you vote FOR the approval of the Corporate Trust Sale. (See Proposal No. 1). Our board of directors recommends that you vote FOR the approval of the Wealth Management Sale. (See Proposal No.
2). Our board of directors recommends that you vote FOR the approval and adoption of the Plan of Liquidation and Dissolution, including the amendment of our Articles of Incorporation to effect a reverse stock split of one share of Common Stock of the Company for every 35,032 shares of Common Stock that are issued and outstanding, for purposes of making liquidating distributions. (See Proposal No. 3). Our board of directors recommends that you vote FOR the proposal to allow the Company to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2 or 3 (See Proposal No. 4).


Corporate Trust Sale


What assets are proposed to be sold to Happy State Bank in the  Corporate  Trust
     Sale?

     Our business consists of two separate businesses: our Corporate Trust business and our Wealth Management Group business. If the Corporate Trust Sale is approved at the Special Meeting, we will sell substantially all of the assets of our Corporate Trust business, including associated customer contracts, the real estate and improvements comprising our corporate headquarters, equipment and other assets, to Happy State Bank. Upon the consummation of the Corporate Trust Sale, our business would only consist of our Wealth Management business, which we are also proposing to sell.


Why has the board of directors approved the Corporate Trust Sale?

     Our board of directors decided to sell our Corporate Trust business based on many factors, including economic and industry downturns and long-term industry trends. The board of directors also considered the possibility of increased competition in our industry from companies with greater resources, as well as the significant and increasing costs associated with running the Corporate Trust business as part of a public company that files periodic reports with the SEC and is subject to SEC rules and regulations applicable to SEC reporting companies. After considering these factors, along with many others, our board of directors decided to look at strategic alternatives, including, among others, a sale of the Corporate Trust business to AMG Guaranty Trust, the sale of the entire Company to a single purchaser, or a going private transaction effectuated by the Company without the sale of any of its businesses. (See
"Background of the Transactions - Past Contacts and Negotiations" and "Additional Information About the Proposals - Reasons for the Board's Recommendations"). After careful consideration and discussions with our management and legal and financial advisors, our board of directors has determined that the Corporate Trust Sale to Happy State Bank is advisable and in the best interests of the Company and its stockholders (See "Proposal No. 1").


What was the opinion of Colonial's financial advisor?

     Our board of directors received an opinion from our financial advisor, Bank Advisory Group, that the per share consideration to be paid to our stockholders under the Plan of Liquidation (which will include the net proceeds from the Corporate Trust Sale) is financially fair and equitable to our unaffiliated stockholders. (See "Additional Information About the Proposals - Opinion of Bank Advisory Group").


What will happen if the Corporate Trust Sale is approved?

     If the Corporate Trust Sale is approved at the Special Meeting, we plan to consummate the transactions contemplated by the purchase and assumption agreement, and related amendment, between Colonial and Happy State Bank, referred to as the Corporate Trust Sale Agreement, as soon as practicable following the Special Meeting, assuming all required regulatory approvals are received.

What will happen if the Corporate Trust Sale is not approved?

     If the Corporate Trust Sale is not approved at the Special Meeting, the Corporate Trust Sale Agreement may be terminated and we will likely not proceed with the Plan of Liquidation. If we do not proceed with the Corporate Trust Sale and the Plan of Liquidation, we may attempt to sell the Corporate Trust business to other buyers. The Corporate Trust Sale Agreement obligates us to pay Happy State Bank a termination fee of $250,000 in the event our board of directors withdraws its recommendation in favor of the Corporate Trust Sale or if we terminate the Purchase Agreement to pursue a superior offer. (See "Additional Information about the Proposals - Effect of Stockholders' Votes on the Proposals").


Do directors and officers have interests in the Corporate Trust Sale that differ from mine?

     In considering the recommendation of our board of directors to approve the Corporate Trust Sale, you should be aware that some of our directors and officers might have interests that are different from or in addition to your interests as a stockholder. These interests include:

o certain of our executive officers will receive bonus payments and other benefits as described more fully under "Additional Information About the Proposals - Interests of our Directors and Officers in the Transactions";
o certain officers of Colonial will become employees of Happy State Bank, including Messrs. Johnson, Glovier and Currie, the President, Chief Operating Officer and Controller/Treasurer, respectively, of Colonial. Mr. Johnson and Mr. Glovier have also executed employment and non-competition agreements that will be effective at the closing; and
o Gerald G. Morgan, a member of our board of directors, is a member of the law firm of Burdett, Morgan, Williamson & Boykin LLP of Amarillo, Texas. Mr. Tom Burdett, also a member of Burdett, Morgan, Williamson & Boykin, is a member of the board of directors of Happy Bancshares, Inc., the parent of Happy State Bank, and Burdett, Morgan, Williamson & Boykin provides legal services to Happy Bancshares, Inc. and Happy State Bank. Burdett, Morgan, Williamson & Boykin has served as Colonial's legal counsel in connection with the Corporate Trust Sale. Burdett, Morgan, Williamson & Boykin has not provided any legal services to Happy Bancshares, Inc. or Happy State Bank in connection with the Corporate Trust Sale. Additionally, prior to commencing its representation of Colonial in the Corporate Trust Sale, Burdett, Morgan, Williamson & Boykin also agreed not to disclose any information of or relating to Colonial to Happy State Bank.

     For information as to the number of shares of our common stock held by our directors and officers, see "Securities Ownership of Certain Beneficial Owners and Management." For a description of the interests our officers and certain of our directors have in the Corporate Trust Sale, please see "Additional Information About the Proposals - Interests of our Directors and Officers in the Transactions."


What are the risks of the Corporate Trust Sale?

     We have set forth certain risks to Colonial of the Corporate Trust Sale proposed in this proxy statement. See "Risk Factors - Risks Related to the Corporate Trust Sale and the Wealth Management Sale."

What are the tax consequences to Colonial of the Corporate Trust Sale?

     We will recognize gain or loss with respect to the sale of our Corporate Trust assets in an amount equal to the difference between the fair market value of the consideration received for each asset and our adjusted tax basis in the asset sold. Consummation of the Corporate Trust Sale itself will not result in any United States federal income tax consequences to our stockholders; however, amounts received by our stockholders pursuant to the Liquidation or, alternatively, as a dividend, will cause stockholders to recognize taxable gain or loss. See "Proposal No. 1 - Federal Income Tax Consequences of the Corporate Trust Sale" and "Proposal No. 3 - Federal Income Tax Consequences of the Plan of Liquidation."


Wealth Management Sale


What assets are proposed to be sold in the Wealth Management Sale?

     If the Wealth Management Sale is approved at the Special Meeting, we will sell substantially all of the assets of our Wealth Management business, including associated customer contracts, equipment and other assets, to Dubuque Bank and Trust Company and Arizona Bank & Trust, both of whom are subsidiaries of Heartland Financial USA, Inc. Upon the consummation of the Wealth Management Sale, our business would only consist of our Corporate Trust business, which we are also proposing to sell.


Why has the board of directors approved the Wealth Management Sale?

     Our board of directors decided to sell our Wealth Management business based on many factors. Specifically, without limitation, the board of directors considered the increased competition in our industry from companies with greater resources, as well as the significant and increasing costs associated with running the Wealth Management Group business as part of a public company that files periodic reports with the SEC and is subject to SEC rules and regulations applicable to SEC reporting companies. After considering these factors, along with many others, our board of directors decided to look at strategic alternatives, including, among others, a sale of the Wealth Management business to First National Bank of Arizona, Midwest Trust Company, Heartland Financial USA, Inc./Dubuque Bank and Trust Company, or AMG Guaranty Trust, the sale of the entire Company to a single purchaser, or a going private transaction effectuated by the Company without the sale of any of its businesses. (See "Background of the Transactions - Past Contacts and Negotiations" and "Additional Information About the Proposals - Reasons for the Board's Recommendation"). After careful consideration and discussions with our management and legal and financial advisors, our board of directors has determined that the Wealth Management Sale is advisable and in the best interests of the Company and its stockholders. (See "Proposal No. 2").


What was the opinion of Colonial's financial advisor?

     Our board of directors received an opinion from our financial advisor, Bank Advisory Group, that the per share consideration to be paid to our stockholders under the Plan of Liquidation (which would include the net proceeds from the Wealth Management Sale) is financially fair and equitable to our unaffiliated stockholders. (See "Additional Information About the Proposals - Opinion of Bank Advisory Group").


What will happen if the Wealth Management Sale is approved?

     If the Wealth Management Sale is approved at the Special Meeting, we plan to consummate the transactions contemplated by the purchase and assumption agreement, and related addendum, between Colonial, Dubuque Bank and Trust and Arizona Bank & Trust, referred to as the Wealth Management Sale Agreement, as soon as practicable following the Special Meeting, assuming all required regulatory approvals are received.

What will happen if the Wealth Management Sale is not approved?

     If the Wealth Management Sale is not approved at the Special Meeting, the Wealth Management Sale Agreement may be terminated by any party to the Wealth Management Sale Agreement, and we will likely not proceed with the Plan of Liquidation. If we do not proceed with the Wealth Management Sale and the Plan of Liquidation, we may attempt to sell the assets covered by the Wealth Management Sale Agreement to other buyers. The Wealth Management Sale Agreement obligates us to pay Dubuque Bank and Trust an amount equal to Dubuque's costs and expenses in the transaction (not to exceed $100,000) in the event we or Dubuque terminate the Agreement because our stockholders have failed to approve the Wealth Management Sale by September 30, 2004. Additionally, if Colonial's stockholders fail to approve the Wealth Management Sale Agreement by September 30, 2004, and within eighteen months Colonial enters into certain specified transactions for the acquisition of Colonial or the Wealth Management Group business, then Colonial must pay to Dubuque an additional $200,000. See "Additional Information about the Proposals - Effect of Stockholders' Votes on the Proposals".


Do directors and officers have interests in the Wealth Management Sale that differ from mine?

     In considering the recommendation of our board of directors to approve the Wealth Management Sale, you should be aware that some of our directors and officers might have interests that are different from or in addition to your interests as a stockholder. These interests include:

o certain of our current executive officers will receive bonus payments, and other benefits as described more fully under "Additional Information About the Proposals - Interests of our Directors and Officers in the Transactions."
o certain officers of Colonial will become employees of Arizona Bank & Trust, including Bruce L. Mitchell, Vice-President and Manager of the Wealth Management division, and Patricia L. Heitter, Vice-President of Colonial. Mr. Mitchell and Ms. Heitter have also executed employment and non-competition agreements that will be effective at the closing.

     For information as to the number of shares of our common stock held by our directors and officers, see "Securities Ownership of Certain Beneficial Owners and Management". For a description of the interests our directors and officers have in the Wealth Management Sale, please see "Additional Information About the Proposals - Interests of our Directors and Officers in the Transactions."


What are the risks of the Wealth Management Sale?

     We have set forth certain risks to Colonial of the Wealth Management Sale proposed in this proxy statement. See "Risk Factors - Risks Related to the Corporate Trust Sale and the Wealth Management Sale".


What are the tax consequences of the Wealth Management Sale?

     We will recognize gain or loss with respect to the sale of our Wealth Management assets in an amount equal to the difference between the fair market value of the consideration received for each asset and our adjusted tax basis in the asset sold. Consummation of the Wealth Management Sale itself will not result in any United States federal income tax consequences to our stockholders; however, amounts received by our stockholders pursuant to the Liquidation or, alternatively, as a dividend, will cause stockholders to recognize taxable gain or loss. See "Proposal No. 2 - Federal Income Tax Consequences of the Wealth Management Sale" and "Proposal No. 3 - Federal Income Tax Consequences of the Plan of Liquidation."


Liquidation and Dissolution


Why has the board of directors adopted the Plan of Liquidation and Dissolution?

     Our board of directors has determined that it is not advisable to continue to operate our businesses on an independent basis. This determination was made based on the economic and/or industry downturns in recent years, long-term trends in these businesses, increasing competition and costs of regulatory compliance, market uncertainty, and the other factors listed below under
"Additional Information About the Proposals - Reasons for the Board's Recommendation." As a result of the process undertaken by us to solicit purchasers for our businesses and the results of this process, as well as the other factors listed under "Additional Information About the Proposals - Reasons for the Board's Recommendation", our board of directors has also determined that the distribution of our assets in a liquidation has a greater probability of producing more value to our stockholders than other alternatives. See Proposal No. 3.


What will happen if the Plan of Liquidation and Dissolution are approved?

     If the Corporate Trust Sale, the Wealth Management Sale, and the Plan of Liquidation and Dissolution are approved by stockholders and the Corporate Trust Sale and the Wealth Management Sale are subsequently consummated, we will, except as otherwise determined by our board of directors:

o    dissolve as a corporation;
o    wind up our business affairs;
o    liquidate our remaining assets;
o pay or attempt to adequately provide for the payment of all of our known obligations and liabilities;
o    establish  a  contingency   reserve  designed  to  satisfy  any  additional
     liabilities; and
o    make distributions to our stockholders of available liquidation proceeds.


See "Proposal No. 3 - Principal Provisions of the Plan of Liquidation and Dissolution".


What will happen if the Plan of Liquidation and Dissolution are not approved?

     If our stockholders do not approve the Plan of Liquidation and Dissolution, our board of directors will continue to manage Colonial as a publicly owned corporation and will explore what, if any, alternatives are then available for the future of our business, taking into account, among other factors, whether our stockholders approve the Corporate Trust Sale and the Wealth Management Sale. If our stockholders do not approve the proposed Plan of Liquidation and Dissolution, we may nonetheless pay all or a portion of the proceeds from any asset sales that are approved by stockholders and consummated to our stockholders as a special cash dividend. See "Additional Information About the Proposals - Effect of Stockholders' Votes on the Proposals".


When will stockholders receive payment of any available liquidation proceeds?

     If our stockholders approve the Plan of Liquidation and Dissolution, we currently anticipate making an initial distribution to our stockholders within approximately 60 days following stockholder approval. Thereafter, we will distribute available liquidation proceeds to our stockholders as our board of directors deems appropriate. We are currently unable to predict the precise timing of any distributions pursuant to the Plan of Liquidation, although we anticipate that a substantial majority of the liquidation proceeds will be distributed in the initial liquidating distribution. We anticipate that further distributions will be made over a period of five years, although distributions could be made over a longer period of time if unanticipated claims are made against us. The timing of any distributions will be determined by our board of directors and will depend upon a number of factors, including our ability to pay and settle our remaining liabilities and obligations, including contingent claims. See "Proposal No. 3 - Principal Provisions of the Plan of Liquidation and Dissolution".


How much will stockholders receive in the liquidation?

     At this time, we cannot predict with certainty the amount or timing of any liquidating distributions to our stockholders. However, based on information currently available to us, assuming, among other things, no unanticipated actual or contingent liabilities, we estimate that over a period of up to five years, stockholders will receive cash distributions that in the aggregate range from $4.37 to $5.16 per share. Actual distributions could be higher or lower. The amount that we will be able to distribute to our stockholders will depend on the net proceeds after taxes and expenses that we realize from the asset sales. See "Proposal No. 3 - Principal Provisions of the Plan of Liquidation and Dissolution."


Do   directors  and  officers  have  interests  in the Plan of  Liquidation  and
Dissolution that differ from mine?

     In considering the recommendation of our board of directors to approve the Plan of Liquidation and Dissolution, you should be aware that some of our directors and officers might have interests that are different from or in addition to your interests as a stockholder, as summarized above in this General Information section and under "Additional Information About the Proposals - Interests of our Directors and Officers in the Transactions." In addition, we will prepay for up to three years of coverage under our errors and omissions insurance policy, and for up to six years of coverage under our director and officer liability insurance policy for the benefit of our current and former directors and officers, and we will continue to indemnify our directors and officers following our dissolution. See "Additional Information About the Proposals - Interests of our Directors and Officers in the Transactions".


What are the risks of the Plan of Liquidation and Dissolution

     We have set forth certain risks to Colonial of the proposed Plan of Liquidation in this proxy statement. See "Risk Factors - Risks Associated with the Plan of Liquidation and Dissolution".


What are the tax consequences of the liquidation?

     We will recognize gain or loss with respect to the sale of our assets in an amount equal to the difference between the fair market value of the consideration received for each asset and our adjusted tax basis in the asset sold. Upon the distribution of any non-cash assets to our stockholders pursuant to the Plan of Liquidation, we will recognize gain or loss as if such asset were sold to the stockholders at its fair market value.

     As a result of our liquidation, for federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the aggregate fair market value of any property distributed to them (including each stockholder's Note Interest), and (2) their tax basis for their shares of our stock. A stockholder's tax basis in the stockholder's shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect to the shares. Any loss generally will be recognized when the initial distribution from us has been received (except as to the single remaining stockholder after the reverse split to be undertaken in connection with liquidation).

     For a brief summary of the material federal income tax consequences of the Plan of Liquidation, see "Proposal No. 3 - Material Federal Income Tax Consequences of the Plan of Liquidation." Tax consequences to stockholders may differ depending on their circumstances. You should consult your tax advisor as to the tax effect of your particular circumstances.

Other Information


Do I have dissenters' appraisal rights?

     Under Arizona law, stockholders have dissenters' appraisal rights in connection with the reverse stock split contemplated under the Plan of Liquidation. It is important to follow the procedures set forth in section entitled "Other Information About the Proposals - Appraisal Rights" and as set forth in Appendix B. Any stockholder who wishes to dissent from Proposal No. 3 and exercise appraisal rights, but who fails to follow the procedures outlined in this proxy statement and in Appendix B, will not be entitled to payment for his or her shares under Arizona's appraisal rights statutes. See "Additional Information About the Proposals - Appraisal Rights".


How may I vote if my shares are registered in my name?

     You may vote your shares at the Special Meeting by written proxy or in person.

     To vote by written proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the Special Meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the Special Meeting, including at any adjournment of the Special Meeting, in the manner you specify in the proxy card. If you complete the proxy card but do not provide voting instructions, then the designated persons will vote your shares FOR the approval of the sale of our Corporate Trust business, FOR the approval of the sale of our Wealth Management business, and FOR the approval and adoption of the Plan of Liquidation, including the amendment of our Articles of Incorporation to effect the 1 for 35,032 reverse stock split for purposes of making liquidating distributions, and the approval of our dissolution. To vote in person, you must attend the Special Meeting, and then complete and submit the ballot provided at the Special Meeting.


How may I vote if my shares are held in "street name?"

     If the shares you own are held in "street name" by a bank or brokerage firm, the nominee of your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm.

     If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. If you do not give instructions to your bank or brokerage firm, your bank or brokerage firm will not be permitted to vote your shares with respect to the approval of the Corporate Trust Sale, the Wealth Management Sale, or the Plan of Liquidation and Dissolution.

     If you wish to attend the Special Meeting in person to vote your shares held in street name, you will need to obtain a proxy card from the holder of record (i.e., the nominee of your brokerage firm or bank).

Can I change my vote after I submit my proxy?

     Yes, you may revoke your proxy and change your vote by:

o    sending us another signed proxy with a later date;
o giving written notice of the revocation of your proxy to our Secretary prior to the Special Meeting; or
o    voting in person at the Special Meeting.


How many shares must be present to hold the Special Meeting?

     A quorum must be present at the Special Meeting on a matter for a vote to be taken on the matter. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote on a matter will constitute a quorum with respect to that matter. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Special Meeting on all matters.


What if a quorum is not present at the Special Meeting, or we do not obtain the required vote for approval of a proposal?

     If a quorum is not present at the Special Meeting with respect to a matter or we do not obtain the required vote for approval of a matter, we expect to adjourn the Special Meeting in order to solicit additional proxies with respect to that matter.

How will votes be counted?

     Each share of common stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if the holder of the shares abstains from voting on a particular matter or the shares are broker non-votes. Accordingly, withheld shares, abstentions and broker non-votes will have the effect of a vote against the proposal to approve the Corporate Trust Sale, the proposal to approve the Wealth Management Sale and the proposal to approve the Plan of Liquidation and Dissolution.


Can I still sell my shares?

     Yes, you may sell your shares at this time, but it may be difficult or impossible to sell your shares in the near future. If the Plan of Liquidation is approved, we expect to close our stock transfer books and prohibit transfers of record ownership of our common stock approximately 20 days following the consummation of the Corporate Trust Sale and the Wealth Management Sale. In addition, the Company's common stock is not listed on the Nasdaq Stock Market ("Nasdaq") or on any national or regional securities exchange, and there is no established trading market for the Company's common stock. Although we have typically attempted to match stockholders who wish to sell their shares of common stock with persons who wish to buy such shares, annual trading volume in the Company's common stock has averaged only approximately 16,700 shares in the last two years. Therefore, a stockholder who owns a substantial number of shares of Company common stock will likely be unable to sell his shares in a short period of time should he or she need or wish to do so. See "Information About the Special Meeting - Where to Find Additional Information".


When and how will stockholders receive information about Colonial during the liquidation period?

     Following our dissolution, while we intend to cease filing reports such as Forms 10-KSB and 10-QSB with the SEC, we may continue to file reports on Form 8-K to disclose material events relating to our liquidation. Stockholders will be able to access these reports on the SEC's Web site. See "Information About the Special Meeting - Where to Find Additional Information".

What do I need to do now?

     After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares are represented at the Special Meeting. A majority of shares entitled to vote must be represented at the Special Meeting to enable us to conduct business at the Special Meeting.

                                  RISK FACTORS


Risks Related to the Corporate Trust Sale and the Wealth Management Sale

     There are many factors that stockholders should consider when deciding to vote to approve the Corporate Trust Sale and the Wealth Management Sale, including the following factors:


If the Asset Sales are not completed as expected, our business could be materially disrupted.

     If we are unable to close either of the Asset Sales, including as a result of our failure to obtain the approval of our stockholders, our business could be materially disrupted. This disruption could be caused by confusion among our customers, industry partners and employees as to our future plans with respect to our operating businesses. We have already announced both proposed Asset Sales by, among other things, filing Form 8-K's with respect to both of the Asset Sales with the SEC. Any failure to consummate either Asset Sale could have a material adverse effect on our sales and operating results and our ability to attract and retain customers, industry partners and key personnel. In addition, we will have to pay for our costs related to each of the Asset Sales, such as legal, accounting and financial advisory fees, even if they are not completed.


Management believes that our Corporate Trust business is subject to adverse long-term trends, and that our Wealth Management business is facing and is likely to continue to face increased competition in the future.

     Our management believes that our Corporate Trust business is subject to adverse long-term trends, including that we are facing increased competition
from  traditional   lenders  and  other  financing  sources  that  are  offering traditional loans to non-profit entities as an alternative to the bond financings which generate the overwhelming majority of the income from our Corporate Trust business. This has negatively impacted the results of operations of our Corporate Trust business, and management believes our Corporate Trust business will continue to be negatively impacted in the foreseeable future. Additionally, our management believes that we are facing and are likely to continue to face increased competition in our Wealth Management Group business from competitors who have significantly greater financial and other resources than we do.


Because our stockholders will not receive stock in either the Corporate Trust Sale or the Wealth Management Sale, our stockholders will not participate in the potential future growth of our Corporate Trust or Wealth Management businesses.

     The purchase prices in the Corporate Trust Sale Agreement and the Wealth Management Sale Agreement consist entirely of cash. As a result, our stockholders will not participate in the expected synergies between our Corporate Trust business and Happy State Bank or between our Wealth Management business and Dubuque Bank and Trust Company/Arizona Bank & Trust. Our stockholders will lose the opportunity to capitalize on the potential future growth of our operating businesses and on their potential future success and profits.

The termination fees and restrictions on solicitation contained in the Corporate Trust Sale Agreement and the Wealth Management Sale Agreement may discourage other potential purchasers from trying to acquire either of our operating businesses.

     The Corporate Trust Sale Agreement obligates us to pay Happy State Bank a termination fee of $250,000 under certain circumstances, including where our board of directors withdraws its recommendation in favor of the Corporate Trust Sale or where we terminate the Corporate Trust Sale Agreement to pursue a superior offer. The Wealth Management Sale Agreement obligates us to pay Dubuque Bank and Trust an amount equal to Dubuque's costs and expenses in the transaction (not to exceed $100,000) in the event we or Dubuque terminate the Wealth Management Sale Agreement because our stockholders have failed to approve the Wealth Management Sale by September 30, 2004. An additional fee of $200,000 would be required from us if our stockholders do not approve the Agreement and within eighteen months thereafter we sell Colonial or the Wealth Management business. These obligations would make it more costly for other potential purchasers to acquire us or our operating businesses. The Corporate Trust Sale Agreement also generally prohibits us from soliciting, initiating, encouraging or facilitating any proposals that may lead to a proposal or offer for a merger or other business combination with any person other than Happy State Bank.


Our directors and executive officers may have interests that are different from, or in addition to, those of our stockholders generally.

     You should be aware of interests of, and the benefits available to, our directors and executive officers when considering the recommendation of our board of directors of the Corporate Trust Sale and the Wealth Management Sale. Our directors and executive officers have interests in the Asset Sales that are in addition to, or different from, their interests as stockholders. In connection with the Asset Sales, or upon termination of employment following the Asset Sales, certain of our officers are entitled to receive bonus or other payments. Moreover, certain of our management will become employees of Happy State Bank or Arizona Bank & Trust following completion of the Asset Sales. Additionally, Gerald G. Morgan, a member of our board of directors, is a member of the law firm of Burdett, Morgan, Williamson & Boykin LLP of Amarillo, Texas; Mr. Tom Burdett, also a member of Burdett, Morgan, Williamson & Boykin, is a member of the board of directors of Happy Bancshares, Inc., the parent of Happy State Bank, and Burdett, Morgan, Williamson & Boykin provides legal services (unrelated to the Corporate Trust Sale) to Happy Bancshares, Inc. and Happy State Bank. For a more detailed discussion of the interests of our directors and management, see "Additional Information About the Transactions - Interests of our Directors and Officers in the Transactions."


Risks Related to the Plan of Liquidation and Dissolution

     There are many factors that stockholders should consider when deciding whether to vote to approve the Plan of Liquidation and Dissolution, including the following factors:


Our future plans would be uncertain if our stockholders failed to approve the Plan of Liquidation and Dissolution.

     The Plan of Liquidation and Dissolution is dependent upon approval by our stockholders holding at least a majority of our outstanding shares. If our stockholders approve the Corporate Trust Sale and the Wealth Management Sale but not the Plan of Liquidation and Dissolution, we will not have any business and will consider other alternatives, such as using our available cash to acquire other companies or businesses.


Our anticipated timing of the liquidation and dissolution may not be achieved.

     If our stockholders approve the Plan of Liquidation and Dissolution and the Corporate Trust Sale and Wealth Management Sale are subsequently consummated, we intend to file articles of dissolution with the Secretary of State of the State of Arizona after the closing of such Sales. Although we anticipate that we will make an initial distribution to stockholders within approximately 60 days following the Special Meeting, there are a number of factors that could delay our anticipated timetable, including the following:

o    delays in consummating  the Corporate  Trust Sale or the Wealth  Management
     Sale;
o    legal, regulatory or administrative delays;
o    lawsuits or other claims asserted against us; and
o    delays in settling our remaining obligations.


We  cannot  determine  with  certainty  the  amount  of  the   distributions  to
stockholders.

     We cannot determine at this time the amount of distributions to our stockholders pursuant to the Plan of Liquidation. This determination depends on a variety of factors, including, but not limited to, the consummation of the Corporate Trust Sale and the Wealth Management Sale, the actual proceeds received from those asset sales, taxes we incur as a result of those asset sales, expenses we incur in connection with those asset sales, the amount required to settle known and unknown debts and liabilities and other contingent liabilities, the net proceeds, if any, from the sale of our remaining assets, and other factors. Examples of uncertainties that could reduce the value of or eliminate distributions to our stockholders include unanticipated costs relating to:

o the defense, satisfaction or settlement of lawsuits or other claims that may be made or threatened against us in the future; and
o delays in our liquidation and dissolution, including due to our inability to settle claims.

As a result, we cannot determine with certainty the amount of distributions to our stockholders.


We may not be able to settle all of our obligations to creditors.

     We have current and future obligations to creditors. Our estimated distribution to stockholders takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the wind-down process, we will attempt to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amount we have estimated for purposes of calculating the likely distribution to stockholders. If we are unable to reach an agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Amounts required to settle obligations or defend lawsuits in excess of the amounts estimated by us will reduce the amount of remaining capital available for distribution to stockholders.


Our stockholders may be liable to our creditors for an amount up to the amount distributed by us if our reserves for payments to creditors are inadequate.

     If our stockholders approve the Plan of Liquidation and Dissolution, the Corporate Trust Sale and the Wealth Management Sale are consummated, and our board of directors determines to proceed with our liquidation and dissolution, articles of dissolution will be filed with the Arizona Corporation Commission dissolving Colonial. After the dissolution becomes effective, we will continue to exist only for the purpose of prosecuting and defending suits against us and enabling us to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. Under applicable Arizona law, stockholders could be held liable for payment to our creditors up to the amount distributed to such stockholder in the liquidation.

Accordingly, in such event, a stockholder could be required to return all distributions previously made to such stockholder pursuant to the Plan of Liquidation and could receive nothing from us under the Plan of Liquidation. Moreover, in the event a stockholder has paid taxes on amounts previously received by the stockholder, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. We have not engaged an appraisal firm to render an opinion to our board of directors as to whether we would be rendered insolvent as a result of the initial liquidating distribution or subsequent liquidating distributions. For these purposes, insolvency means that immediately prior to making a distribution to our stockholders, as described herein, and after giving effect to all such distributions (a) the fair saleable value of our assets is less than our probable liabilities, including disputed, unliquidated and contingent liabilities or (b) we are not able to pay or will not be able to pay our liabilities, as they are projected to become due. Although we anticipate that our board would not authorize a distribution in excess of an amount that would result in our being insolvent as a result of our distributions, we cannot assure you that the contingency reserve established by us will be adequate to cover all expense and liabilities.


It may become difficult or impossible for stockholders to trade their shares.

     If the Plan of Liquidation is approved, we expect to close our stock transfer books and prohibit transfers of record ownership of our common stock upon our dissolution, which would make it more difficult or impossible for a stockholder to sell our shares and could result in a decrease in the value of our stock.

                      INFORMATION ABOUT THE SPECIAL MEETING

Where to Find Additional Information

     Colonial files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports, statements or other information that Colonial files at the SEC's public reference room at the following location:

                              Public Reference Room
                        450 Fifth Street, N.W., Room 1024
                             Washington, D.C. 20549

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Colonial's SEC filings are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at www.sec.gov.

     Certain documents referred to in this proxy statement have been filed separately with the SEC. Specifically, this proxy statement contains references to the following documents, which we have previously filed with the SEC:

Form                               Title                              Date Filed
---------- --------------------------------------------------  -----------------
---------- --------------------------------------------------  -----------------
8-K        Purchase and Assumption Agreement between Colonial
                and Happy State Bank                            January 28, 2004

8-K        Purchase and Assumption Agreement between Colonial,
                Heartland  Financial USA, Inc. and Dubuque
                Bank and Trust Company                            April 28, 2004


8-K        Addendum to Purchase and Assumption Agreement
                between Colonial, Heartland Financial USA,
                Inc.,  Dubuque Bank and Trust Company and
                Arizona Bank & Trust                              April 28, 2004

8-K        First Amendment to Purchase and Assumption
                Agreement between Colonial and Happy State Bank    June __, 2004

---------- --------------------------------------------------  -----------------

     You may obtain any of the documents listed above through the SEC or the SEC's website, provided above. You may also obtain the documents listed above from us without charge through our website at www.colonialtrust.com, or by requesting them in writing at the following address:

                             Colonial Trust Company
                               5336 N. 19th Avenue
                             Phoenix, Arizona 85015
                              Attention: Secretary

     If you would like to request documents from us, please do so by July 30, 2004, to receive them before the Special Meeting.

     You should rely only on the information contained in this proxy statement to vote on the proposals. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 23, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.


Matters to be Considered at the Special Meeting

     At the Special  Meeting,  stockholders  will consider and vote on proposals
(1) to approve the sale of our Corporate Trust business to Happy State Bank pursuant to the Corporate Trust Sale Agreement, (2) to approve the sale of our Wealth Management business to Dubuque Bank and Trust/Arizona Bank & Trust pursuant to the Wealth Management Sale Agreement, (3) to approve and adopt our Plan of Liquidation and Dissolution, attached as Appendix A, which includes amendment of our Articles of Incorporation to effect a 1 for 35,032 reverse stock split for purposes of making liquidating distributions to our stockholders, and our dissolution; and (4) to consider and vote upon the adjournment of the Special Meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of any or all of the above matters presented at the Special Meeting to approve those matters.


Record Date and Outstanding Shares of Common Stock

     The record date for the determination of stockholders entitled to notice of and to vote at the special meeting is July 19, 2004. At the close of business on the record date there were issued, outstanding and entitled to vote an aggregate of 775,843 shares of our no par value common stock.


Voting and Votes Required; Adjournment

     Each share of our common stock is entitled to one vote. All proxies will be voted in accordance with the stockholders' instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the Corporate Trust Sale, the Wealth Management Sale, and the Plan of Liquidation and Dissolution.

     A stockholder may revoke any proxy at any time before it is exercised by delivery of written revocation to the Secretary of Colonial or by voting in person at the Special Meeting. A stockholder may also change a vote by signing another proxy with a later date. Attendance at the Special Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Special Meeting that the stockholder intends to revoke the proxy and vote in person.

     The affirmative vote of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote thereon is required to approve Proposals Nos. 1, 2 and 3.

     The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting is required to approve the adjournment of the Meeting to a later date, if necessary, to solicit additional proxies (Proposal No. 4). The most likely reason for adjournment would be to solicit additional proxies to approve any or all of Proposal Nos. 1, 2 and 3 if fewer shares are voted in favor of the proposal than are required to approve the proposal. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting with respect to any matter being considered at the reconvened Meeting, except for any proxies properly changed or revoked.

     With respect to any other matter properly presented at the Special Meeting, the persons named in the proxy will be authorized to vote, or otherwise act, in accordance with their judgment on such matter. There are no voting agreements with respect to any matter to be voted upon at the Special Meeting.


Quorum

     Under our bylaws, the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Shares of common stock present in person or represented by proxy, including shares that abstain, represent broker non-votes or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present.


Abstentions and Broker Non-Votes

     Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have the effect of a vote against the proposals. Abstentions and broker non-votes will have no effect on any vote to adjourn the meeting to a later date, if necessary, to solicit additional proxies.


Shares Owned and Voted by our Directors and Executive Officers

     At the close of business on July 19, 2004, the record date for the special meeting, our directors and executive officers and certain of their affiliates beneficially owned, in the aggregate, 183,823 shares (or 23.7%) of the shares of our outstanding common stock. See "Security Ownership of Certain Beneficial Owners and Management". All of these parties have informed the Company that they intend to vote in favor of Proposal Nos. 1, 2, 3 and 4 to be considered at the Special Meeting. See "Security Ownership of Certain Beneficial Owners and Management."


Recommendation of the Board of Directors

     After careful consideration, our board of directors has approved the Corporate Trust Sale and recommends that you vote FOR the approval of the Corporate Trust Sale. See "Proposal No. 1". After careful consideration, our board of directors has approved the Wealth Management Sale and recommends that you vote FOR the approval of the Wealth Management Sale. See "Proposal No. 2". After careful consideration, our board of directors has approved the Plan of Liquidation and Dissolution and recommends that you vote FOR the approval and adoption of the Plan of Liquidation and Dissolution. See "Proposal No. 3". After careful consideration, our board of directors recommends that you vote FOR Proposal No. 4. See "Proposal No. 4".

     In considering such recommendations, you should be aware that some of our officers and directors have interests in the Corporate Trust Sale, the Wealth Management Sale and the Plan of Liquidation that are different from, or in addition to, those of our stockholders generally. See the discussion entitled "Additional Information About the Proposals - Interests of Our Directors and Officers in the Transactions."


Revocability of Proxies

     Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(c) attending the Special Meeting and voting in person, provided that the stockholder notifies the Secretary of the meeting of his or her intention to vote in person at any time prior to the voting of the proxy. In order to vote their shares in person at the Special Meeting, stockholders who own their shares in "street name" must obtain a special proxy card from their broker.


Solicitation

     The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this proxy statement to all stockholders entitled to vote at the Special Meeting. Proxies may be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.


Other Matters

     Our board of directors knows of no other business that will be presented at the Special Meeting. If any other proposal properly comes before the stockholders for a vote at the Special Meeting, the persons named in the proxy card that accompanies this proxy statement will, to the extent permitted by law, vote your shares in accordance with their judgment on such matter.


                             SELECTED FINANCIAL DATA

     The following selected financial data should be read together with our audited financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included in our Annual Report on Form 10-KSB filed on July 15, 2004. The foregoing Form 10-KSB is available through the SEC or the SEC's website at www.sec.gov or from us without charge. See "Information About the Special Meeting - Where to Find Additional Information." Additionally, the audited financial statements and related notes for fiscal years ended March 31, 2004 and 2003 are attached as Appendix D to this proxy statement. Our historical results are not necessarily indicative of our results of operations to be expected in the future.

                                         December 31      March 31
                                                2004          2003
                                         -----------   -----------

Current assets:
   Cash and cash equivalents ........... $   114,132   $   243,048
   Accounts, notes and other
       receivables ......................  1,600,117     1,505,130
 Non-current assets: ....................  1,472,792     1,376,045
                                         -----------   -----------
                                         -----------   -----------

 Total Assets: ..........................  3,187,041     3,124,223

Accounts payable and accrued
  liabilities: ..........................$   352,662   $   305,990


                                         Fiscal Year   Fiscal Year
                                               ended         ended
                                            March 31      March 31
                                                2004          2003


 Gross revenues: ........................$ 4,447,257   $ 4,161,886
 General and administrative expenses: ...  4,435,022     4,041,145
                                         -----------   -----------
                                         -----------   -----------

 Income (Loss) before income taxes
    and extraordinary items: ............    12,235       120,741
 Income (Loss) per share (basic): .......      0.02   $      0.16
 Income (Loss) per share (diluted): .....      0.02   $      0.16

Net Income (Loss): ......................     7,219        75,644
 Net Income (Loss) per share (basic): ...      0.01   $      0.10
 Net Income (Loss) per share (diluted): .$     0.01   $      0.10

 Weighted average shares outstanding
     (basic): ...........................    758,720       743,239
 Weighted average shares outstanding
     (diluted): .........................    760,488       757,322

 Book value per share ...................$      3.73           n/a


                         BACKGROUND OF THE TRANSACTIONS

Background

     Colonial Trust Company was incorporated under the laws of the State of Arizona on August 15, 1989, and commenced business operations on September 11, 1989. From the time of its organization through September 30, 1990, the Company was a wholly-owned subsidiary of Church Loans and Investments Trust, a real estate investment trust located in Amarillo, Texas. On October 1, 1990, all of the capital stock of the Company was distributed to the stockholders of its parent company on the basis of one share of common stock of the Company for each share of our parent company's stock owned on that date.

     The Company is a nondepository trust company that currently has two businesses: Corporate Trust and Wealth Management Group (previously named the Personal Trust division of the Company). The Corporate Trust business provides services including serving as trustee for individual retirement accounts, or IRA's, and trustee for bond offerings of churches and other non-profit organizations. Presently, we are primarily engaged in serving as trustee and paying agent on bond programs of churches and other non-profit organizations. From time to time, we serve as trustee and/or paying agent on bond programs of for-profit organizations. Through its Wealth Management Group business, the Company provides traditional investment management, administration and custodial services for customers with trust assets. This business also serves as trustee or custodian for IRA Accounts ("IRA's").

     Historically, the Company's primary business has been serving as trustee and paying agent for bond offerings of churches and other non-profit organizations. The majority of these bonds are sold by broker/dealers in offerings that are exempt from registration under federal and state securities laws. In its capacity as trustee for bond offerings of non-profit organizations, the Company receives proceeds from the sale of the bonds and distributes those proceeds according to the purposes of the bond offering. The Company invests such proceeds in U.S. Treasury Obligation Money Market Mutual Funds according to the terms of the Company's investment policy and the applicable trust indenture. In its capacity as paying agent, the Company also receives periodic sinking fund payments (payments of principal and interest on the bonds by the non-profit organizations, typically made on a weekly basis) and distributes the sinking fund payments to bondholders pursuant to a trust indenture between the Company and the non-profit organization. In instances in which a bondholder has transferred ownership of a bond for which the Company is serving as paying agent, the Company serves as transfer agent and effects the transfer of such bond between the former and current bondholder. If the non-profit organization defaults under the terms of the trust indenture, the Company forecloses on the property securing the payment of the bonds (typically real estate and related improvements owned by the non-profit organization, such as a church), attempts to sell the property, and thereafter distributes the proceeds (if any) received from the foreclosure sale to bondholders.

     The Company also serves as trustee for IRA's. As trustee, the Company receives all contributions to these accounts, invests the contributions as directed by the account participant and distributes the funds of the accounts pursuant to the terms of each individual account. The majority of the IRA's serviced by the Company have been originated by the broker/dealers who originate the bond offerings for which the Company serves as trustee and paying agent. Currently, there are a limited number of IRA trustees who allow church bonds as an investment in their IRA's. The Company has been able to grow its IRA servicing business primarily through marketing efforts directed at the broker/dealers with whom the Company has a bond servicing relationship and to a lesser extent through marketing efforts directed at non-profit organizations.

     The Wealth Management Group business provides traditional investment management, administration and custodial services for customers with assets (cash, securities, real estate or other assets) held in trust or in an investment agency account. It also serves as custodian for self-directed IRA's and trustee for managed IRA's.


Purposes of and Reasons for the Transactions

     Having assessed our ability to develop our two operating businesses, we determined that it would be preferable not to continue operations based on a number of factors, including the likelihood that we would continue to incur significant regulatory expenditures as a result of our status as a public-reporting company that files public reports with the SEC, the existence of competitors in our industry with greater resources at their disposal, adverse long-term trends in our businesses, and the fact that even if successful, the realization of significant profits was uncertain and could take years. Having determined that discontinuing our operations was in the best interests of our stockholders, we further determined that the sale of our operating businesses as independent going concerns was the alternative likely to yield the highest per share value for our stockholders and began searching for potential buyers for our operating businesses.

     We have also determined that in recent years, the public marketplace has had less interest in public companies with a small market capitalization and a limited amount of securities available for trading in the public marketplace. Our board of directors believes it is highly speculative whether our common stock would ever achieve significant market value with an active and liquid market. Thus, our board of directors concluded that, in the event the sales of our Corporate Trust and Wealth Management Group businesses were approved by stockholders and subsequently consummated, it would be in the best interest of our stockholders to distribute the net proceeds from those transactions to our stockholders and terminate our status as a public-reporting company, instead of attempting to find other businesses to purchase and maintaining our status as a public-reporting company.

     The purpose of the proposed reverse stock split and liquidation is to cash out the equity interests in the Company of the approximately 1,700 record holders of our common stock at a price determined to be fair by the board of directors. The transactions will allow the Company to reduce the number of stockholders of record to fewer than 300 so as:

o    to permit our stockholders to receive cash for their stock;
o to relieve the Company of the administrative burden and increasing costs associated with filing reports and otherwise complying with the requirements of registration under the Exchange Act by deregistering the Company under the Exchange Act;
o to relieve the Company of the additional cost and investment of management time associated with compliance with the Sarbanes-Oxley Act of 2002 and the related regulations, many of which become effective over the following 12-24 months; and
o to decrease the expense and burden of communicating with the Company's high number of stockholders holding small positions in the Company's stock.

     The Company incurs direct and indirect costs associated with compliance with the SEC's filing and reporting requirements imposed on public companies, costs which we expect will only increase in the near future. The Company also incurs substantial indirect costs as a result of, among other things, the executive time spent to prepare and review such filings. Since the Company has relatively few executive personnel, these indirect costs can be substantial. The Company's annual direct and indirect costs related to being a public company are estimated at $168,000, and include the following:

                               Public Company Expense                       Cost
         --------------------------------------------------- -------------------
         --------------------------------------------------- -------------------

                                                 Audit                  $ 56,000
                      Quarterly reviews by accountants                    22,600
                                        Legal SEC work                    33,000
                                         Director fees                    20,400
                                   Annual Report costs                    16,000
                        Director and officer insurance                    20,000

                                                     TOTAL:            $ 168,000
         --------------------------------------------------- -------------------

     The principal advantages to the Company of remaining a public company include the potential to raise capital through the sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for any such acquisition. As a practical matter, capital from the public market has not been, and is not expected to be, available to the Company. Furthermore, the Company has no plans to acquire other businesses, and the Company believes that the illiquid nature of the Company's common stock makes such common stock relatively unattractive as consideration to a potential seller. Accordingly, the board believes that any advantages of remaining a public company are outweighed by the disadvantages.


Past Contacts and Negotiations

     In May 2002, we were contacted concerning the potential purchase or merger of Colonial by an investment group represented by Randall K. Barton. Mr. Barton was a former Colonial Board member who resigned in December 2002. Although the investment group ultimately elected not to pursue a combination with Colonial, our board decided to consider other potential combinations.

     At a board meeting on February 5, 2003, it was suggested that one of our directors make contact with Happy State Bank representatives. As a result of a meeting on February 27, 2003, between Gerald G. Morgan of Colonial and certain representatives of Happy State Bank, including Pat Hickman, Tom Burdett and Kelly Forehand, Happy State Bank decided to pursue negotiations for the purchase of Colonial. By March 15, 2003, a confidentiality agreement had been executed by both parties and a due diligence trip had been planned for March 27 and March 28, 2003, at which Pat Hickman, David Norris and Kelly Forehand of Happy State Bank met with John Johnson, Cecil Glovier and Bruce Mitchell of Colonial. Prior to the due diligence trip, the parties exchanged certain financial information.

     On  April  3,  2003,  a  board   meeting  was  held  at  which,   following
consideration of Willamette & Associates, Bank Advisory Group and Peacock, Hislop, Staley & Given as potential financial advisors, Bank Advisory Group was chosen to prepare a valuation of Colonial for Colonial's board of directors. Bank Advisory Group was subsequently engaged to provide such a valuation. See also "Additional Information About the Proposals - Opinions of Bank Advisory Group".

     Throughout April and May 2003, we continued providing due diligence information to Happy State Bank and Bank Advisory Group, and representatives from Colonial and Bank Advisory Group participated in numerous telephonic discussions relating to the valuation of Colonial.

     In May 2003, AMG Guaranty Trust, through David Wright, its Vice President, contacted John Johnson of Colonial by telephone concerning the potential purchase of Colonial. By June 24, 2003, a confidentiality agreement had been executed by both parties.

     On June 10, 2003, Bank Advisory Group delivered its valuation to Colonial. Colonial subsequently engaged in telephonic discussions and e-mail correspondence with Happy State Bank concerning a potential purchase of all of Colonial's businesses, including telephone conversations on June 12 and June 27, 2003, between John Johnson of Colonial and Pat Hickman of Happy State Bank. Colonial also had a board meeting via telephone conference call on June 16, 2003 to discuss the status of discussions with Happy State Bank and AMG Guaranty Trust. At a board meeting held on June 30, 2003, the board also engaged in extensive discussions about the possibility of taking Colonial private, and the means by which a going private transaction could potentially be effectuated.

     Through the summer and fall of 2003, representatives of AMG traveled to Phoenix to conduct due diligence. Specifically, on June 25, 2003, John Johnson and Bruce Mitchell of Colonial met with Earl Wright, the President and Chief Executive Officer of AMG, and David Wright of AMG, and on October 16, 2003, John Johnson and Bruce Mitchell met with Earl Wright, David Wright, Sheryl Bollinger, AMG's vice-president and General Counsel, and Michael Bergmann, AMG's Senior Executive Vice President.

     On July 28, 2003, Gerald G. Morgan of Colonial and Pat Hickman of Happy State Bank met to discuss the divergence in Colonial's and Happy State Bank's valuation analyses and the potential continuation of the negotiations between Colonial and Happy State Bank. On August 12, 2003, Pat Hickman, Joe Horn, Erin Viermann and Kelly Forehand of Happy State Bank participated in a Colonial board meeting and indicated that Happy State Bank was still interested in an acquisition of Colonial, but only in connection with Colonial's Corporate Trust business, and only under certain conditions relating to relocation of Colonial's operations and retention of certain key employees. The Colonial board invited Happy State Bank to complete its due diligence and extend any offer Happy State Bank was interested in making to Colonial. From September 2 - 4, 2003, representatives of Happy State Bank, including Pat Hickman, Erin Viermann, Kathy McKaskle, Jason James and Mozelle Hedrick, conducted due diligence in Phoenix.

     At a board meeting on September 15, 2003, the board decided to pursue negotiations with AMG Guaranty Trust for the sale of Colonial, or, alternatively, for the sale of Colonial's Wealth Management business, and to continue negotiations with Happy State Bank concerning the sale of the Corporate Trust Business. Negotiations with both Happy State Bank and AMG Guaranty Trust continued through the end of September 2003.

     At a board meeting held on October 2, 2003, the board considered the preliminary proposals received from AMG Guaranty Trust and Happy State Bank for the purchase of the Wealth Management and Corporate Trust businesses, respectively. The board subsequently determined to engage Bank Advisory Group to advise it concerning these proposals and any other proposals received by the Company and to provide a fairness opinion in the event the board determined to proceed with transactions for the sale of the Corporate Trust and Wealth Management Group businesses. On October 30, 2003, Bruce Mitchell and Patricia Heitter of Colonial traveled to the AMG headquarters in Denver to meet with AMG principals, including Earl Wright, David Wright, Sheryl Bollinger and Michael Bergmann.

     At a board meeting held on November 10, 2003, the board considered and approved an engagement letter from Bank Advisory Group to provide advisory services to the Company and to provide a fairness opinion concerning the distributions Colonial's stockholders would receive in the event the Company sold its Corporate Trust and Wealth Management Group businesses and distributed its available cash to its stockholders in a liquidation.

     Throughout the remainder of October 2003 and through and including the signing of the definitive Corporate Trust Sale Agreement on December 30, 2003, the board and Colonial's senior management held numerous conversations, received and revised drafts of such Agreement and related agreements with Happy State Bank, and negotiated various terms of the transaction and provisions of the agreements with Happy State Bank. This process involved representatives of Burdett, Morgan, Williamson & Boykin LLP and Squire, Sanders & Dempsey L.L.P., Colonial's legal counsel, Jenkins & Gilchrist, Happy State Bank's legal counsel, and Bank Advisory Group, Colonial's financial advisor.

     On December 5, 2003, John Johnson of Colonial and William F. Frank, President of Arizona Bank and Trust met to discuss the potential interest of Arizona Bank and Trust's parent company, Heartland Financial USA, in purchasing Colonial's Wealth Management business.

     On December 26, 2003, in a series of e-mail communications, the board approved the Corporate Trust Sale Agreement with Happy State Bank and authorized John Johnson to execute the agreement on behalf of Colonial. On December 30, 2003, the Corporate Trust Sale Agreement was executed. On February 3, 2004, the board ratified its earlier approval of the Corporate Trust Sale Agreement with Happy State Bank and John Johnson's execution of this Sale Agreement on behalf of Colonial.

     On Friday, January 2, 2004, John Johnson met with Gary Dorris, President of First National Bank of Arizona, Kari Dorris, Executive Director of First National Financial Advisors and Pat Lamb, First National Bank of Arizona General Counsel. During this meeting, the First National Bank representatives expressed their interest in purchasing the Wealth Management business.

     On January 6-8, 2004, representatives of AMG Guaranty Trust, including David Wright, Michael Bergmann and Greg Greene, Vice President and Chief
Financial Officer, arrived in Phoenix to conduct additional due diligence concerning our Wealth Management business. At a board meeting on January 8, 2004, the board discussed the various parties who had expressed an interest in purchasing the Wealth Management business and imposed on all prospective purchasers a January 21, 2004 deadline to submit offers.

     Throughout  January  2004,  various   prospective   purchasers,   including
Heartland Financial USA, Inc. and First National Bank of Arizona, performed on-site due diligence, as follows: (1) on January 8, 2004, Bruce Mitchell of Colonial met with Kari Dorris, Steve Curley and Steve Austin with First National Bank of Arizona, who reviewed financial reports and conducted initial due diligence on Colonial's fiduciary accounts; (2) on January 9, 2004, Bruce Mitchell participated in a conference call with Heartland Financial officials including Paul Peckosh, Senior Vice President, Mel Miller, Senior Vice President and Chief Investment Officer, and Bruce Rehmke, Vice President, to generally discuss the Wealth Management business; (3) on January 12, 2004, Bruce Mitchell again met with Gary Dorris, Kathryn Chryst, Vice President of Human Resources, and Kari Dorris of First National Bank to discuss various operational issues; and (4) on January 20, 2004, representatives of Heartland Financial, including Paul Peckosh, Mel Miller, Bruce Rehmke, Janet Quick, Vice President of Finance, and Polly Hauser, Trust Officer, traveled to Phoenix to conduct due diligence. Prospective purchasers included:

o    TCI Holdings (the parent company of Trust Company of Illinois);
o    Wedbush Morgan Securities;
o    Heartland Trust Company (Fargo, ND);
o    First National Bank of Arizona;
o    Midwest Trust Company;
o    Heartland Financial USA, Inc. (Dubuque, Iowa);
o    Administaff; and
o    AMG Guaranty Trust.

     On or prior to its board meeting on January 21, 2004, the board received four offers for our Wealth Management business. These offers were from First National Bank of Arizona, Midwest Trust Company, Heartland Financial USA, Inc./Dubuque Bank and Trust Company, and AMG Guaranty Trust. At its January 21, 2004 board meeting, the board considered these four offers. The board voted to tentatively accept the offer submitted by Heartland Financial USA/Dubuque Bank and Trust Company, as it reflected a higher multiple of earnings than the other bidders, and to attempt to negotiate a definitive purchase agreement with Heartland Financial USA/Dubuque Bank and Trust Company containing terms acceptable to Colonial's board.

     Throughout the remainder of January 2004 and through and including the signing of the definitive purchase agreement with Heartland Financial USA on March 26, 2004, members of the management of Colonial held various meetings with representatives of Arizona Bank & Trust in the furtherance of consummating the Wealth Management Sale, as follows: (1) on January 28, 2004, Bruce Mitchell and numerous staff members of Colonial met with various representatives of Arizona Bank & Trust, including Paul Peckosh, Executive Vice President - Trusts, Bruce Rehmke, Vice President, Time Britfelder, Vice President and Nancy Wilson, Vice President - Human Resources, to perform due diligence; (2) on various dates between February 10, 2004 and March 8, 2004, Bruce Mitchell of Colonial met with Paul Peckosh of Heartland Financial USA and William Frank of Arizona Bank & Trust to discuss possible sites for the relocation of the Wealth Management business and progress on the Wealth Management Sale Agreement; and (3) the board and senior management of Colonial held numerous conversations, reviewed and revised drafts of the Wealth Management Sale Agreement and related agreements, and negotiated various terms of the transaction and provisions of the agreements with Heartland Financial USA/Dubuque Bank and Trust Company. This process involved representatives of Burdett, Morgan, Williamson & Boykin LLP and Squire, Sanders & Dempsey L.L.P., Colonial's legal counsel, Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, legal counsel for Heartland Financial USA/Dubuque Bank and Trust Company, and Bank Advisory Group, Colonial's financial advisor.

     At a board meeting on March 12, 2004, the board approved the sale of the Wealth Management business pursuant to the terms of the Wealth Management Sale Agreement between Colonial, Dubuque Bank and Trust Company and Heartland Financial USA, and directed that John Johnson execute the Agreement on behalf of Colonial.

     On May 4, 2004, Bank Advisory Group presented its opinion, that, as of the date of its opinion and based on the matters considered and subject to the assumptions, conditions and qualifications set forth in the written opinion, the consideration to be received by our stockholders under the Plan of Liquidation and Dissolution was financially fair and equitable to our unaffiliated stockholders. On July 15, 2004, Bank Advisory Group provided the Company with a letter affirming the analyses and conclusions set forth in its May 4, 2004 opinion. See "Additional Information About the Proposals - Opinion of Bank Advisory Group".

     On May 4, 2004, at a board meeting, our board of directors adopted a Plan of Liquidation and Dissolution of Colonial. The Plan of Liquidation and Dissolution is subject to stockholder approval of both the Corporate Trust Sale and the Wealth Management Sale and the subsequent consummation both of such Sales. See "Proposal No. 3 - Approval of Plan of Liquidation and Dissolution."

               SALE OF THE ASSETS OF THE CORPORATE TRUST BUSINESS
                                (Proposal No. 1)

     Our board of directors is proposing the Corporate Trust Sale pursuant to the terms of the Corporate Trust Sale Agreement for approval by our stockholders at the Special Meeting. The Corporate Trust Sale was approved by our board of directors, subject to stockholder approval, on December 26, 2003, and ratified on February 3, 2004. The Corporate Trust Sale Agreement is attached as an exhibit to our Form 8-K filed on January 28, 2004, and the first amendment to the Corporate Trust Sale Agreement is attached as an exhibit to our Form 8-K filed on June 24, 2004. See "Information About the Special Meeting - Where to Find Additional Information." The material terms of the Corporate Trust Sale Agreement are summarized below. This is not a complete summary of the Corporate Trust Sale Agreement and is subject in all respects to the provisions of, and is qualified by reference to, the Corporate Trust Sale Agreement. Stockholders are urged to read the Corporate Trust Sale Agreement in its entirety. Our board of directors recommends a vote FOR the sale of the Corporate Trust business described below.


Background of the Corporate Trust Sale

     For background information, please see "Background of and Reasons for the Proposed Transactions."


Happy State Bank and Happy Bancshares, Inc.

     Happy State Bank, a Texas banking association, is a wholly-owned subsidiary of Happy Bancshares, Inc., a Texas corporation. Happy Bancshares is a registered bank holding company that owns indirectly all the outstanding common stock of Happy State Bank. Happy State Bank is a banking association with trust powers with its principal offices in Happy, Texas.


Description of the Corporate Trust Sale

     General. On December 30, 2003, we entered into a Purchase and Assumption Agreement (the "Corporate Trust Sale Agreement") with Happy State Bank and its parent, Happy Bancshares, Inc., to sell substantially all the assets of our Corporate Trust business to Happy State Bank. On June 22, 2004, we entered into a First Amendment to Purchase and Assumption Agreement. The foregoing Purchase and Assumption Agreement and Fisrt Amendment are collectively referred to as the "Corporate Trust Sale Agreement" in this Proxy Statement.

     Upon the closing of the Corporate Trust Sale, we will assign and Happy State Bank will assume certain obligations associated with the Corporate Trust business, Happy State Bank will be the substitute fiduciary for Colonial on each of Colonial's Corporate Trust accounts, and Colonial will be released from all fiduciary duties with respect to the Corporate Trust business. The Corporate Trust Sale Agreement is anticipated to close on or before September 30, 2004, unless closing is extended by agreement of the parties.

     Assets Transferred and Liabilities Assumed. We are selling and transferring substantially all of the assets of our Corporate Trust business, including without limitation (1) certain accrued fees, receivables, prepaid expenses and rights under contracts of Corporate Trust, (2) all equipment and personal property used in the conduct of the business of Corporate Trust, (3) the real property and facilities located at 5336 N. 19th Avenue, Phoenix, Arizona which comprise Colonial's corporate headquarters, and (4) all furniture and fixtures located on the above-referenced real estate. Happy State Bank has also agreed to assume certain liabilities associated with the Corporate Trust business, including without limitation (1) Corporate Trust's accrued expenses, (2) certain liabilities and obligations with respect to assumed contracts, (3) a prorated portion of the real estate taxes attributable to the real estate being purchased, and (4) liabilities under certain equipment lease agreements, hardware maintenance agreements and other related agreements. Effective upon the closing, and subject to credit checks, Happy State Bank has also agreed to offer employment to all of the current employees of Corporate Trust. Additionally, Mr. John K. Johnson and Cecil Glovier, our President and Chief Operating Officer, respectively, executed employment and non-competition agreements that will be effective at the closing of the Corporate Trust Sale Agreement. It is anticipated that Happy State Bank will operate Corporate Trust from Colonial's current headquarters in Phoenix following the closing.

     Consideration to be received in the Corporate Trust Sale. The purchase price for the Corporate Trust assets will be the sum of: (1) $819,000, representing the agreed-upon value of the real property and improvements being purchased, (2) the aggregate book value of the Corporate Trust assets being purchased, less the book value of the Corporate Trust liabilities being assumed, and (3) $550,000, representing a goodwill premium. The purchase price is subject to adjustment within ten days following the closing date upon Colonial's and Happy State Bank's agreement upon a final settlement statement indicating the final calculation of the aggregate book value of the net assets being purchased and net liabilities being assumed.

     Deliveries at the Closing. Two business days prior to the closing, Colonial will deliver to Happy State Bank a settlement statement and supporting exhibits, indicating the computation of the purchase price. At the closing, Happy State Bank will deliver to Colonial:

o A certificate of a Happy State Bank officer authorizing the transactions contemplated by the Corporate Trust Sale Agreement;
o The purchase price by one or more checks or by one or more deposits into Colonial's account;
o An assumption agreement setting forth the liabilities of the Corporate Trust business to be assumed by Happy State Bank; and
o All other documentation necessary to transfer all of Colonial's interest in the assets of the Corporate Trust business to Happy State Bank.


At the closing, Colonial will deliver to Happy State Bank:

o A certificate of a Colonial officer authorizing the transactions contemplated by the Corporate Trust Sale Agreement;
o The settlement statement, bill of sale, general assignment and associated exhibits and schedules;
o The warranty deed and a title policy covering any and all real estate to be purchased by Happy State Bank;
o An executed power of attorney granting Happy State Bank the authority to carry on the Corporate Trust business after the closing;
o Executed copies of the employment agreements and noncompetition agreements for John K. Johnson and Cecil Glovier; and
o All other documentation necessary to transfer all of Colonial's interest in the assets of the Corporate Trust business to Happy State Bank, including the books and records of the Corporate Trust business.

Use of Proceeds from the Corporate Trust Sale

     We intend to use the proceeds of the Corporate Trust Sale to pay our existing liabilities and to distribute cash available for distribution to our stockholders in connection with our Plan of Liquidation, if approved by our stockholders. The liabilities that we intend to pay with the proceeds of the Corporate Trust Sale include accounts payable, accrued expenses and lease commitments, as well as transaction costs. The transaction costs include fees payable to Bank Advisory Group of up to $24,000, plus approved expenses up to $750. In connection with the Corporate Trust sale, Messrs. Johnson and Glovier will receive change in control payments approximating, in the aggregate, $150,000, the payment of which amount will be in lieu of bonuses to which Messrs. Johnson and Glovier would otherwise have been entitled under their respective employment contracts. In accordance with their respective employment agreements, Messrs. Johnson and Glovier each received bonuses of $6,792 for the fiscal year ended March 31, 2003. Additionally, in the event that Mr. Glovier, our Chief Operating Officer, has his employment terminated by Happy State Bank during the first year of Mr. Glovier's employment by Happy State Bank (other than termination by Happy State Bank for cause, as defined by the parties), we will be obligated to pay Mr. Glovier an amount equal to the difference between $92,882 (Mr. Glovier's current annual base salary) and salary paid by Happy State Bank during Mr. Glovier's employment by Happy State Bank. See "Additional Information About the Proposals - Interests of our Directors and Officers in the Transactions."


Other Material Terms of the Corporate Trust Sale Agreement

     Representations and Warranties. The Corporate Trust Sale Agreement contains customary representations and warranties from us to Happy State Bank relating to, among other things:

o Due organization, good standing, and corporate authority to enter into the Corporate Trust Sale Agreement;
o Impact of consummation of the Corporate Trust Sale on Colonial's charter documents or applicable laws, orders, regulations, agreements or judicial rulings;
o    Compliance with laws and regulations;
o    Proper administration of Colonial's fiduciary accounts;
o    Absence of litigation;
o    Matters  relating  to  contracts,   commitments,  consents  and  regulatory
     approvals;
o Accuracy of financial statements and books and records, and appropriateness of internal accounting controls;
o Matters relating to the financial condition of the Corporate Trust business; and
o    Tax and insurance matters.

     The Corporate Trust Sale Agreement contains customary representations and warranties from Happy State Bank and, where applicable, from Happy State Bank jointly and severally with Happy Bancshares, Inc. to us relating to, among other things:

o Due organization, good standing, and corporate authority to enter into the Corporate Trust Sale Agreement;
o Impact of consummation of the Corporate Trust Sale on either Happy State Bank's or Happy Bancshares, Inc.'s charter documents or applicable laws, orders, regulations, agreements or judicial rulings;
o    Compliance with laws and regulations;
o    Absence of litigation; and
o    Matters relating to contracts, commitments and consents.

     Conditions to the Closing. The closing is scheduled to occur within thirty days after the date of receipt of all necessary regulatory approvals and expiration of all mandatory waiting periods, but is anticipated to occur no later than September 30, 2004 (unless extended by agreement of the parties). The obligation of Happy State Bank to purchase the assets of the Corporate Trust business is subject to the satisfaction prior to the closing of the following conditions:

o We have taken all necessary corporate action to authorize execution, delivery and performance under the Corporate Trust Sale Agreement, and our stockholders have approved the Corporate Trust Sale Agreement;
o No material litigation pertaining to the Corporate Trust Sale has been instituted or threatened;
o The book value of the assets of the Corporate Trust business, excluding the real property assets, is no less than $400,000;
o We have permitted Happy State Bank reasonable access to our books and records;
o    We have obtained all necessary third party consents;
o We have complied with or performed all of our covenants and conditions, and all of our representations and warranties remain true and correct in all material respects;
o All documents to be delivered in connection with the Corporate Trust Sale are satisfactory in all respects to Happy State Bank; and
o    All necessary regulatory approvals have been obtained.

     Our obligation to sell the assets of the Corporate Trust business to Happy State Bank is subject to the satisfaction prior to the closing of the following conditions:

o Happy State Bank has taken all necessary corporate action to authorize execution, delivery and performance under the Corporate Trust Sale Agreement;
     o Our stockholders have approved the Corporate Trust Sale Agreement;
o No material litigation pertaining to the Corporate Trust Sale has been instituted or threatened;
o Happy State Bank has complied with or performed all of its covenants and conditions, and all of its representations and warranties remain true and correct in all material respects;
o All documents to be delivered in connection with the Corporate Trust Sale are satisfactory in all respects to us;
o    All necessary regulatory approvals have been obtained; and
o We have received a fairness opinion from Bank Advisory Group that the terms of the Corporate Trust Sale Agreement are fair, from a financial point of view, to Colonial's stockholders.

     Covenants. The Corporate Trust Sale Agreement contains covenants customarily included in transactions of a similar nature. Between the date of execution of the Corporate Trust Sale Agreement and the closing of the Corporate Trust Sale, we are obligated, among other things, to:

o Conduct the Corporate Trust business in the ordinary course consistent with our past practices;
o Use our best efforts to preserve the present relationships of Colonial with its Corporate Trust customers, with all entities having business dealings with Colonial's Corporate Trust business, and with its Corporate Trust personnel;
o Not enter into any material contracts without Happy State Bank's prior consent, except for contracts in the ordinary course of our Corporate Trust business;
o Use our best efforts to solicit stockholder approval of the Corporate Trust Sale, including calling a stockholder meeting to vote on the approval of the Corporate Trust Sale Agreement, and submitting a proxy statement to stockholders;
o Use our best efforts to satisfy all closing conditions under our control, including filing all necessary applications to obtain regulatory approval of the Corporate Trust Sale;
o Furnish all information to Happy State Bank to be included in any application to be filed by Happy State Bank with any governmental or regulatory body in connection with the Corporate Trust Sale;
o Deliver to Happy State Bank on the closing date after the close of business all files and records relating to the Corporate Trust assets and liabilities;
o Provide reasonable access to Happy State Bank to conduct an environmental investigation of the real property to be transferred under the Corporate Trust Sale Agreement, including making available all documents and other material in our possession relating to prior environmental inspections and surveys;

o Not lease, sublease or otherwise encumber any portion of the real estate without Happy State Bank's prior written consent, and obtain necessary third party consents in connection with the transfer of the real property; and
o Not negotiate, solicit or otherwise facilitate an alternative proposal for the sale of the assets associated with the Corporate Trust business.

     Between the date of execution of the Corporate Trust Sale Agreement and the closing of the Corporate Trust Sale, Happy State Bank is obligated, among other things, to:

o Use its best efforts to satisfy all closing conditions under its control, including obtaining all third party consents in connection with assigning contracts to Happy State Bank;
o Promptly disclose to us any fact or condition that makes any of Happy State Bank's representations or warranties untrue in any material respect, or results in Happy State Bank's failure to comply with any condition or covenant contained in the Corporate Trust Sale Agreement;
o Promptly disclose to us any pending or threatened litigation or other proceeding against Happy State Bank that might invalidate the Corporate Trust Sale Agreement; and
o Provide all information reasonably requested by us in order to consummate the Corporate Trust Sale Agreement.

     Between the date of execution of the Corporate Trust Sale Agreement and the closing of the Corporate Trust Sale, Happy State Bank and Colonial are mutually obligated, among other things, to:

o    Cooperate in applying for all regulatory approvals;
o Execute and deliver all documents in connection with the Corporate Trust Sale, and take all other reasonably necessary actions to effect the consummation of the transactions contemplated by the Corporate Trust Sale Agreement, including the transfer from us to Happy State Bank of the assets and liabilities associated with the Corporate Trust business;
o Facilitate the offer of employment by Happy State Bank and the termination of employment by Colonial of those Colonial employees associated with the Corporate Trust business, and ensure the availability of John K. Johnson, Cecil Glovier and such other current employees of Colonial as may be necessary to assist in the winding up of Colonial's business affairs pursuant to the Plan of Liquidation;
o    Appropriately utilize and return all confidential information;
o Coordinate public communications to the mutual satisfaction of both parties; and
o Reconcile the allocation of the purchase price in any tax disclosures consistent with the settlement statement.

     Colonial must also provide for the continued occupation by the purchaser of Colonial's Wealth Management Group of the portion of the real property currently used in the operation of the Wealth Management business for one year following the closing of the Corporate Trust Sale.

     Termination. The Corporate Trust Sale Agreement may be terminated as follows:

o    by mutual written consent of the parties;
o by either party if the conditions to their respective obligations have not been satisfied by September 30, 2004, or if a material breach of a representation or warranty by the other party remains uncured for thirty days;
o by either party if a governmental body has issued a nonappealable final order prohibiting the Corporate Trust Sale;
o by Happy State Bank on the basis of the findings of any environmental investigation or other environmental survey in connection with the real property to be purchased by Happy State Bank under the Corporate Trust Sale Agreement; and
o by Colonial if our board of directors determines that failure to terminate the Corporate Trust Sale Agreement would be inconsistent with its fiduciary obligations by reason of an alternative proposal.

     In the event we terminate the Corporate Trust Sale Agreement due to our board of directors' determination that its fiduciary obligations to our stockholders requires acceptance of an alternative proposal, we will be obligated to pay Happy State Bank a $250,000 termination fee.

     Indemnification. Under the Corporate Trust Sale Agreement, for two years following the closing, Colonial and Happy State Bank have agreed to mutually indemnify each other for any losses and claims suffered by the other party as a result of any inaccuracy in the other party's representations or warranties or any breach of any covenant by the other party. Happy State Bank and Happy Bancshares, Inc. jointly and severally agree to indemnify Colonial and its officers, directors, stockholders and representatives and their respective heirs, successors and assigns for losses and claims arising out of:

o Material breach of the representations or warranties of Happy State Bank in the Corporate Trust Sale Agreement or any related document which causes Colonial damage in an amount equal to or in excess of $25,000, or a breach of or failure to perform any obligation contained in the Corporate Trust Sale Agreement or related documents; and
o Any legal proceedings, any liability arising out of the operation of the Corporate Trust business, or any contract breach based on or as a result of Happy State Bank's acts or omissions following the closing.

     We have agreed to similar indemnification obligations, and further agree to indemnify Happy State Bank and its officers, directors, stockholders and representatives (including Happy Bancshares) and their respective heirs, successors and assigns for losses and claims arising out of:

o Any pre-closing liability of the Corporate Trust business not assumed by Happy State Bank; and
o Any pre-closing environmental liability associated with the real property being purchased by Happy State Bank.

     Voting Agreements. There are no voting agreements with respect to any matter to be voted upon at the Special Meeting. However, our directors and executive officers, who collectively own 183,823 shares of our common stock, (or approximately 23.7% of our common stock as of the record date for the Special Meeting), have informed the Company that they intend to vote in favor of Proposal Nos. 1, 2 and 3 at the Special Meeting, including the Corporate Trust Sale. See "Information About the Special Meeting - Voting and Votes Required."


Regulatory Approvals

     Other than applicable regulations of the Texas Department of Banking and the Arizona State Banking Department, neither Colonial nor Happy State Bank is required to comply with any federal or state regulatory requirements or obtain approval from any federal or state agency in connection with the Corporate Trust Sale.


Interests of Our Directors and Officers in the Corporate Trust Sale

     For a description of the interests our directors and officers have in the Corporate Trust Sale, the Wealth Management Sale and the Plan of Liquidation and Dissolution, please see "Additional Information About the Proposals - Interests of our Directors and Officers in the Transactions."


Federal Income Tax Consequences of the Corporate Trust Sale

     We will recognize gain or loss with respect to the sale of our Corporate Trust assets in an amount equal to the difference between the fair market value of the consideration received for each asset and our adjusted tax basis in the asset sold. Consummation of the Corporate Trust Sale itself will not result in any United States federal income tax consequences to our stockholders; however, amounts received by our stockholders pursuant to the Plan of Liquidation or, alternatively, as a dividend, will cause stockholders to recognize taxable gain or loss. See "Proposal No. 1 - Federal Income Tax Consequences of the Corporate Trust Sale" and "Proposal No. 3 - Federal Income Tax Consequences of the Plan of Liquidation".


Opinion of Bank Advisory Group

     For a description of the opinion of Bank Advisory Group, please see "Additional Information About the Proposals - Opinion of Bank Advisory Group".


Factors That Our Stockholders Should Consider

     For a description of the factors that our stockholders should consider when deciding whether to vote to approve the Corporate Trust Sale, please see "Risk Factors - Risks Related to the Corporate Trust Sale and the Wealth Management Sale."


Reasons for the Board's Recommendations

     For a description of the factors that the board of directors considered in its decision to approve and recommend the Corporate Trust Sale, please see "Additional Information About the Proposals - Reasons for the Board's Recommendations."


Vote Required and Board Recommendation

     The approval of the Corporate Trust Sale requires the affirmative vote of the holders of a majority of the shares of common stock issued and outstanding. Our board of directors recommends a vote FOR this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO SELL THE ASSETS OF THE COMPANY'S CORPORATE TRUST BUSINESS.


                  SALE OF THE WEALTH MANAGEMENT GROUP BUSINESS
                                (Proposal No. 2)

     Our board of directors is proposing the Wealth Management Sale pursuant to the terms of the Wealth Management Sale Agreement for approval by our stockholders at the Special Meeting. The Wealth Management Sale was approved by our board of directors, subject to stockholder approval, on March 12, 2004. The Wealth Management Sale Agreement and related addendum are attached as exhibits to our Form 8-K filed on April 28, 2004. See "Information About the Special Meeting - Where to Find Additional Information." The material terms of the Wealth Management Sale Agreement are summarized below. This is not a complete summary of the Wealth Management Sale Agreement and is subject in all respects to the provisions of, and is qualified by reference to, the Wealth Management Sale Agreement. Stockholders are urged to read the Wealth Management Sale Agreement in its entirety. Our board of directors recommends a vote FOR the sale of the Wealth Management business described below.

Background of the Wealth Management Group Sale

     For background information, please see "Background of and Reasons for the Proposed Transactions."


Dubuque Bank and Trust Company, Arizona Bank & Trust, and Heartland Financial USA, Inc.

     Dubuque Bank and Trust Company is an Iowa banking association with trust powers whose principal offices are located in Dubuque, Iowa. Arizona Bank & Trust is an Arizona banking association with trust powers located in Mesa, Arizona. Dubuque Bank and Trust Company and Arizona Bank & Trust are wholly-owned subsidiaries of Heartland Financial USA, Inc. Heartland Financial USA, Inc., a Delaware corporation whose principal offices are in Dubuque, Iowa, is a registered bank holding company.


Description of the Wealth Management Sale

     On March 26, 2004, we entered into a Purchase and Assumption Agreement with Dubuque Bank and Trust and its parent, Heartland Financial USA, Inc., to sell substantially all the assets of our Wealth Management business. On April 26, 2004, we entered into an Addendum to Purchase and Assumption Agreement with Heartland Financial USA, Dubuque Bank and Trust Company, and Arizona Bank & Trust. The foregoing Purchase and Assumption Agreement and Addendum are collectively referred to as the "Wealth Management Sale Agreement" in this Proxy Statement.

     Upon the closing of the Wealth Management Sale, we will assign and Arizona Bank & Trust and/or Dubuque Bank and Trust Company will assume certain obligations associated with the Wealth Management business, Arizona Bank & Trust will be the substitute fiduciary for Colonial on all of Colonial's personal trust accounts that can be assigned to Arizona Bank & Trust at the closing, and Colonial will be released from all fiduciary duties with respect to such personal trust accounts. Additionally, the parties agreed that, as to fiduciary or agency accounts that have not been transferred as of the closing date ("Incomplete Accounts"), (i) Arizona Bank & Trust will assume the administrative functions as to all Incomplete Accounts as of the closing date; (ii) upon receipt of all necessary approvals to the transfer of an Incomplete Account, such Incomplete Account will be transferred to Arizona Bank & Trust; (iii) all fees relating to Incomplete Accounts will be paid to Arizona Bank & Trust beginning on the closing date; (iv) Dubuque Bank and Trust will pay to Colonial on the last day of each month the purchase price applicable to all Incomplete Accounts which are transferred to Arizona Bank & Trust during the previous month; and (v) in the event that all Incomplete Accounts are not transferred to Arizona Bank & Trust within 120 days of the closing date under the Agreement, Colonial may, at any time thereafter, terminate the arrangement described above as to Incomplete Accounts and transfer the applicable Incomplete Accounts to another party. The Wealth Management Sale Agreement is anticipated to close in the third quarter of 2004.

     Assets Transferred and Liabilities Assumed. We are selling and transferring substantially all of the assets of our Wealth Management business, including without limitation (1) all or substantially all of our fiduciary and agency agreements, including all rights under the fiduciary and agency accounts, (2) certain accrued fees, receivables, prepaid expenses and all claims against others related to the assets or liabilities of the Wealth Management business,
(3) all equipment and personal property used in the conduct of the Wealth Management business, (4) all confidential and proprietary information relating to the Wealth Management business, (5) all of Colonial's transferable rights to the corporate name "Camelback Trust Company" and all of its variations, and (6) all goodwill and going concern value attributable to the Wealth Management business. Arizona Bank & Trust and/or Dubuque Bank and Trust have also agreed to assume certain liabilities associated with the Wealth Management business, including without limitation (1) Wealth Management's accrued expenses incurred in the ordinary course of business during the calendar month in which the closing occurs, (2) all liabilities and obligations with respect to maintenance and servicing of the fiduciary and agency accounts after the closing, (3) a prorated portion of the personal property and other taxes attributable to the Wealth Management assets being purchased, and (4) liabilities under the Infovisa software agreement, except for any liabilities caused by a breach by Colonial of such agreement.

     Consideration to be received in the Wealth Management Sale. The purchase price for the Wealth Management assets will be the sum of: (1) 1.88 times the annual recurring fees during the last twelve months ending on the last day of the month immediately preceding the month in which the transfer occurs that are attributable to the fiduciary trust accounts in existence on January 20, 2004 that are transferred to Arizona Bank & Trust; (2) 1.0 times the estimated annual recurring fees attributable to the fiduciary trust accounts created after January 20, 2004 that are transferred to Arizona Bank & Trust; and (3) the aggregate book value of the Wealth Management assets being purchased; provided, however, that the estimated annual recurring fees referenced in (1) and (2) immediately above will be prorated for accounts that have been in existence for less than twelve months as of the Closing under the Agreement. The purchase price is subject to adjustment within thirty days following the closing date upon our computation of a final settlement statement indicating the final calculation of the aggregate book value of the net assets attributable to the Wealth Management business.

     Deliveries at the closing. Two business days prior to the closing, Colonial will deliver to Dubuque Bank and Trust a proposed settlement statement and supporting exhibits indicating Colonial's computation of the purchase price. At the closing, Dubuque Bank and Trust will deliver to Colonial:

o A certificate of a Dubuque Bank and Trust officer authorizing the transactions contemplated by the Wealth Management Sale Agreement;
o The purchase price by one or more checks or by one or more deposits into our account;
o An executed assumption agreement setting forth the liabilities of the Wealth Management business to be assumed by Dubuque Bank and Trust/Arizona Bank & Trust; and
o All other documentation necessary to transfer all of our interest in the assets of the Wealth Management business to Arizona Bank & Trust.


     At the closing, we will deliver to Dubuque Bank and Trust/Arizona Bank & Trust;

o A certificate of a Colonial officer authorizing the transactions contemplated by the Wealth Management Sale Agreement;
o The settlement statement, bill of sale, general assignment and associated exhibits and schedules;
o An executed power of attorney granting Arizona Bank & Trust the authority to carry on the Wealth Management business after the closing; and
o Possession of the Wealth Management assets, as well as all documentation necessary to transfer all of Colonial's interest in the assets of the Wealth Management business to Arizona Bank & Trust, including the books and records of the Wealth Management business.


Use of Proceeds from the Wealth Management Sale

     We intend to use the proceeds of the Wealth Management Sale to pay our existing liabilities and to distribute cash available for distribution to our stockholders in connection with our Plan of Liquidation, if approved by our stockholders. The liabilities that we intend to pay with the proceeds of the Wealth Management Sale include accounts payable, accrued expenses and lease commitments, as well as transaction costs. The transaction costs include fees payable to Bank Advisory Group of up to $24,000, plus approved expenses up to $750. Based on our current projections, in connection with the Welath Management sale, Messrs. Johnson, Glovier and Mitchell will receive change in control payments approximating, in the aggregate, $130,000, the payment of which amount will be in lieu of bonuses to which Messrs. Johnson, Glovier and Mitchell would otherwise have been entitled under their respective employment contracts. In accordance with their respective employment agreements, Messrs. Johnson and Glovier each received bonuses of $6,792 for the fiscal year ended March 31, 2003 and Mr. Mitchell received a bonus of $70,028 for the fiscal year ended March 31, 2003. See "Additional Information About the Proposals - Interests of our Directors and Officers in the Transactions."

Other Material Terms of the Wealth Management Sale Agreement

     Representations and Warranties. The Wealth Management Sale Agreement contains customary representations and warranties from us to Dubuque Bank and Trust relating to, among other things:

o Due organization, good standing, and corporate authority to enter into the Wealth Management Sale Agreement;
o Impact of consummation of the Wealth Management Sale on Colonial's charter documents or applicable laws, orders, regulations, agreements or judicial rulings;
o    Compliance with laws and regulations;
o    Proper administration of Colonial's fiduciary accounts;
o    Absence of litigation;
o Absence of brokerage or finder's fees in connection with the Wealth Management Sale;
o    Matters  relating  to  contracts,   commitments,  consents  and  regulatory
     approvals;
o Accuracy of financial statements and books and records, and appropriateness of internal accounting controls;
o That, as of the Closing Date, Dubuque Bank and Trust/Arizona Bank & Trust will immediately succeed Colonial as fiduciary on fiduciary or agency accounts where the fees resulting therefrom represent not less than sixty-seven percent of all the recurring fees received by Colonial for such services;
o Matters relating to the financial condition of the Wealth Management business and title to the Wealth Management assets; and
o    Tax matters.

     The Wealth Management Sale Agreement contains customary representations and warranties from Dubuque Bank and Trust and Arizona Bank & Trust and, where applicable, from Dubuque Bank and Trust jointly and severally with Heartland Financial USA, Inc. to us, relating to, among other things:

o Due organization, good standing, and corporate authority to enter into the Wealth Management Sale Agreement;
o Impact of consummation of the Wealth Management Sale on Dubuque Bank and Trust's, Arizona Bank & Trust's or Heartland Financial USA, Inc.'s charter documents or applicable laws, orders, regulations, agreements or judicial rulings;
o    Compliance with laws and regulations;
o    Absence of litigation;
o Absence of brokerage or finder's fees in connection with the Wealth Management Sale;
o    Accuracy of financial statements; and
o    Matters relating to contracts, commitments and consents.

     Conditions to the closing. The closing is scheduled to occur within thirty days after the date of receipt of all necessary regulatory approvals and expiration of all mandatory waiting periods, but is anticipated to occur in the third quarter of 2004. The obligation of Dubuque Bank and Trust/Arizona Bank & Trust to purchase the assets of the Wealth Management business is subject to the satisfaction prior to the closing of the following conditions:

o We have taken all necessary corporate action to authorize execution, delivery and performance under the Wealth Management Sale Agreement, and our stockholders have approved the Wealth Management Sale Agreement;
o No material litigation pertaining to the Wealth Management Sale has been instituted or threatened;
o    We have obtained all necessary third party consents;

o We have complied with or performed all of our covenants and conditions, and all of our representations and warranties remain true and correct in all material respects;
o All documents to be delivered in connection with the Wealth Management Sale are reasonably satisfactory in all respects to Dubuque Bank and Trust; and
o All necessary regulatory approvals have been obtained and no regulatory body with authority over the parties shall have taken or threatened to take any action that could have the effect of preventing the consummation of the Wealth Management Sale or that could result in potential liability to Dubuque.

     Our obligation to sell the assets of the Wealth Management business to Dubuque Bank and Trust/Arizona Bank & Trust is subject to the satisfaction prior to the closing of the following conditions:

o Dubuque Bank and Trust and Arizona Bank & Trust have taken all necessary corporate action to authorize execution, delivery and performance under the Wealth Management Sale Agreement;
o    Our stockholders have approved the Wealth Management Sale Agreement;
o No material litigation pertaining to the Wealth Management Sale has been instituted or threatened;
o Dubuque Bank and Trust has complied with or performed all of its covenants and conditions, and all of its representations and warranties remain true and correct in all material respects;
o All documents to be delivered in connection with the Wealth Management Sale are satisfactory in all respects to us; and
o All necessary regulatory approvals have been obtained, and no regulatory body with authority over the parties shall have taken or threatened to take any action that could have the effect of preventing the consummation of the Wealth Management Sale or that could result in potential liability to Colonial.

     Covenants. The Wealth Management Sale Agreement contains covenants customarily included in transactions of a similar nature. Between the date of execution of the Wealth Management Sale Agreement and the closing of the Wealth Management Sale, we are obligated, among other things, to:

o Conduct the Wealth Management business in the ordinary course consistent with our past practices;
o Use our best efforts to preserve the present relationships of Colonial with its Wealth Management customers, with all entities having business dealings with Colonial's Wealth Management business, and with Wealth Management personnel;
o Not enter into any material contracts without Dubuque Bank and Trust's prior consent, except for contracts in the ordinary course of our Wealth Management business;
o Use our best efforts to solicit stockholder approval of the Wealth Management Sale, including calling a stockholders meeting to vote on the approval of the Wealth Management Sale Agreement, submitting a proxy statement to stockholders; and using its best efforts to obtain stockholder approval of the Wealth Management Sale;
o Use our best efforts to satisfy all closing conditions under our control, including filing all necessary applications to obtain regulatory approval of the Wealth Management Sale;
o Furnish all information to Dubuque Bank and Trust to be included in any application to be filed by Dubuque Bank and Trust with any governmental or regulatory body in connection with the Wealth Management Sale;
o Deliver to Arizona Bank & Trust on the closing date after the close of business all files and records relating to the Wealth Management assets and liabilities;
o Deliver executed employment agreements in an agreed-upon form with Bruce Mitchell and Patricia Heitter;
o Use its best efforts to transfer all of Colonial's rights to the name "Colonial Trust Company";
o Use its best efforts to cause Arizona Bank & Trust to immediately succeed Colonial as fiduciary on all of the fiduciary or agency accounts now in existence or created prior to the closing relating to the Wealth Management Group business; and
o Use its best efforts to obtain a fairness opinion from Bank Advisory Group that the terms of the Wealth Management Sale agreement are fair, from a financial point of view, to Colonial's Stockholders.

     Between the date of execution of the Wealth Management Sale Agreement and the closing of the Wealth Management Sale, Dubuque Bank and Trust is obligated, among other things, to:

o Use its best efforts to satisfy all closing conditions under its control, including obtaining all third party consents in connection with assigning contracts to Arizona Bank & Trust;
o Promptly disclose to us any fact or condition that makes any of Dubuque Bank and Trust's representations or warranties untrue in any material respect, or results in Dubuque Bank and Trust's failure to comply with any condition or covenant contained in the Wealth Management Sale Agreement;
o Promptly disclose to us any pending or threatened litigation or other proceeding against Dubuque Bank and Trust Bank that might invalidate the Wealth Management Sale Agreement; and
o Provide all information reasonably requested by us in order to consummate the Wealth Management Sale Agreement.

     Between the date of execution of the Wealth Management Sale Agreement and the closing of the Wealth Management Sale, Dubuque Bank and Trust and Colonial are mutually obligated, among other things, to:

o    Cooperate in applying for all regulatory approvals;
o Execute and deliver all documents in connection with the Wealth Management Sale, and take all other reasonably necessary actions to effect the consummation of the transactions contemplated by the Wealth Management Sale Agreement, including the transfer from us to Dubuque Bank and Trust/Arizona Bank & Trust of the assets and liabilities associated with the Wealth Management business;
o Take such action as may reasonably be necessary to facilitate the consummation of the Wealth Management Sale;
o Facilitate the termination of all Wealth Management employees and the offer of employment by Arizona Bank & Trust of those Wealth Management employees designated by Arizona Bank & Trust;
o    Appropriately utilize and return all confidential information;
o Coordinate public communications to the mutual satisfaction of both parties; and
o Reconcile the allocation of the purchase price in any tax disclosures consistent with the settlement statement.

     Regulatory Approvals. Other than the regulations of the Iowa State Banking Department and the Arizona State Banking Department, the parties are not required to comply with any federal or state regulatory requirements or obtain approval from any federal or state agency in connection with the Wealth Management Sale.

     Termination. The Wealth Management Sale Agreement may be terminated as follows:

o    by mutual written consent of the parties;
o by either party if the conditions to their respective obligations have not been satisfied by September 30, 2004, or if a material breach of a representation or warranty by the other party remains uncured for thirty days;
o by either party if a governmental body has issued a nonappealable final order prohibiting the Wealth Management Sale; or
o by any party if Colonial has not received the required fairness opinion from Bank Advisory Group by June 30, 2004.

     In the event that the Wealth Management Sale Agreement is terminated by Dubuque Bank and Trust because (i) Colonial breached its covenants or agreements under such Agreement, or (ii) Colonial's representations or warranties were incorrect as of the date of such Agreement, then Colonial must pay to Dubuque an amount equal to Dubuque's expenses in connection with the Wealth Management Sale (not to exceed $100,000), plus $200,000. In the event that the Wealth Management Sale Agreement is terminated by Dubuque Bank and Trust or Colonial because (i) Colonial did not receive the required fairness opinion from Bank Advisory Group by June 30, 2004, or (ii) Colonial's stockholders failed to approve the Wealth Management Sale Agreement by September 30, 2004, then Colonial must pay to Dubuque an amount equal to Dubuque's expenses in connection with the Wealth Management Sale (not to exceed $100,000). Additionally, if Colonial's stockholders fail to approve the Wealth Management Sale Agreement by September 30, 2004, and within eighteen months Colonial enters into certain specified transactions for the acquisition of Colonial or the Wealth Management Group business, then Colonial must pay to Dubuque an additional $200,000.

     In the event the Wealth Management Sale Agreement is terminated by Colonial because (i)-Dubuque or Heartland breached their covenants or agreements under such Agreement, or (ii) Dubuque or Heartland's representations or warranties were incorrect as of the date of such Agreement, then Dubuque Bank and Trust must pay to Colonial an amount equal to Colonial's expenses in connection with the Wealth Management Sale (not to exceed $100,000), plus $200,000.

     Indemnification. Under the Wealth Management Sale Agreement, Dubuque Bank and Trust and Heartland Financial USA, Inc., jointly and severally, have agreed to indemnify Colonial and its officers, directors, stockholders and representatives and their respective heirs, successors and assigns for losses and claims arising out of:

o Material breach of the representations or warranties of Dubuque Bank and Trust in the Wealth Management Sale Agreement or any related document, which causes Colonial damage in an amount equal to or in excess of $25,000, or a breach of or failure to perform any obligation contained in the Wealth Management Sale Agreement or related documents; and
o Any legal proceedings, any liability arising out of the operation of the Wealth Management business, the breach of any of its covenants under the Wealth Management Sale Agreement, or breach of a fiduciary account, based on or as a result of Dubuque Bank and Trust's acts or omissions following the closing, other than breaches by Colonial of its fiduciary duties as to an Incomplete Account prior to the transfer of such Account post-closing to Arizona Bank & Trust or another third party.

     We have agreed to similar indemnification obligations, and further have agreed to indemnify Dubuque Bank and Trust and its officers, directors, stockholders and representatives and their respective heirs, successors and assigns for losses and claims arising out of any pre-closing liability of the Wealth Management business not assumed by Dubuque Bank and Trust/Arizona Bank & Trust and any pre-closing breach of a fiduciary account.

     Voting Agreements. There are no voting agreements with respect to any matter to be voted upon at the special meeting. However, our directors and executive officers, who collectively own 183,823 shares of our common stock, (or approximately 23.7% of our common stock as of the record date for the Special Meeting), have informed the Company that they intend to vote in favor of Proposal Nos. 1, 2, 3 and 4 at the Special Meeting, including the Wealth Management Sale. See "Information About the Special Meeting - Voting and Votes Required."


Interests of Our Directors and Officers in the Wealth Management Sale

     For a description of the interests our directors and officers have in the Wealth Management Sale, please see "Additional Information About the Proposals - Interests of our Directors and Officers in the Transactions."

Federal Income Tax Consequences of the Wealth Management Sale

     We will recognize gain or loss with respect to the sale of our Wealth Management assets in an amount equal to the difference between the fair market value of the consideration received for each asset and our adjusted tax basis in the asset sold. Consummation of the Wealth Management Sale itself will not result in any United States federal income tax consequences to our stockholders; however, amounts received by our stockholders pursuant to the Plan of
Liquidation or, alternatively, as a dividend, will cause stockholders to recognize taxable gain or loss. See "Proposal No. 2 - Federal Income Tax Consequences of the Wealth Management Sale" and "Proposal No. 3 - Federal Income Tax Consequences of the Plan of Liquidation".


Opinion of Bank Advisory Group

     For a description of the opinion of Bank Advisory Group, please see "Additional Information About the Proposals - Opinion of Bank Advisory Group".


Factors That Our Stockholders Should Consider

     For a description of the factors that our stockholders should consider when deciding whether to vote to approve the Wealth Management Sale, please see "Risk Factors - Risks Related to the Corporate Trust Sale and the Wealth Management Sale."


Reasons for the Board's Recommendation

     For a description of the factors that the board of directors considered in its decision to approve and recommend the Wealth Management Sale, please see
"Additional Information About the Proposals - Reasons for the Board's Recommendations."


Vote Required and Board Recommendation

     The approval of the Wealth Management Sale requires the affirmative approval from the holders of a majority of the shares of common stock issued and outstanding. Our board of directors recommends a vote FOR this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO SELL THE ASSETS OF THE COMPANY'S WEALTH MANAGEMENT GROUP BUSINESS.

 ADOPTION OF PLAN OF LIQUIDATION AND DISSOLUTION AND AMENDMENT TO THE COMPANY'S
               ARTICLES OF INCORPORATION TO EFFECT REVERSE STOCK
             SPLIT FOR PURPOSES OF MAKING LIQUIDATING DISTRIBUTIONS
                                (Proposal No. 3)

     Our board of directors has approved a Plan of Liquidation and Dissolution, which would include a reverse stock split for purposes of making liquidating distributions to our stockholders. The Plan of Liquidation is subject to the prior satisfaction of certain conditions, including approval of both the Corporate Trust Sale (Proposal No. 1) and Wealth Management Sale (Proposal No.
2) by our stockholders and the subsequent consummation of both such Sales. A copy of the Plan of Liquidation is attached as Appendix A to this proxy statement. The material features of the Plan of Liquidation are summarized below. This summary is not a complete summary of the Plan of Liquidation and is subject in all respects to the provisions of, and is qualified by reference to, the Plan of Liquidation. Stockholders are urged to read the Plan of Liquidation in its entirety.

     Proposal No. 3 is conditioned upon the approval of Proposal No. 1 and Proposal No. 2 (and the subsequent consummation of the Corporate Trust Sale and Wealth Management Sale described in Proposal Nos 1 and 2). In the event Proposal Nos. 1 and 2 are not approved by stockholders at the Special Meeting, Proposal No. 3 will not be presented to stockholders for their consideration at the Special Meeting. Our board of directors recommends a vote FOR the approval of Proposal No. 3.


Background of the Plan of Liquidation and Dissolution

     For background information, please see "Background of and Reasons for the Proposed Transactions."


Principal Provisions of the Plan of Liquidation and Dissolution

     We will distribute pro rata to our stockholders, in cash and an interest in a note as described below, the net proceeds from the sale of all our property and assets that can be sold or otherwise disposed of. Any sales of our assets following the consummation of the Corporate Trust Sale and Wealth Management Sale described in both Proposal No. 1 and Proposal No. 2 will be made in private or public transactions and on such terms as are approved by our board of directors. We will have minimal assets if the Corporate Trust Sale and the Wealth Management Sale are consummated, and we do not anticipate that we will solicit any further votes of our stockholders with respect to the approval of the specific terms of any particular sale of assets approved by our board of directors. While the Plan of Liquidation permits us to distribute non-cash assets to our stockholders, we do not anticipate making any non-cash distributions other than granting each stockholder (as described below) a pro rata interest in a note instrument, which gives such stockholder a pro rata interest in any unused cash (or, in the discretion of the board of directors, other property) in the Contingency Reserve, as described in the paragraph following the next paragraph (the "Note Interest"). Each stockholder's Note Interest will be received with such stockholder's pro rata portion of our initial liquidating distribution and will be non-transferable upon receipt by a stockholder (except for transfers upon death of a stockholder or by operation of law).

     This liquidation is expected to commence as soon as practicable after consummation of both the Corporate Trust Sale and the Wealth Management Sale and to be concluded as soon as possible by an initial liquidating distribution directly to the stockholders.

     We intend to establish a reserve, referred to as the Contingency Reserve, in an amount determined by our board of directors to be sufficient to satisfy actual and potential liabilities, expenses and obligations. We intend to distribute to our stockholders pro rata pursuant to the Note the net balance of unused cash, if any, in the Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations.

     Upon receipt of their respective Note Interests, we anticipate that the recipients of the Note Interest will be treated for tax purposes as having received their pro rata share of the net value of the Contingency Reserve (i.e., the estimated excess of the cash, assets, and property in the reserve, over the estimated amount of actual and potential liabilities, expenses and obligations) and will take into account for tax purposes their allocable portion of such value.

     We expect to close our stock transfer books and discontinue recording transfers of shares of common stock on the date of our dissolution, sometimes referred to as the Final Record Date. Thereafter, certificates representing shares of common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates.

     Within approximately 10 days following consummation of both the Corporate Trust Sale and the Wealth Management Sale, we expect to file a notice that the dissolution has been authorized with the Arizona State Banking Department and the Arizona Department of Revenue. Articles of dissolution will then be filed with the State of Arizona. In accordance with Arizona law, once the articles of dissolution have been properly filed with the Arizona Corporation Commission, the dissolution will become effective when the Commission has received an affidavit evidencing that a copy of the articles of dissolution have been published in a newspaper of general circulation in the county of our place of business for three consecutive publications, and a notice from the Arizona Department of Revenue to the effect that we have paid all, or are not subject to, Arizona sales and excise taxes. Once the dissolution is effective, we will continue to exist for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against our company, and enabling us to gradually settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. However, any action commenced by or against us during the one year dissolution period will not terminate by reason of the expiration of the period.

     Abandonment or Amendment. Under the Plan of Liquidation, our board of directors may modify, amend or abandon the Plan of Liquidation, notwithstanding stockholder approval, to the extent permitted by Arizona law. We may not amend or modify the Plan of Liquidation under circumstances that would require additional stockholder solicitations under Arizona law or the federal securities laws without complying with Arizona law and the federal securities laws.

     Liquidating Distributions. Our board of directors intends to authorize liquidating distributions as promptly as reasonably practicable. We currently anticipate that we will make an initial liquidating distribution to stockholders within approximately 60 days following the Special Meeting. At this time, we cannot predict with certainty the amount of any liquidating distributions to our stockholders.

     The Plan of Liquidation contemplates effecting a reverse stock split for the purpose of making the pro-rata liquidating distributions to our stockholders. Accordingly, the Plan of Liquidation includes an amendment to our Articles of Incorporation to effect a reverse stock split of one share of our common stock for every 35,032 shares of common stock that are currently issued and outstanding, as follows:

          The authorized capital stock of the Corporation is 25,000,000 shares of common stock, no par value per share (the "Common Stock"). Each thirty-five thousand and thirty-two (35,032) shares of the Corporation's Common Stock issued as of [Date on which Articles of Amendment are filed] (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock, with no fractional shares being issued as a result of the foregoing (the "Reverse Stock Split").


The above is hereinafter referred to as the "Reverse Stock Split Amendment".

     The Reverse Stock Split Amendment will become effective upon the filing of an amendment to our Articles of Incorporation with the Arizona Corporation Commission. If Proposal No. 3 is not approved by our stockholders and the conditions to the Plan of Liquidation described herein are not satisfied, the Articles of Incorporation will not be amended.

     The following table illustrates the principal effects on the Company's capital stock of the Reverse Split, assuming a 1-for-35,032 reverse split:


Number Of Shares Of Capital Stock              Prior To Reverse    After Reverse
                                                    Stock Split      Stock Split
---------------------------------          --------------------  ---------------

Authorized                                          25,000,000        25,000,000
Issued and outstanding                                 775,843                 1
Available for future issuance                       24,224,157        24,999,999
---------------------------------          --------------------  ---------------

     Upon the Reverse Stock Split, the Company will distribute to each record holder an initial cash payment and the Note Interest representing such record holder's pro rata interest. If effected, the Reverse Stock Split will enable us to terminate our public company status. As a private company, we will not be subject to the reporting requirements of the Exchange Act, and there will be no public trading market in our shares.

     Our Board has determined that the adoption of the Reverse Stock Split is fair to and in the best interests of the Company's unaffiliated stockholders, including those being redeemed pursuant to the Reverse Stock Split and the single stockholder who will retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split. The Board recommends that you approve the Reverse Stock Split. In arriving at its recommendation with respect to the Reverse Stock Split, the Board considered a number of factors, including, among other things, the fairness opinion of Bank Advisory Group that was rendered to the Board on May 4, 2004, and reaffirmed on July 15, 2004, to the effect that, as of the date of its opinion, the consideration to be received by the holders of our common stock is fair, from a financial point of view, to our unaffiliated stockholders. The full text of Bank Advisory Group's opinion, which describes, among other things, the opinion expressed, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken in connection with the opinion, as well as Bank Advisory Group's letter, dated July 15, 2004, affirming the conclusions set forth in its mAy 4, 2004, opinion letter are attached as Appendix C to this proxy statement. Any description of the Bank Advisory Group's opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Stockholders are urged to, and should, read Bank Advisory Group's opinion in its entirety.

     Stockholders have the right under Arizona law to dissent from the Reverse Stock Split. See "Additional Information About the Proposals - Appraisal Rights."

     The amount that we will be able to distribute as described herein to our stockholders with respect to the proceeds from the Corporate Trust Sale and the Wealth Management Sale will depend on the net proceeds after taxes and expenses that we realize from those asset sales and any cash or other property needed for the Contingency Reserve. Our board of directors is currently unable to predict the precise amount or timing of any other distributions pursuant to the Plan of Liquidation. Our board of directors, in its sole discretion, will determine the actual amount and timing of all distributions. We expect to conclude the liquidation on or about the fifth anniversary of the filing of the articles of dissolution in Arizona by a final liquidating distribution to our sole remaining stockholder, and a distribution with respect to the Note Interest to our former stockholders.

     We do not plan to satisfy all of our liabilities and obligations prior to making distributions to our stockholders, but instead we plan to establish a Contingency Reserve and reserve assets deemed by our board of directors to be adequate to provide for such liabilities and obligations.

     Sales of Our Assets. The Plan of Liquidation gives our board of directors the authority to sell all of our remaining assets. If the Corporate Trust Sale and the Wealth Management Sale are approved by stockholders and subsequently consummated, we will have minimal remaining assets. Agreements for the sale of any remaining assets may be entered into before or after the Special Meeting and, to the extent required by law, may be contingent upon the approval of the Plan of Liquidation and Dissolution at the Special Meeting. Approval of the Plan of Liquidation and Dissolution will constitute approval of any such agreements and sales. We will sell our remaining assets on such terms as are approved by our board of directors. We may conduct sales by any means, including by competitive bidding or privately negotiated sales. We do not anticipate that we will solicit any further stockholder votes with respect to the approval of the specific terms of any particular sale of assets approved by our board of directors. We do not anticipate amending or supplementing this proxy statement to reflect any such agreement or sale. Our sale of an appreciated asset will result in the recognition of taxable gain to the extent the fair market value of such asset exceeds our tax basis in such asset.

     Our Conduct Following Approval of the Plan of Liquidation. Following approval of the Plan of Liquidation and Dissolution by our stockholders, our activities will be limited to consummating the Corporate Trust Sale and the Wealth Management Sale, winding up our affairs, taking such action as we believe may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan of Liquidation. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our board of directors determines to be in the best interests of our stockholders.

     Contingency Reserve. Following consummation of the Corporate Trust Sale and the Wealth Management Sale, we will pay all expenses and fixed and other known liabilities, or set aside a Contingency Reserve consisting of cash or other assets that we believe to be adequate for payment of those known liabilities, as well as claims that are unknown or have not yet arisen but that, based on facts known to us, are likely to arise or become known to us within five years after the date of our dissolution. We currently anticipate establishing a Contingency Reserve of approximately $1.6 million to $1.9 million, and the amount of this Contingency Reserve will be deducted from the amount initially available for distribution to stockholders.

     The actual amount of the Contingency Reserve will be based upon estimates and opinions of our board of directors, derived from consultations with management and outside experts and a review of, among other things, our estimated contingent liabilities and our estimated operating expenses, including, without limitation, anticipated compensation payments for services related to the liquidation, estimated fees to Bank Advisory Group and our lawyers, accountants and tax professionals, taxes payable by us (including taxes payable as a result of the Corporate Trust Sale and the Wealth Management Sale), miscellaneous office expenses and expenses accrued in our financial statements. The Contingency Reserve may not be sufficient to satisfy all obligations, expenses and liabilities, in which case a creditor could bring a claim against one or more of our stockholders for each stockholder's pro rata portion of the claim, up to the total amount distributed by us to the stockholder pursuant to the Plan of Liquidation. Subsequent to the establishment of the Contingency Reserve, we will distribute to our stockholders any portions of the Contingency Reserve that our board deems no longer to be required.

     Potential Liability of Stockholders. Under Arizona law, in the event we are insolvent at the time of, or rendered insolvent by the making of, any distribution to stockholders, each stockholder could be held liable for up to the amounts received by such stockholder from us under the Plan of Liquidation. A stockholder would have a claim against other stockholders if such stockholder is required to pay more than such stockholder's pro rata share of the claim.

     If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve, a creditor could seek an injunction prohibiting us from making distributions under the Plan of Liquidation. Any such action could delay or
substantially   diminish  the  cash   distributions   to   stockholders.

     Final Record Date. We will close our stock transfer books and discontinue recording transfers of shares of common stock on the Final Record Date. Accordingly, after the Final Record Date, certificates representing shares of common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur after the Final Record Date. All liquidating distributions made by us on or after the Final Record Date will be made to stockholders according to their holdings of common stock as of the Final Record Date. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by Colonial to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

     Regulatory Approvals. We do not believe that any material United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

     Reporting Requirements. If the Plan of Liquidation and Dissolution is authorized and approved, the Reverse Stock Split is effected and we commence dissolution, we intend to file a Form 15 with the SEC to terminate our obligation to file periodic reports (such as Form 10-KSB's and Form 10-QSB's) under the Exchange Act. If we cease reporting, we may, however, in our discretion continue to file current reports on Form 8-K to disclose material events relating to our liquidation.

     Continuing Indemnification and Insurance. Following stockholder approval of the Plan of Liquidation and Dissolution, we will continue to indemnify our officers, directors, employees and agents for their actions in accordance with the terms of our articles of organization, including for actions taken in connection with the Plan of Liquidation and the wind-down of our business and affairs. We may enter into indemnification agreements to provide this indemnification. We have maintained, and intend to continue to maintain, director and officer liability insurance for the benefit of such persons. As part of our wind-down, we will purchase a "tail" policy, meaning we will prepay the premium to continue to maintain such insurance for up to six years for claims made following the filing of our articles of dissolution. We will also pre-pay the premium necessary to continue to maintain our errors and omissions insurance for up to three years for claims made following the filing of our articles of dissolution. We will also include the deductibles that we would be required to pay for a single claim under our directors and officers insurance and for a single claim under our errors and omissions insurance within the Contingency Reserve.

     Payment of Expenses. We may, in the discretion of our board of directors, pay any fees and expenses we incur in connection with the sale or other disposition of our assets and the implementation of the Plan of Liquidation.


Funds Anticipated to be Available for Distribution to Stockholders

     We are currently unable to estimate with precision the amount of proceeds we would receive from the Corporate Trust Sale or the Wealth Management Sale or the amount of our Contingency Reserve. Our Contingency Reserve will include amounts estimated to be adequate to pay all known and unknown claims and liabilities, including, without limitation, our anticipated compensation payments for services related to the liquidation, estimated fees to Bank Advisory Group and our lawyers, accountants and tax professionals, taxes payable by us (including taxes resulting from the Corporate Trust Sale and the Wealth Management Sale), miscellaneous office expenses and expenses accrued in our financial statements. However, based on information currently available to our board of directors and management, we estimate that the funds available for distribution to our stockholders would be within the following range:

                                                            Estimated amounts

                                                    ----------------------------
                                                              High           Low
Estimated proceeds from the Corporate
     Trust Sale and the Wealth Management Sale......... $4,500,000    $3,800,000

Estimated proceeds from distribution of cash
     and other assets.................................. $1,400,000    $1,190,000

Total estimated proceeds................................$5,900,000    $4,990,000

Estimated taxes, net operating costs and other
     expenses during liquidation
     (including the Contingency Reserve) .............. $1,900,000    $1,600,000

Total estimated net cash proceeds available for
     distribution to stockholders...................... $4,000,000    $3,390,000

Per share amount1.......................................     $5.16         $4.37

(1) Based on 775,843 shares issued and outstanding. See "Security Ownership of Certain Beneficial Owners and Management."


Effects Of Failure To Obtain Stockholders Approval Of Proposal No. 3, including the Reverse Split

     In the event stockholder approval is not obtained for the Plan of Liquidation, the Company will not be able to amend its Articles of Incorporation to effect the Reverse Split and will not be able to implement the Plan of Liquidation.


Regulatory Approvals

     Other than approval of the Plan of Liquidation and Dissolution by our stockholders, there are no state or federal regulatory approvals that are required to consummate our liquidation and dissolution.


Interests of Our Directors and Officers in the Plan of Liquidation and Dissolution

     For a description of the interests our directors and officers have in the Corporate Trust Sale, the Wealth Management Sale and the Plan of Liquidation and Dissolution, please see "Additional Information About the Proposals - Interests of our Directors and Officers in the Transactions."


Material Federal Income Tax Consequences of the Plan of Liquidation

     The following discussion is a general summary of the material federal income tax consequences of the Plan of Liquidation but does not purport to be a complete analysis of all potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws (such as accrual method taxpayers, dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the Code, U.S. Department of the Treasury regulations, Internal Revenue Service, or the IRS, rulings, and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate in accordance with the Plan of Liquidation.

     Distributions pursuant to the Plan of Liquidation may occur at various times and in more than one tax year. We can give no assurance that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the anticipated tax consequences stated herein proves to be incorrect, the result could be increased taxation at the corporate or stockholder level, thus reducing the benefit to us and our stockholders of the liquidation. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder's individual circumstances.

     Consequences to Colonial. After the approval of the Plan of Liquidation and Dissolution and until the liquidation is completed, we will continue to be subject to income tax on our taxable income such as interest income, gain from the sale of our assets or income from operations. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the difference between the fair market value of the consideration received for each asset and our adjusted tax basis in the asset sold. Upon the distribution of any non-cash asset to our stockholders pursuant to the Plan of Liquidation, we will recognize gain or loss as if such asset were sold to the stockholders at its fair market value, unless certain exceptions to the recognition of loss apply.

     Consequences to Stockholders. Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, stockholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value, at the time of distribution, of any property distributed to them (including each stockholder's Note Interest), and (2) their tax basis for their shares of common stock. A stockholder's tax basis in such stockholder's shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto. On October 1, 1990, all of our capital stock was distributed to the then stockholders of our then parent company on the basis of one share of our common stock for each share of our parent company's stock owned on that date. At that time, the then-parent informed you that your basis was $1.20 per share (adjusted to reflect the 1-for-10 reverse stock split effected by us in 1999).

     A stockholder's gain or loss will be computed on a "per share" basis. Except with respect to the remaining single shareholder after the Reverse Stock Split, we expect to make only one liquidating distribution, which will be allocated proportionately to each share of stock owned by a stockholder as of the effective date of the reverse stock split. The value of such liquidating distribution will be applied against and reduce a stockholder's tax basis in such stockholder's shares of stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distribution received by a stockholder with respect to a share exceeds such stockholder's tax basis for that share. Except with respect to the remaining single shareholder after the Reverse Stock Split, any loss generally will be recognized when our initial distribution to stockholders has been received, but only if the aggregate value of the liquidating distribution with respect to a share (including the stockholder's Note Interest) is less than the stockholder's tax basis for that share. With respect to the remaining single shareholder after the Reverse Stock Split, any loss generally will be recognized only when our final distribution to it has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets and will be long-term capital gain or loss if the stock has been held for more than one year. Gain resulting from distributions of cash or assets from a corporation pursuant to a plan of liquidation is, therefore, generally capital gain rather than ordinary income.

     Upon any distribution of property (including the Note Interest), the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

     After the close of our taxable year, we will provide our stockholders and the IRS with a statement of the amount of cash distributed to stockholders and our best estimate as to the value of any property, including the Note Interest, distributed to them during that year. The IRS could challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions to our stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring that stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

     If a stockholder is required to satisfy any liability of ours not fully covered by our Contingency Reserve, payments by a stockholder in satisfaction of such liabilities would generally produce a capital loss, which, in the hands of an individual stockholder, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

     The Note Interest. Stockholders will be treated for tax purposes as having received their pro rata share of the net value of the Contingency Reserve (i.e., the estimated excess of the cash, assets, and property in the reserve, over the estimated amount of actual and potential liabilities, expenses and obligations) when we distribute the Note Interest. Stockholders should be aware that they may be subject to tax with respect to their receipt of the Note Interest, whether or not they have received any cash with respect to the Note Interest with which to pay such tax.

     Taxation of Non-United States Stockholders. Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan of Liquidation.

     State and Local Tax. Stockholders may also be subject to state or local taxes and should consult their tax advisors with respect to the state and local tax consequences of the Plan of Liquidation.

     Information Reporting. We are required to report to the Internal Revenue Service and to each stockholder that is a U.S. person the amount of any payment received by such stockholder upon our dissolution. In order for us to comply with this information reporting requirement and for backup withholding not to apply, stockholders must (1) furnish us with a correct taxpayer identification number on a properly completed Internal Revenue Service Form W-9 or successor form or (2) provide us with a certification of foreign status on an appropriate Form W-8 or successor form. The current backup withholding rate is 28%. Prior to any distribution, we intend to forward to all stockholders a Form W-9 or W-8, as appropriate, to be completed and returned to us. We reserve the right to require you to send to us any and all necessary forms required by any taxing authority (including without limitation a Form W-9 or W-8) before we release your pro rata cash or the Note Interest to you. If we do exercise this right, we will hold such cash or Note Interest, without interest, for you as your agent.

     The foregoing summary OF MATERIAL FEDERAL income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the Plan of Liquidation may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the tax consequences of the plan of liquidation.

Opinion of Bank Advisory Group

     For a description of the opinion of Bank Advisory Group in connection with the Plan of Liquidation, please see "Additional Information About the Proposals
- Opinion of Bank Advisory Group".


Factors That Our Stockholders Should Consider

     For a description of the factors that our stockholders should consider when deciding whether to vote to approve the Plan of Liquidation and Dissolution, please see "Risk Factors - Risks Related to the Plan of Liquidation and Dissolution."


Reasons for the Board's Recommendation

     For a description of the factors that the board of directors considered in its decision to approve and recommend the Plan of Liquidation and Dissolution, please see "Additional Information About the Proposals - Reasons for the Board's Recommendations."


Vote Required and Board Recommendation

     The approval of the Plan of Liquidation and Dissolution requires the affirmative vote of the holders of at least a majority of the common stock issued and outstanding and entitled to vote thereon. Our board of directors recommends a vote FOR this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE PLAN OF LIQUIDATION, INCLUDING AMENDING THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT FOR PURPOSES OF MAKING LIQUIDATING DISTRIBUTIONS TO OUR STOCKHOLDERS, AND OUR DISSOLUTION.



                ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY,
                          TO SOLICIT ADDITIONAL PROXIES
                                (Proposal No. 4)


Description of Proposal to Adjourn Special Meeting, if Necessary

     The board of directors is soliciting proxies to authorize Colonial to adjourn the Special Meeting on one or more occasions, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Corporate Trust Sale (Proposal 1), the Wealth Management Sale (Proposal 2) or the Plan of Liquidation and Dissolution (Proposal 3). A vote for this proposal is a vote to grant Colonial the authority to adjourn the Special Meeting, if necessary, under the circumstances described above. An adjournment of the Special Meeting may allow the Corporate Trust Sale, the Wealth Management Sale or the Plan of Liquidation and Dissolution to be approved when they otherwise would have been defeated. In light of this significant effect, our board of directors has concluded that stockholders should vote on granting us the authority to adjourn the Special Meeting. During any such adjournment, stockholders who have not yet voted will be apprised of the adjournment and will be solicited in connection with proposals presented at the Special Meeting.

Vote Required and Board Recommendation

     The approval of the proposal to adjourn the Special Meeting on one or more occasions, if necessary, to a later date to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposals 1, 2 and 3, requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Special Meeting. Approval of the adjournment proposal is not a condition to the approval of the Corporate Trust Sale, the Wealth Management Sale or the Plan of Liquidation and Dissolution. Our board of directors recommends a vote FOR this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

                   ADDITIONAL INFORMATION ABOUT THE PROPOSALS

Reasons for the Board's Recommendations

     In reaching its decision to approve and recommend the Corporate Trust Sale and the Wealth Management Sale, our board of directors considered the factors listed under "Risk Factors," as well as the following:

o Increasing competition in our businesses, particularly from companies with greater financial resources, broader service portfolios, deeper client relationships and superior market recognition;
o An unfavorable long-term trend in our Corporate Trust Business toward banks and other traditional lenders providing financing for non-profit borrowers, which has decreased the number of bond financings for which we are able to serve as trustee and/or paying agent;
o The process undertaken by us and our financial advisors to solicit third party indications of interest in the acquisitions;
o The fact that we have not received any firm offers for our Corporate Trust or Wealth Management businesses involving cash consideration exceeding those offered by Happy State Bank and Dubuque Bank and Trust, respectively;
o That the structure of the proposals by Happy State Bank and Dubuque Bank and Trust as cash transactions were deemed favorable by our board of directors;
o The fact that the terms of the Corporate Trust Sale Agreement and the Wealth Management Sale Agreement were the result of substantial arm's length negotiations;
o Presentations by, and discussions with, our senior management and representatives of our financial and legal advisors regarding the proposed transactions;
o Factors that increase the likelihood of the consummation of the transactions contemplated by the Corporate Trust Sale Agreement and the Wealth Management Sale Agreement, including (1) the fact that the Asset Sales are not subject to any material regulatory consents and approvals that are not likely to be timely received, nor a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) the fact that Happy State Bank's obligations under the Corporate Trust Sale Agreement and Dubuque Bank and Trust's obligations under the Wealth Management Sale Agreement are not subject to any financing condition, and
     (3) the amount of cash and cash equivalents of Happy State Bank and Dubuque Bank and Trust as reported in their respective financial statements provided to us during negotiations;
o    Bank Advisory Group's valuation analysis dated June 10, 2003; and
o The ability, due to the "fiduciary out" provisions of the Corporate Trust Sale Agreement, for another qualified person to make a superior offer and the ability of our board, in certain circumstances, to respond to such an offer and, in certain circumstances, to terminate the Corporate Trust Sale Agreement.


     Our Board of directors also considered and adopted the analyses and conclusions in The Bank Advisory Group's opinion dated May 4, 2004 and reaffirmed on July 15, 2004, that, as of the date of the opinion and based on the matters considered and subject to the assumptions, conditions and qualifications set forth in the written opinion, the consideration to be paid to our stockholders, arising, in part, from the proceeds we receive under the Corporate Trust Sale Agreement and the Wealth Management Sale Agreement, is financially fair and equitable to our unaffiliated stockholders. Our Board of directors also identified and considered potentially negative factors involved in the Asset Sales, including the following:

o The possibility that the Asset Sales may not be completed and the effect of public announcement of the Asset Sales on our sales and operating results and our ability to attract and retain customers, industry partners and key personnel;
o The fact that the termination fees of $250,000 to be paid to Happy State Bank and in varying amounts to Dubuque Bank and Trust in certain circumstances by the terms of the Corporate Trust Sale Agreement and the Wealth Management Sale Agreement, respectively, would make it more costly for another potential purchaser to acquire us or either of our businesses;

o The fact that neither of the proposed Asset Sales provides for a cash payment directly to our stockholders enabling our stockholders, at the earliest possible time, to obtain the benefits of the transactions, but the benefits of which would be obtained over time through a series of distributions under the Plan of Liquidation; and
o That our stockholders will lose the opportunity to capitalize on the potential future growth of our businesses and on our potential future success and profits had we elected to continue as a going concern.

     Our board also considered the impact of the Asset Sales on our liquidation analysis, including the proceeds of the Asset Sales as well as the related transaction costs, including the payments and benefits to our executive officers that will result from the Asset Sales and any distributions to our stockholders of the proceeds of the Asset Sales.

     Our board of directors believes that the distribution of our remaining assets in a liquidation has a greater probability of producing more value to our stockholders than other alternatives. In evaluating the fairness of the Plan of Liquidation and Dissolution to our unaffiliated stockholders, and in reaching its conclusion that the Plan of Liquidation and Dissolution is fair to our unaffiliated stockholders and its decision to approve and recommend the Plan of Liquidation and Dissolution, our board of directors considered the factors listed above, as well as the following:

o our inability to execute a definitive agreement to acquire our entire company with a buyer or strategic partner on terms acceptable to us;
o the low probability that we would obtain, within a reasonable period of time under the circumstances, any viable offer to engage in a more attractive alternative transaction or transactions;
o the valuation analysis of Bank Advisory Group, which incorporates analysis of the net asset value, market value and investment value of our common stock and which concludes that the cash fair market value of Colonial was $2.84 - $3.08 per share as of the date of such analysis (assuming that Colonial was sold in more than one transaction and engaged in a subsequent liquidation and dissolution);
o the fact that the Plan of Liquidation and Dissolution contemplates per share distributions to our shareholders in excess of the $3.50 per share price at which we repurchased shares of our common stock in transactions in the two most recent fiscal years;
o    the Fairness Opinion of Bank Advisory Group;
o our board of directors' belief that it would be in the best interests of our stockholders to allow our stockholders to determine how to invest available cash rather than us pursuing an acquisition strategy involving the investment of our cash in businesses outside of our traditional business model; and
o prevailing economic conditions both generally and specifically relating to our industry.

     Our board of directors also identified and considered potentially negative factors involved in the Plan of Liquidation, including the following:

o that all distributions will likely be complete over a period of several years;
o that the liquidation will likely require the majority of our stockholders to pay taxes on the liquidating distributions they receive;
o that the aggregate amount of the distributions to be made to our stockholders is uncertain, due to our inability to predict with certainty, the existence or amount of claims or liabilities that we may face in the five-year period following our dissolution;
o that under applicable law, our stockholders could be required to return to creditors some or all of the distributions made to stockholders in the liquidation; and
o that stockholders will lose the opportunity to capitalize on the potential future growth of our Corporate Trust and Wealth Management businesses and on our potential future success had we elected to pursue an acquisition strategy or otherwise use our available cash to continue as a going concern.

     In light of factors including the significant regulatory expenditures as a result of our status as a public-reporting company that files public reports with the SEC, the existence of competitors in our industry with greater resources at their disposal, adverse long-term trends in our businesses, and the fact that even if our future operations were successful, the realization of significant profits was uncertain and could take years, our board of directors determined that the most viable course of action was to sell the Corporate Trust and Wealth Management businesses and distribute the proceeds to our stockholders. Our board rejected alternative offers for the sale of our Corporate Trust and Wealth Management businesses because such alternative transactions would have yielded less cash consideration than that offered by Happy State Bank and Dubuque Bank and Trust, respectively. Our board also rejected pursuing a going private transaction to be effected and financed by the Company without the sale of its businesses. In addition to certain of the reasons described above which would apply to such a transaction, the reasons the board rejected such a potential going private transaction included, without limitation, the Company's limited cash resources in the absence of a sale of one or more of its operating divisions with which to complete such a transaction, the uncertainty whether the Company could complete one or more financings necessary to complete such a transaction on terms acceptable to it, and the possibility that sale transactions on terms at least as favorable as those contained in the Corporate Trust Sale to Happy State Bank and the Wealth Management Sale to Dubuque Bank and Trust Company/Arizona Bank & Trust might not be available in the foreseeable future.

     The foregoing discussion of the information and positive and negative factors considered and given weight by our board of directors is not intended to be exhaustive. The members of the board considered their knowledge of our business, financial condition and prospects, and the views of management and our financial and legal advisors. In view of the variety of factors considered, the board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of the board may have given different weights to different factors. The Plan of Liquidation and Dissolution was unanimously approved by our non-employee directors. Because the Plan of Liquidation and Dissolution contemplates identical per-share distributions to affiliated and unaffiliated shareholders, the Plan of Liquidation and Dissolution has not been structured to independently require the approval of the majority of unaffiliated security holders, and we have not retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of either negotiating the terms of the Plan of Liquidation and Dissolution or preparing a fairness opinion that relates solely to the terms of the Plan of Liquidation and Dissolution.


Effect of Stockholders' Votes on the Proposals

     If our stockholders approve the Corporate Trust Sale, the Wealth Management Sale, and the Plan of Liquidation and Dissolution, we will attempt to consummate the Asset Sales and proceed with our liquidation and dissolution as contemplated in this proxy statement and the attached documents.

     If our stockholders approve the Corporate Trust Sale and the Wealth Management Sale, but do not approve the Plan of Liquidation and Dissolution, we will attempt to consummate the Corporate Trust Sale and the Wealth Management Sale and will explore the alternatives then available for the future of Colonial, including using available cash to acquire other businesses or companies.

     If our stockholders approve the Corporate Trust Sale, but do not approve the Wealth Management Sale, we will attempt to consummate the Corporate Trust Sale and will explore the alternatives then available, including searching for alternative purchasers for our Wealth Management business. We may also choose to distribute all or part of any net cash that we receive from this Sale in the form of a dividend to our stockholders. See "Additional Information About the Proposals - Income Tax Effects of a Distribution following the Approval of Either, but not both of, Proposal No. 1 and Proposal No. 2" immediately below. If our stockholders approve the Wealth Management Sale, but do not approve the Corporate Trust Sale, we will attempt to consummate the Wealth Management Sale and will explore the alternatives then available, including searching for alternative purchasers for our Corporate Trust business. We may also choose to distribute all or part of any net cash that we receive from this Sale in the form of a dividend to our stockholders. See "Additional Information About the Proposals - Income Tax Effects of a Distribution following the Approval of Either, but not both of, Proposal No. 1 and Proposal No. 2" immediately below. Approval of both the Corporate Trust Sale and the Wealth Management Sale are conditions to the Plan of Liquidation.

     If our stockholders do not approve the Wealth Management Sale, the Corporate Trust Sale, or the Plan of Liquidation and Dissolution, we will continue to operate our Corporate Trust and Wealth Management businesses and explore the alternatives then available for the future of Colonial, including searching for alternative purchasers for those businesses.


Income Tax Effects of a Distribution Following the Approval of Either, but not both of, Proposal No. 1 and Proposal No. 2, or either the Corporate Trust Sale or the Wealth Management Sale are consummated, but not both.

     The following discussion is a general summary of the material federal income tax consequences of a distribution but does not purport to be a complete analysis of all potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, U.S. Department of the Treasury regulations, IRS rulings, and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts.

     If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our stock, the distribution will be treated as a dividend, taxable to an individual at a maximum rate of 15% (if paid prior to December 31, 2008 and if "qualified"), to the extent it is paid from our current or accumulated earnings and profits. If the distribution exceeds our current or accumulated earnings and profits, the excess will be treated first as a tax-free return of your investment, up to your basis in such common stock. Any remaining excess will be treated as capital gain. If you are a corporation, the distribution will be taxable at ordinary rates and you may be able to claim a deduction for a portion of any distribution received that is considered a dividend.

     In general, information reporting requirements will apply to dividends paid on the common stock unless you are an exempt recipient. Backup withholding will apply to such payments if you fail to provide your taxpayer identification number and/or the proper and properly executed Forms W-9 and W-8 or certification of foreign or other exempt status, or if you fail to report in full dividend income. The backup withholding rate for 2004 is 28%.

     The foregoing summary OF MATERIAL FEDERAL income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the ABOVE may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the tax consequences of the distribution described above.

Opinion of Bank Advisory Group

     Pursuant to an engagement letter dated October 30, 2003, we retained Bank Advisory Group to render an opinion to our board of directors as to, among other things, the fairness, from a financial point of view, to our unaffiliated stockholders of the consideration to be paid to our stockholders pursuant to the Plan of Liquidation and Dissolution, based, in part, on the proceeds to be received by us upon consummation of the Corporate Trust Sale and the Wealth Management Sale (the "Fairness Opinion").

     Prior to engaging Bank Advisory Group for the Fairness Opinion and pursuant to an engagement letter dated April 1, 2003, we retained Bank Advisory Group to provide a valuation of 100% of our outstanding common stock, assuming the sale of Colonial for cash consideration (the "Valuation Opinion").


Valuation Opinion

     In a letter dated June 10, 2003, Bank Advisory Group delivered its Valuation Opinion and supporting analysis to our board of directors to the effect that and subject to the various assumptions set forth therein, as of March 31, 2003, the cash fair market value range of 100% of the outstanding common stock of Colonial was $3,500,000 - $3,800,000 in aggregate, or $4.62 - $5.01 per share (based on 757,884 shares that were issued and outstanding as of such date). However, the Valuation Opinion assumed the sale of the Company as a "whole" rather than in parts through a liquidation and dissolution. Were the Valuation Opinion adjusted to reflect a liquidation and distribution, the Valuation Opinion would have been $2,152,500 - $2,337,000 in aggregate, or approximately $2.84 - $3.08 per share (based on 757,884 shares that were issued and outstanding as of such date).

     In arriving at its conclusion for the Valuation Opinion, Bank Advisory Group employed the net asset, market value and investment value methodologies.

     The Net Asset Value approach, when valuing a financial organization, is frequently defined as the value of the net worth of the company, including every kind of property and value. This approach normally assumes liquidation or sale on the date of appraisal with the recognition of securities gains or losses, real estate appreciation or depreciation, or changes in the net value of its assets. As such, it is not the best approach to use when valuing a going concern. However, it would be applicable when valuing any nonoperating or "held" assets at a "shell" holding company (such as excess real estate, or low- or non-dividend paying equity securities held for long-term investment purposes). Accordingly, in determining the Valuation Opinion, Bank Advisory Group considered the $2,814,000 equity capital position of Colonial at March 31, 2003, but placed the least emphasis on the Net Asset Value appraisal methodology.

     The Market Value approach is generally defined as the price at which knowledgeable buyers and sellers would agree, and is frequently used to determine the price of the appraised stock when both the quantity and the quality of the trade data are deemed sufficient. However, the lack of availability of trade data that is comparable to the stock being appraised may result in the need to employ other valuation approaches.

     When valuing a "control" position in a financial organization, a comparison is typically made to the prices paid in recent acquisitions of similar financial organizations. Accordingly, Bank Advisory Group reviewed the prices paid for "control" of selected U.S. asset management companies acquired during January 2001 - March 2003 and with assets under management below $1 billion at announcement date. These organizations possessed the following financial traits and related price levels, on average:

                            Trust Company Deals With
                                  Stated Values
      ---------------------------------------------------------------------

       Average Administered Assets (000s)                   $175,000
       Total Price (000s)                                       $900
       Price/Assets                                             0.51%

       # of Transactions                                           2


     When sufficient, comparable trade data is available, the market value deserves equal or possibly greater consideration than the investment value. However, as illustrated in the table above, the number of transactions and the related financial and pricing information are considerably limited, thereby severely restricting Bank Advisory Group's reliance on the Market Value approach for determining a cash fair market value range for Colonial. Nevertheless, the data resulted in the market value conclusion of $2,425,600, summarized as follows:


                                                              Colonial
                                                             3/31/2003
---------------------------------------------------------------------------
---------------------------------------------------------------------------

Average Administered Assets for Colonial (000s)                $475,600
Price/Assets Comparable                                            0.51%
Market Value Approach (Aggregate in 000s)                      $2,425.6


     The Investment Value approach is sometimes referred to as the income value or earnings value. The investment or earnings value of any financial organization's stock is, simply stated, an estimate of the present value of the future benefits, usually earnings, cash flow, or dividends, that will accrue to the stock. An earnings value is comprised of two major components: annual future earnings and an appropriate capitalization rate (the present value discount rate), and is defined by the following formula:

                   Net Present Value = ? [valuesi/(1 + rate)i]

     Bank Advisory Group believes the utilization of net earnings, rather than cash flows, for this investment value methodology is appropriate given the minimal level of long-term, non-earning investments typically held by a trust company. Thus, for most asset management organizations, the absence of significant non-cash depreciation and/or amortization expense produces little variance between the net earnings and cash flow streams. Additionally, the utilization of net earnings in calculating the present value of benefits is a widely understood and accepted practice in the valuation of financial institutions.

     Bank Advisory Group's twelve-year financial projections of the future performance of Colonial were based on Bank Advisory Group's analysis of the financial service industry, market area, and current financial condition of and historical levels of growth and earnings for Colonial, as well as information provided to Bank Advisory Group by the management of Colonial. In summary, Bank Advisory Group forecast earnings of $224 thousand in the first projection year, rising gradually over the 12-year projection period until equaling $731 thousand by 2015, equating to a compound annual earnings growth rate of 11.35%. The growth in net earnings reflects total revenues which rise from $4.7 million during 2004 until equaling $8.3 million by 2015, and general & administrative expenses which rise from $4.4 million to $7.0 million during the same time period. The forecast growth in revenues is centered primarily in trust income, bond servicing income, and corporate servicing fees for individual retirement accounts. Finally, a combined federal and state corporate tax rate of 41% was employed.

     Thereafter, in order to create a ninety-year earnings stream for Colonial, Bank Advisory applied the following growth rates to Colonial's net earnings:
4.00% for projection years 13 through 20, and 3.00% for the remaining seventy years. On this basis - using a present value discount rate of 12.00% applied to the first ten years of the projection period, a 13.00% discount rate applied to the following ten years, and a 14.00% discount rate applied to the last seventy years of the ninety-year projection period - the present value of the projected 90-year net earnings stream equaled $5,322,000. Bank Advisory Group believes that the discount rate should incorporate both (a) a "risk-free rate," or the amount that an investor believes will be definitely realized over the set holding period; and, (b) a premium for risk, which includes a systematic risk for movements in returns on the investment market and general and an unsystematic risk that is specific to the investment. Moreover, Bank Advisory Group believes that the "risk-free rate" includes the "rental rate" for foregoing the use of funds of the set holding period and the expected rate of inflation over the set holding period. Accordingly, given Colonial's current financial condition and recent financial performance, the existing interest rate environment, potential alternative investment opportunities, and the anticipated rates of inflation, Bank Advisory Group believes the discount rates employed in its analysis to be appropriate.

     When the net asset value, market value, and investment value approaches were appropriately considered and all other relevant valuation variables and factors analyzed, giving consideration to the Market Value conclusion of $2,425,600 and the Investment Value conclusion of $5,322,000, and after Bank Advisory Group employed its substantial experience and judgment derived from having completed well over 1,000 appraisals for community financial institutions during the past twenty years, and as a result of performing these appraisals, becoming specifically aware of the trading activity and price levels and trends that currently exist for stocks of community financial institutions, the cash fair market value range of 100% of the outstanding common stock of Colonial, as of March 31, 2003, was determined to be $3,500,000 - $3,800,000 in aggregate, assuming Colonial operated as a private company.

     It should be noted, however, that the Valuation Opinion assumed the sale of the Company as a "whole" rather than in parts through a liquidation and dissolution. Were the Valuation Opinion adjusted to reflect a liquidation and distribution and, accordingly, adjusted for a blended effective tax rate assumed at 38.5%, the adjusted Valuation Opinion would have been $2,152,500 - $2,337,000 in the aggregate, or approximately $2.84 - $3.08 per share, as of March 31, 2003. Since that date, Bank Advisory Group believes that there has been little change in the fundamental financial position of Colonial to significantly alter the Valuation Opinion, other than to account for the retention of earnings since March 31, 2003.

     We have paid Bank Advisory Group a professional fee of $6,000 for rendering the Valuation Opinion, and reimbursed Bank Advisory Group for out-of-pocket expenses totaling $172. The terms of the fee arrangement with Bank Advisory Group were negotiated at arm's length between our management and Bank Advisory Group, and our board was aware of the arrangement.


Fairness Opinion

     On May 4, 2004, Bank Advisory Group delivered certain of its written analyses and its written opinion to our board of directors to the effect that and subject to the various assumptions set forth therein, as of May 4, 2004, the consideration to be paid under the Plan of Liquidation is financially fair and equitable to Colonial's unaffiliated stockholders. Bank Advisory Group provided the Company with a letter dated July 15, 2004, reaffirming the analyses and conclusions set forth in its May 4, 2004 opinion. The full text of the written Fairness Opinion of Bank Advisory Group, dated May 4, 2004, as well as the Bank Advisory Group's reaffirmation letter, dated July 15, 2004, are attached as Appendix C. Our stockholders are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Bank Advisory Group. The summary of the written opinion of Bank Advisory Group set forth herein is qualified in its entirety by reference to the full text of such opinion. Bank Advisory Group's analyses and opinion were prepared for and addressed to our board of directors and are directed only to the fairness, from a financial point of view, to our unaffiliated stockholders of the consideration to be received by our stockholders under the Plan of Liquidation, and do not constitute an opinion as to the merits of either of the asset sales or the Plan of Liquidation itself, or a recommendation to any stockholder as to how to vote on any of the proposals. The distributions to be made to our stockholders pursuant to the Plan of Liquidation were determined by Colonial and not pursuant to recommendations of Bank Advisory Group.

     In arriving at its Fairness Opinion, Bank Advisory Group reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

o    The Corporate Trust Sale Agreement;
o    The Wealth Management Sale Agreement;
o    The Plan of Liquidation and Dissolution;
o Certain publicly available financial and other information for us, and certain other relevant financial and operating data furnished to Bank Advisory Group by our management;
o Certain internal financial analyses, financial forecasts, reports and other information concerning Colonial prepared by our management, collectively referred to as the Colonial Forecasts;
o Discussions Bank Advisory Group had with certain members of our management concerning the historical and current business operations, financial conditions and prospects of Colonial and such other matters Bank Advisory Group deemed relevant;
o Certain operating results of Colonial as compared to the operating results of certain other financial institutions and/or trust companies Bank Advisory Group deemed relevant; and
o Such other information, financial studies, analyses and investigations and such other factors that Bank Advisory Group deemed relevant for the purposes of its opinion.

     In conducting its review and arriving at its Fairness Opinion, Bank Advisory Group, with management's consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by us or which was publicly available. Bank Advisory Group did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, this information. In addition, Bank Advisory Group did not conduct any physical inspection of the properties or facilities of Colonial. Bank Advisory Group further relied upon the assurance of our management that we were unaware of any facts that would make the information provided to Bank Advisory Group incomplete or misleading in any respect. Bank Advisory Group, with management's consent, assumed that any projections provided to Bank Advisory Group were reasonably prepared by our management, and reflected the best available estimates and good faith judgments of our management as to our future performance and the values to be received upon sale of our operating assets net of any potential contingent liabilities remaining upon the consummation of such sales, and that such projections and analysis provide a reasonable basis for this opinion.

     Bank Advisory Group did not make or obtain any independent evaluations, valuations or appraisals of our assets or liabilities. Bank Advisory Group's services to us in connection with the transaction have included serving as exclusive financial advisor to our board of directors and rendering an opinion, from a financial point of view, of the fairness to our unaffiliated stockholders of the distributions to be made to our stockholders in connection with our Plan of Liquidation and Dissolution. Bank Advisory Group's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Bank Advisory Group on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, Bank Advisory Group does not have any obligation to update, revise or reaffirm its opinion and Bank Advisory Group expressly disclaims any responsibility to do so.

     In rendering its Fairness Opinion, Bank Advisory Group assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Corporate Trust Sale Agreement and the Wealth Management Sale Agreement, respectively, are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Corporate Trust Sale Agreement and the Wealth Management Sale Agreement, and that all conditions to the consummation of the Corporate Trust Sale Agreement and the Wealth Management Sale Agreement will be satisfied without waiver thereof. Bank Advisory Group also assumed that all governmental, regulatory and other consents and approvals contemplated by the Corporate Trust Sale Agreement and the Wealth Management Sale Agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of either the Corporate Trust Sale or the Wealth Management Sale.

     Bank Advisory Group's opinion does not constitute a recommendation to any stockholder as to how the stockholder should vote on any of the proposals. Bank Advisory Group's opinion is limited to the fairness, from a financial point of view, to our unaffiliated stockholders of the consideration to be received by our stockholders in connection with the Plan of Liquidation and Dissolution, based, in part, on the proceeds received by us upon consummation of the Corporate Trust Sale and the Wealth Management Sale. Bank Advisory Group expresses no opinion as to the underlying business reasons that may support the decision of our board of directors to approve, or our decision to consummate, the Corporate Trust Sale or the Wealth Management Sale.

     The following is a summary of the principal financial analyses performed by Bank Advisory Group to arrive at its opinion. This summary alone does not constitute a complete description of the financial analyses. Also, considering the following summary without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Bank Advisory Group performed certain procedures, including each of the financial analyses described below, and reviewed with our management the assumptions on which such analyses were based and other factors, including our historical and projected financial results. No limitations were imposed by our board with respect to the investigations made or procedures followed by Bank Advisory Group in rendering its opinion.

     The Net Asset Value approach, as previously discussed in connection with the Valuation Opinion, normally assumes liquidation or sale on the date of appraisal with the recognition of securities gains or losses, real estate appreciation or depreciation, or changes in the net value of its assets. Accordingly, in issuing the Fairness Opinion, Bank Advisory Group considered the $2,943,766 equity capital position of Colonial at December 31, 2003. However, assuming distribution of Colonial's net assets and therefore adjusting for a blended effective tax rate of 38.5% and assuming the exercise of all Colonial stock options outstanding, the after-tax value of Colonial's net assets is $1,841,320, or $2.37 per share (based on 775,843 shares outstanding). As with the Valuation Opinion, Bank Advisory Group placed the least emphasis on the Net Asset Value for supporting the Fairness Opinion.

     The Market Value approach, as previously discussed in connection with the Valuation Opinion, is generally defined as the price at which knowledgeable buyers and sellers would agree, and is frequently used to determine the price of the appraised stock when both the quantity and the quality of the trade data are deemed sufficient. Bank Advisory Group reviewed the prices paid for "control" of selected U.S. asset management companies acquired during January 2001 - March 2004 and with assets under management below $1 billion at announcement date. These organizations possessed the following financial traits and related price levels, on average:

                                                                     Trust
                                                    All Deals       Company
                                                   With Stated    Deals With
                                                      Values     Stated Values
-------------------------------------------------------------------------------

Average Administered Assets (000s)                  $381,000       $175,000
Total Price (000s)                                    $6,760           $900
Price/Assets                                            1.77 %         0.51 %

# of Transactions                                          4              2


     When sufficient, comparable trade data is available, the market value deserves equal or possibly greater consideration than the investment value. However, as illustrated in the table above, the number of transactions and the related financial and pricing information are considerably limited, thereby severely restricting Bank Advisory Group's reliance on the Market Value approach for determining a market value range for Colonial. Nevertheless, the data reveals the following:


                                                  Colonial          Colonial
                                              Wealth Management  Corporate Trust
                                                   Assets            Assets
                                                 12/31/2003        12/31/2003
--------------------------------------------------------------------------------

Average Administered Assets for Colonial (000s)    $260,570           $238,789
Price/Assets Comparable                                1.77 %             0.51 %
Market Value Approach (Aggregate in 000s)            $4,612             $1,218


     Combining the market value approaches calculated above for Colonial's Wealth Management assets and Corporate Trust assets, results in a combined market value of $5,829,915 in aggregate. Assuming a blended effective tax rate of 38.5% to account for the liquidation and dissolution of Colonial, the market value of Colonial on an after-tax basis equaled $3,616,301, or $4.66 per share (based on 775,843 shares outstanding).

     The Investment Value approach, as previously discussed in connection with the Valuation Opinion, is sometimes referred to as the income value or earnings value. Bank Advisory Group, after analyzing the financial performance of Colonial since the Valuation Opinion date of March 31, 2003, concluded that no basis exists for materially revising or modifying the financial projections for Colonial used in connection with the Valuation Opinion. Likewise, Bank Advisory concluded that no basis exists for altering the present value discount rate of 12.00% applied to the first ten years of the projection period, 13.00% applied to the following ten years, and 14.00% applied to the last seventy years of the ninety-year projection period. Therefore, the present value of Colonial's projected 90-year net earnings stream, on a pre-tax basis, remained unchanged at $5,322,000. Assuming a blended effective tax rate of 38.5% to account for the liquidation and dissolution of Colonial and assuming the exercise of all Colonial stock options outstanding, the present value of Colonial's projected 90-year net earnings stream on an after-tax basis equaled $3,273,030, or $4.22 per share (based on 775,843 shares outstanding).

     When the net asset value, market value, and investment value approaches were appropriately considered, together with Bank Advisory's Group's experience in valuing the stocks of community financial institutions, Bank Advisory Group believes it has sufficient justification for its assertion that the estimated liquidating distributions - expected to range between $4.37 and $5.16 per share
- to be paid to the holders of Colonial Stock based, in part, on the proceeds to be received by Colonial upon consummation of the Corporate Trust Sale and the Wealth Management Sale, are financially fair and equitable to the unaffiliated stockholders of Colonial.

     The summary set forth above does not purport to be a complete description of all the analyses performed by Bank Advisory Group. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Bank Advisory Group did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Bank Advisory Group believes, and has advised our board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Bank Advisory Group made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond our control. These analyses performed by Bank Advisory Group are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Colonial, Colonial's management, Bank Advisory Group or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by Bank Advisory Group and its opinion were among several factors taken into consideration by our board in making its decision to enter into the Corporate Trust Sale Agreement and the Wealth Management Sale Agreement and should not be considered as determinative of such decision.

     Bank Advisory Group was selected by our board to render an opinion to our board because Bank Advisory Group is a nationally recognized financial institution valuation firm that is routinely engaged in the valuation of financial institutions in connection with mergers and acquisitions, as well as valuations for corporate and other purposes. Bank Advisory Group is providing financial services for us for which it will receive customary fees.

     Pursuant to the Bank Advisory Group engagement letter, we will pay a fee not to exceed $24,000 to Bank Advisory Group for rendering its opinion, as well as reimbursement of reasonable out-of-pocket expenses not to exceed $750. In addition to this fee, we will reimburse Bank Advisory Group for any legal support services and time spent providing testimony. The terms of the fee arrangement with Bank Advisory Group, which management believes are customary in transactions of this nature, were negotiated at arm's length between our management and Bank Advisory Group, and our board was aware of the arrangement. No portion of the fee payable to Bank Advisory Group is contingent on consummation of either the Corporate Trust Sale or the Wealth Management Sale.


Interests of Our Directors and Officers in the Transactions

     The approval of the Corporate Trust Sale, the Wealth Management Sale and our Plan of Liquidation and Dissolution by our stockholders may have certain effects upon our officers and directors, including those set forth below, which interests may be different than those of our stockholders.

     As of July 19, 2004, our directors and executive officers, who collectively own 183,823 shares of our common stock (or approximately 23.7% of our common stock as of the record date for the Special Meeting) have informed the Company that they intend to vote in favor of Proposal Nos. 1, 2, 3 and 4 at the Special Meeting. For information as to the number of shares of our common stock beneficially owned by our directors and officers, see "Security Ownership Of Certain Benefical Owners And Management."

     Our current executive officers are parties to agreements with us providing for certain benefits upon consummation of the transactions contemplated by the proposals. The tables below summarize these benefits as applicable to the matters being considered at the Special Meeting.


Name and principal position      Transaction
                                    Payments              Certain other benefits
---------------------------   -----------------   ------------------------------
---------------------------   -----------------   ------------------------------

John K. Johnson, President      $142,850(1)       Employment  as   President  of
                                                  GoldStar  Trust  Company,    a
                                                  trust-only  branch   of  Happy
                                                  State Bank, upon the close  of
                                                  the   Corporate   Trust   Sale
                                                  Agreement

Cecil Glovier, Chief            $107,150(1)       Employment  as Chief Operating
                                                  Officer  of   GoldStar   Trust
                                                  Company,  a  trust-only branch
                                                  of Happy  State Bank  upon the
                                                  close  of the  Corporate Trust
                                                  Sale Agreement.  Additionally,
                                                  in the event that Mr.Glovier's
                                                  employment  is  terminated  by
                                                  Happy State  Bank  during  the
                                                  first year  of    Mr.Glovier's
                                                  employment by Happy State Bank
                                                  (other  than   termination  by
                                                  Happy State Bank for cause, as
                                                  defined  by the  parties),  we
                                                  will be  obligated  to pay Mr.
                                                  Glovier an amount equal to the
                                                  difference   between   $92,882
                                                  (Mr.  Glovier's current annual
                                                  base  salary)  and salary paid
                                                  by Happy State Bank during Mr.
                                                  Glovier's    first   year   of
                                                  employment   by  Happy   State
                                                  Bank.

Bruce Mitchell                  $30,000(2)        Employment   as   Senior  Vice
                                                  President and Manager  of  the
                                                  Wealth   Management  Group  of
                                                  Arizona  Bank and  Trust  upon
                                                  the   close  of   the   Wealth
                                                  Management  Sale Agreement.

(1) Based upon consummation of the asset sales, payable at 60% upon the close of the Corporate Trust Sale and 40% upon the close of the Wealth Management Sale. These transaction bonus payments are in lieu of bonuses due to Mr. Johnson and Mr. Glovier under their respective employment agreements. In accordance with their respective employment agreements, Messrs. Johnson and Glovier each received bonuses of $6,792 for the fiscal year ended March 31, 2003.


(2) Based upon consummation of the Wealth Management Sale. Represents the amount estimated to be paid upon consummation of the Wealth Management Sale pursuant to the terms of an agreement dated January 30, 2004 with Mr. Mitchell. Pursuant to this agreement, upon the closing of the Wealth Management Sale, Mr. Mitchell will receive a bonus equal to the sum of (i) 1% of the sales price attributed to fiduciary accounts in existence on January 20, 2004 for which Dubuque Bank and Trust succeeds Colonial at the closing, (ii) 5% of the first $250,000 in sales price attributable to fiduciary accounts that come in to existence after January 20, 2004 for which Dubuque Bank and Trust succeeds Colonial at the closing, and (iii) 10% of any amounts in excess of $250,000 of the sales price attributable to fiduciary accounts that come into existence after January 20, 2004 for which Dubuque Bank and Trust succeeds Colonial at the closing. This bonus arrangement is in lieu of any other bonuses to which Mr. Mitchell would have otherwise been entitled under his employment agreement. In accordance with his employment agreement, Mr. Mitchell received a bonus of $70,028 for the fiscal year ended March 31, 2003.


     Gerald G. Morgan, a member of our board of directors, is a member of the law firm of Burdett, Morgan, Williamson & Boykin LLP of Amarillo, Texas. Mr. Tom Burdett, also a member of Burdett, Morgan, Williamson & Boykin, is a member of the board of directors of Happy Bancshares, Inc., the parent of Happy State Bank, and Burdett, Morgan, Williamson & Boykin provides legal services to Happy Bancshares, Inc. and Happy State Bank. Burdett, Morgan, Williamson & Boykin represented Colonial in connection with the Corporate Trust Sale. Burdett, Morgan, Williamson & Boykin has not provided any legal services to Happy Bancshares, Inc. or Happy State Bank in connection with the Corporate Trust Sale. Additionally, prior to commencing its representation of Colonial in the Corporate Trust Sale, Burdett, Morgan, Williamson & Boykin also agreed not to disclose any information of or relating to Colonial to Happy State Bank.

     In connection with the Plan of Liquidation, we intend to continue to indemnify our directors and officers and to purchase a director and officer liability "tail" insurance policy for up to six years of coverage for the benefit of our current and former directors and officers, as described below under "Proposal No. 3 - Principal Provisions of the Plan of Liquidation-Dissolution - Continuing Indemnification and Insurance."


Rights of Appraisal

     In connection with the Plan of Liquidation, our stockholders are entitled to exercise dissenters' rights pursuant to the provisions of Chapter 13 of Title 10 of the Arizona Revised Statutes, or the Arizona Appraisal Statutes, copies of which sections are included with this proxy statement as Appendix B. In accordance with these sections, our stockholders have the right to dissent from the Plan of Liquidation and Dissolution and to be paid the "fair value" of their common stock. In this context, the term "fair value" means the value of a stockholder's common stock as of the day preceding the date of the vote approving the Plan of Liquidation. The following discussion is a summary of the material terms of the appraisal rights and is not a complete statement of the law pertaining to a dissenting stockholder's rights under the Arizona Appraisal Statutes and is qualified by the full text of Chapter 13 of Title 10 of the Arizona Appraisal Statutes, inclusive, and attached as Appendix B. Any stockholder who wishes to exercise the right to dissent and demand the fair value of such stockholder's shares, or who wishes to preserve the right to do so, should review the following discussion and Appendix B carefully because failure to timely and properly comply with the procedures will result in the loss of a stockholder's right to dissent under the Arizona Appraisal Statutes.

     With respect to any amendment to the articles of incorporation to effect a reverse stock split that will reduce the number of shares held by any stockholder to a fraction of a share, which is to be acquired for cash, under
Section 10-1320(A) of the Arizona Appraisal Statutes, we must notify each of our stockholders of the right to dissent. This proxy statement constitutes notice to our stockholders under Section 10-1320(A).

     A stockholder wishing to exercise the right to demand the fair value of such stockholder's common stock must first file, before the vote of stockholders is taken at the special meeting, a written objection to the proposed action and state such stockholder's intent to demand the fair value of such stockholder's common stock if the action is taken. In addition, the dissenting stockholder must not vote in favor of the Plan of Liquidation, in the event the dissenting stockholder wishes to exercise appraisal rights with respect to the reverse stock split amendment. Because a proxy that does not contain voting instructions will, unless revoked, be voted FOR the Plan of Liquidation, a stockholder who votes by proxy and who wishes to exercise dissenter's rights must vote AGAINST the applicable resolution or ABSTAIN from voting on the applicable resolution. A vote against the applicable resolution, in person or by proxy, will not in and of itself constitute a written notice of intent to demand the fair value of a stockholder's common stock satisfying the requirements of Section 10-1320(A) of the Arizona Appraisal Statutes. A stockholder will not have appraisal rights with respect to the reverse stock split amendment if our stockholders do not approve or we do not consummate the Plan of Liquidation. A demand for appraisal must be properly executed by or for the stockholder of record. A record owner who holds shares as a nominee for others, such as a broker, may demand an appraisal of the shares held for all, or fewer than all, of the beneficial owners of such shares, but only if the record stockholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record stockholder asserts dissenters' rights. Beneficial owners of common stock who are not record owners and who intend to exercise appraisal rights must do so with respect to all shares of which the beneficial stockholder is the beneficial stockholder or over which the beneficial stockholder has power to direct the vote. To assert dissenters' rights, a beneficial stockholder must submit to the corporation the record stockholder's written consent to the dissent not later than the time the beneficial stockholder asserts dissenters' rights.

     Stockholders who elect to exercise appraisal rights should mail or deliver their written demand to Colonial Trust Company, 5336 N. 19th Avenue, Phoenix, AZ 85015, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned and that the stockholder is thereby demanding appraisal of such stockholder's shares. Within 10 days after the approval of the Plan of Liquidation, we will cause to be mailed to each stockholder who has properly asserted appraisal rights with respect to the reverse stock split amendment, a notice that the Plan of Liquidation, including the reverse stock split amendment, has been authorized. This notice will include where the payment demand must be sent, where and when certificates for certificated shares must be deposited, transfer restrictions relating to uncertificated shares, and supply a form for making a demand for payment. To receive the fair value of the common stock, a stockholder exercising appraisal rights must send to us a written demand for payment within 30 to 60 days after this notice from us is given.

     Within 60 days after we receive a valid demand for payment, we will pay to such stockholder the amount we estimate to be the fair value of such stockholder's shares of common stock. However, if we and such stockholder cannot reach agreement within the 60 days following the filing of the dissenting stockholder's demand with us as to the value of the stock, we will petition the court in the county in which our principal office is located for a determination of the value of the stock of all such objecting stockholders. A stockholder who has demanded payment will be entitled to judgment either for the amount, if any, by which the court finds the fair value of his shares plus interest exceeds the amount we paid, or for the fair value plus accrued interest of the dissenter's after-acquired shares for which we elected to withhold payment.

     Generally the costs and expenses associated with a court proceeding to determine the fair value of the common stock will be determined by the court, and will include the costs of the reasonable compensation and expenses of any master appointed by the court to assist in the valuation process. The court will generally assess these costs against us, except that the costs will be assessed against some or all of the dissenters to the extent the court finds that the fair value does not materially exceed the amount we offered, or that the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may assess the fees and expenses of the parties' attorneys and experts: (1) against us and in favor of any or all dissenters if the court finds that we did not substantially comply with the procedures relating to dissenters' rights; (2) against the dissenter and in favor of us if the court finds that the fair value does not materially exceed the amount we offered; or
(3) against either party if the court finds that the party acted arbitrarily, vexatiously or not in good faith with respect to the procedures relating to dissenters' rights. Additionally, if the court finds that the services of an attorney for any dissenter were of substantial benefit to other dissenters and that the fees for those services should not be assessed against us, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

     Failure to follow the steps required by Chapter 13 of Title 10 of the Arizona Appraisal Statutes for asserting dissenters' rights may result in the loss of a stockholder's rights, if applicable, to demand the fair value of shares of common stock owned by such stockholder. Stockholders considering seeking appraisal with respect to the reverse stock split amendment should realize that the fair value of their shares, as determined under the Arizona Appraisal Statutes in the manner outlined above, could be more than, the same as or less than the value of the cash they would be entitled to as a result of the Plan of Liquidation if they did not seek appraisal of their shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of July 19, 2004 by each director of the Company, the other executive officers of the Company, all persons known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, and all executive officers and directors as a group.

     In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest. The table that follows is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission. The holdings reflected in the following table are calculated pursuant to Rule 13d-3(d) under the Exchange Act.

Name And Address Of                 Amount And Nature Of              Percent
Beneficial Owner                    Beneficial Ownership(1)          Of Class(%)
----------------------------------  -----------------------          -----------

Lynn R. Camp                          20,095 shares                         2.6%
3517 Tripp
Amarillo, TX  79121
Gerald G. Morgan                      15,081 shares                         2.0%
4705 Olsen
Amarillo, TX  79106
Mike Borger                           24,697 shares                         3.2%
P.O. Box 51200
Amarillo, TX  79159
Bill McMorries                        30,931 shares                         4.0%
1601 Jordan
Amarillo, TX  79106
John K. Johnson                       41,491 shares                         5.3%
3414 E. Clark Road
Phoenix, AZ  85024
William and Sue Johnson               45,586 shares (2)                     5.9%
14001 Interstate 27
Amarillo, TX  79119
Cecil E. Glovier                       3,140 shares                          (3)
16925 Roadrunner Road
Mayer, AZ  86333
Bruce L. Mitchell                      1,000 shares                          (3)
1974 E. McNair Drive
Tempe, AZ  85283-4922
Susan D. Carlisle                      1,401 shares                          (3)
8026 E. Redwing Road
Scottsdale, AZ  85250-5649
Kurt J. Kiesling                         401 shares                          (3)
13514 W. Post Drive
Surprise, AZ  85374
All directors and officers as a group
(9 persons)                          183,823 shares                        23.7%
                                   __________________

(1) The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of July 19, 2004, through the exercise of any stock option or other right. Such shares of Common Stock subject to options or rights that are currently exercisable or exercisable within 60 days of July 19, 2004, are deemed outstanding for purposes of computing the percentage of the person holding such options or rights, but are not deemed outstanding for computing the percentage of any other person. The amount and percentages in the table are based upon 775,843 shares outstanding as of July 19, 2004.

(2) Includes 35,032 shares owned by Amberwood Management Company. Mr. and Mrs. Johnson, through trusts of which they are the sole trustees, own all of the issued and outstanding shares of capital stock of Amberwood. Mr. and Mrs. Johnson therefore control the disposition of the shares owned by Amberwood and may be deemed the beneficial owners of such shares. Mr. and Mrs. Johnson are the parents of Mr. John K. Johnson.

(3)  Represents  less than one  percent  of the issued  and  outstanding  Common
     Stock.


Compliance With Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership with the SEC within specified time periods. Such officers, directors and stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that all
Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with during the fiscal year ended March 31, 2004.

                                  OTHER MATTERS

Voting By Proxy

     In order to ensure that your shares will be represented at the Special Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any stockholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy.

Householding of Proxy Materials

     To reduce the expenses of printing and delivering duplicate copies of proxy statements, some banks, brokers, and other nominee record holders may be taking advantage of the SEC "householding" rules that permit the delivery of only one copy of these materials to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one copy of this proxy statement, you may request a separate copy of these materials at no cost to you by writing to Colonial Trust Company, 5336 N. 19th Avenue, Phoenix, Arizona 85015, Attention: Secretary. For future stockholder meetings, you may request separate copies of these materials, or request that we send only one set of these materials to you if you are receiving multiple copies by writing to us at the address given above.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       John K. Johnson, President & CEO

Phoenix, AZ
July 23, 2004

      P1

                             Colonial Trust Company
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLONIAL TRUST COMPANY FOR THE SPECIAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Colonial Trust Company, an Arizona corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated July 23, 2004, and hereby appoints John K. Johnson and Kurt Kiesling, or either of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Colonial Trust Company to be held at Colonial's office at 5336 N 19th Avenue in Phoenix, Arizona on August 9, 2004 at 2:00 p.m., Mountain Standard Time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1.   Sale of assets of the Corporate Trust Business.
        [  ]     FOR          [  ]     AGAINST                  [  ]     ABSTAIN

2.   Sale of assets of the Wealth Management Group Business.
        [  ]     FOR          [  ]     AGAINST                  [  ]     ABSTAIN

3. Liquidation and dissolution of the company pursuant to the Plan of Liquidation and Dissolution, including amendment of the Company's Articles of Incorporation to effect a reverse stock split of one share of common stock for every 35,032 shares of common stock that are issued and outstanding for purposes of making liquidating distributions to stockholders.
        [  ]     FOR          [  ]     AGAINST                  [  ]     ABSTAIN

4. Adjournment of the Special Meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of any or all of the above matters presented at the Special Meeting to approve those matters.
        [  ]     FOR          [  ]     AGAINST                  [  ]     ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.

Dated:                , 2004

Please sign exactly as your name appears on this proxy card. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

SIGNATURE(S):




                     I Will ________ Will not ______ attend the Special Meeting.

              Please return in the enclosed, postage-paid envelope.

      A1

                                   Appendix A

                  PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
                                       OF

                             COLONIAL TRUST COMPANY


This Plan of Complete Liquidation and Dissolution (the "Plan") is intended to accomplish the dissolution and complete liquidation of Colonial Trust Company, an Arizona corporation (the "Company"), in accordance with the Arizona Revised Statutes (the "ARS") and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

1. The Board of Directors of the Company (the "Board of Directors") has adopted this Plan and called a special meeting (including any adjournment thereof, the "Meeting") of the Company's stockholders (the "Stockholders") to take action on the Plan. If Stockholders holding a majority of the Company's issued and outstanding no par value common stock (the "Common Stock") vote at the Meeting for the authorization and approval of this Plan and the dissolution of the Corporation, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

2. The Plan shall become effective and may be implemented only upon the later of the dates on which the following transactions are consummated: (i) the sale of our Corporate Trust business to First State Bank pursuant to that Purchase and Assumption Agreement dated as of December 30, 2003, and (ii) the sale our Wealth Management business to Dubuque Bank and Trust Company and Arizona Bank and Trust Company pursuant to that Purchase and Assumption Agreement dated as of March 26, 2004, and that Addendum to Purchase and Assumption Agreement dated as of April 26, 2004, (the "Effective Date").

3. After the Effective Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file a Form 966 with the Internal Revenue Service.

4. From and after the Effective Date, the Company shall complete the following corporate actions:

     (a) The Company shall determine whether and when to collect, sell, exchange or otherwise dispose of all of its remaining property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and the Stockholders. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company. All of the remaining Company property and assets, and any proceeds from the sales, exchanges, dispositions and collections from such property and assets, shall be included in the Contingency Reserve (as described in Paragraph 4(b)).

      A2

     (b) The Company, as determined by the Board of Directors, shall establish a reserve to: (i) pay or make reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company that is the subject of a pending action, suit or proceeding to which the Company is a party, and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within five years after the date of dissolution (the "Contingency Reserve").

     (c) The Board of Directors will authorize liquidating distributions as promptly as reasonably practicable. The Company intends to effect a reverse stock split for the purpose of making the pro-rata liquidating distributions to Stockholders. Accordingly, on or after the Effective Date, the Company will amend its Articles of Incorporation to effect a reverse stock split of one share of our common stock for every 35,032 shares of common stock that are currently issued and outstanding, as follows:

          The authorized capital stock of the Corporation is 25,000,000 shares of common stock, no par value per share (the "Common Stock"). Each thirty-five thousand and thirty-two (35,032) shares of the Corporation's Common Stock issued as of [Date which Articles of
          Amendment are filed] (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock, with no fractional shares being issued as a result of the foregoing (the "Reverse Stock Split").

The above is hereinafter referred to as the "Reverse Stock Split Amendment".

     Upon the Reverse Stock Split, the Company will distribute to each record holder a pro rata portion of all available cash, including the cash proceeds of any sale, exchange or disposition, except such property or assets not yet reduced to cash and cash in the Contingency Reserve, and a pro rata interest in a note instrument, which gives such stockholder a pro rata interest (based on the number of shares of Common Stock owned immediately prior to the Reverse Stock Split) in any unused cash, property or assets that will ultimately remain in the Contingency Reserve after all property and assets, that can in the judgment of the Board of Directors, be disposed of for cash and all liabilities as described above are satisfied (the "Note Interest"). As a result of the Reverse Stock Split, there will remain one Stockholder (the "Remaining Stockholder") holding one share of Common Stock.

     (d) Upon the Board of Directors determining that the amount of the Contingency Reserve can be reduced, an amount of cash (or other property if the Board should so decide) shall be distributed pro rata to each holder of a Note Interest. Such distributions may occur all at once or in a series of distributions and shall be in cash, in such amounts, and at such time or times, as the Board of Directors in its absolute discretion, may determine.

     (e) The Company will make a final distribution to the Remaining Stockholder after all distributions to the holders of the Note Interest are completed.

     (f) The distributions to the Stockholders pursuant to Paragraphs 4(c) - (e) hereof shall be in complete cancellation of all of the outstanding Common Stock. As a condition to making any distribution to the Stockholders, the Board of Directors, in its absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon, or (ii) furnish the Company with evidence satisfactory to the Board of Directors of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors ("Satisfactory Evidence and Indemnity"). The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the date of dissolution of the Company, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

      A3

5. If any distribution to a Stockholder or a holder of a Note Interest cannot be made, whether because the Stockholder or holder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such person is entitled shall be transferred, at such time as the liquidating distribution occurs in Paragraphs 4(c) - (e) (or in the case of a Note Interest, when a final payment to the holders of a Note Interest is made by the Company), to an official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder or holder of the Note Interest as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

6. If the Board of Directors determines to follow the procedures described in Sections 10-1406 and 10-1407 of Chapter 14 of the ARS, then the additional steps set forth below, to the extent necessary or appropriate, and any other steps determined by the Board of Directors in its absolute discretion to be necessary or appropriate, shall be taken:

     (a) The giving of notice of the dissolution to the Secretary of State, the Corporation Commission and the Department of Revenue of the State of Arizona, and to all known creditors and by publication one time in a newspaper of general circulation in the county in which the principal office of the Company is located; and

     (b) The taking of such action as may be determined by the Board of Directors in its absolute discretion to be necessary or appropriate, including without limitation the satisfaction of known, matured, uncontested claims, the posting of security and the payment or making of adequate provision for payment of any other claims.

Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Chapter 14 of the ARS, and the adoption of the Plan by the Company's Stockholders shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the ARS, including, without limitation, Sections 10-1406 and 10-1407 thereof.

7. After the Effective Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from and make any required filings with the Arizona corporation, banking and tax authorities and, upon obtaining such certificates and making such filings, the Company shall file with the Secretary of State of the State of Arizona articles of dissolution (the "Articles of Dissolution") in accordance with the ARS.

8. Adoption of this Plan by holders of at least a majority of the outstanding Common Stock shall constitute the authorization and approval of the Stockholders of this Plan, the dissolution of the Company and the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of any contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

9. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

      A4

10. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay to the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Authorization and approval of this Plan by the Stockholders shall constitute the approval of the Stockholders of the payment of any such compensation.

11. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its articles of organization and by-laws, the ARS and any contractual arrangements, including without limitation for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Contingency Reserve. The Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligations hereunder.

12. Notwithstanding authorization and approval of this Plan by the Stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders to the extent permitted by the ARS.

13. The Board of Directors of the Company is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

      B1

                                   Appendix B

                            ARIZONA REVISED STATUTES

                    Title 10 - Corporations and Associations

                         CHAPTER 13 - DISSENTERS' RIGHTS



Article 1 - Dissent and Payment for Shares
10-1301  Dissent and Payment for Shares




In this article, unless the context otherwise requires:

1. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 10-1302 and who exercises that right when and in the manner required by article 2 of this chapter.

4. "Fair value" with respect to a dissenter's shares means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion is inequitable.

5. "Interest" means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under the circumstances.

6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

7. "Shareholder" means the record shareholder or the beneficial shareholder.


10-1302  Right to Dissent

A. A shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

          1. Consummation of a plan of merger to which the corporation is a party if either:

               (a) Shareholder approval is required for the merger by section 10-1103 or the articles of incorporation and if the shareholder is entitled to vote on the merger.

               (b) The corporation is a subsidiary that is merged with its parent under section 10-1104.

          2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

          3. Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to a court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

          4. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it either:

      B2

               (a) Alters or abolishes a preferential right of the shares.

               (b)   Creates,   alters  or  abolishes  a  right  in  respect  of
               redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

               (c) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

               (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

               (e) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 10-604.

          5. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

B. A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

C. This section does not apply to the holders of shares of any class or series if the shares of the class or series are redeemable securities issued by a registered investment company as defined pursuant to the investment company act of 1940 (15 United States Code section 80a-1 through 80a-64).

D. Unless the articles of incorporation of the corporation provide otherwise, this section does not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange, were listed on the national market systems of the national association of securities dealers automated quotation system or were held of record by at least two thousand shareholders on the date fixed to determine the shareholders entitled to vote on the proposed corporate action.


10-1303.  Dissent by nominees and beneficial owners

A. A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the record shareholder dissents and the record shareholder's other shares were registered in the names of different shareholders.

B. A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if both:

          1. The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

          2. The beneficial shareholder does so with respect to all shares of which the beneficial shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.


Article 2 - Procedure for Exercise of Dissenters' Rights
10-1320.  Notice of dissenters' rights


A. If proposed corporate action creating dissenters' rights under section 10-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article.

      B3

B. If corporate action creating dissenters' rights under section 10-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and shall send them the dissenters' notice described in section 10-1322.


10-1321.  Notice of intent to demand payment.

A. If proposed corporate action creating dissenters' rights under section 10-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall both:

          1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

          2. Not vote the shares in favor of the proposed action.

B. A shareholder  who does not satisfy the  requirements of subsection A of this section is not entitled to payment for the shares under this article.


10-1322.  Dissenters' notice.

A. If proposed corporate action creating dissenters' rights under section 10-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 10-1321.

B. The dissenters' notice shall be sent no later than ten days after the corporate action is taken and shall:

          1. State where the payment demand must be sent and where and when certificates for certificated shares shall be deposited.

          2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

          3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

          4. Set a date by which the corporation must receive the payment demand, which date shall be at least thirty but not more than sixty days after the date the notice provided by subsection A of this section is delivered.

          5. Be accompanied by a copy of this article.


10-1323.  Duty to demand payment.

A. A shareholder sent a dissenters' notice described in section 10-1322 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 10-1322, subsection B, paragraph 3 and deposit the shareholder's certificates in accordance with the terms of the notice.

B. A shareholder who demands payment and deposits the shareholder's certificates under subsection A of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

C. A shareholder who does not demand payment or does not deposit the shareholder's certificates if required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this article.


10-1324. Share restrictions.

A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under section 10-1326.

      B4

B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


10-1325.  Payment.

A. Except as provided in section 10-1327, as soon as the proposed corporate action is taken, or if such action is taken without a shareholder vote, on receipt of a payment demand, the corporation shall pay each dissenter who complied with section 10-1323 the amount the corporation estimates to be the fair value of the dissenter's shares plus accrued interest.

B. The payment shall be accompanied by all of the following:

          1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

          2. A statement of the corporation's estimate of the fair value of the shares.

          3. An explanation of how the interest was calculated.

          4. A  statement  of the  dissenter's  right to  demand  payment  under section 10-1328.

          5. A copy of this article.


10-1326.  Failure to take action.

A. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under section 10-1322 and shall repeat the payment demand procedure.


10-1327.  After-acquired shares.

A. A corporation may elect to withhold payment required by section 10-1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment under section 10-1328.


10-1328.  Procedure if a shareholder dissatisfied with payment or offer.

A. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due and either demand payment of the dissenter's estimate, less any payment under section 10-1325, or reject the corporation's offer under section 10-1327 and demand payment of the fair value of the dissenter's shares and interest due, if either:

          1. The dissenter believes that the amount paid under section 10-1325 or offered under section 10-1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

          2. The corporation fails to make payment under section 10-1325 within sixty days after the date set for demanding payment.

      B5

          3. The corporation, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

B. A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for the dissenter's shares.



Article 3 - Judicial Appraisal of Shares


10-1330.  Court action.

A. If a demand for payment under section 10-1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and shall petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

B. The corporation shall commence the proceeding in the court in the county where a corporation's principal office or, if none in this state, its known place of business is located. If the corporation is a foreign corporation without a known place of business in this state, it shall commence the proceeding in the county in this state where the known place of business of the domestic corporation was located.

C. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by certified mail or by publication as provided by law or by the Arizona rules of civil procedure.

D. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. There is no right to trial by jury in any proceeding brought under this section. The court may appoint a master to have the powers and authorities as are conferred on masters by law, by the Arizona rules of civil procedure or by the order of appointment. The master's report is subject to exceptions to be heard before the court, both on the law and the facts. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

E. Each dissenter made a party to the proceeding is entitled to judgment either:

          1. For the amount, if any, by which the court finds the fair value of his shares plus interest exceeds the amount paid by the corporation.

          2. For the fair value plus accrued interest of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 10-1327.


10-1331.  Court costs and attorney fees.

A. The court in an appraisal proceeding commenced under section 10-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of any master appointed by the court. The court shall assess the costs against the corporation, except that the court shall assess costs against all or some of the dissenters to the extent the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327 or that the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 10-1328.

B. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable either:

          1. Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of article 2 of this chapter.

          2. Against the dissenter and in favor of the corporation if the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327.

      B6

          3. Against either the corporation or a dissenter in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

C. If the court finds that the services of an attorney for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

      C1

                                   Appendix C


May 4, 2004



Board of Directors
Colonial Trust Company
Phoenix, Arizona

Gentlemen:

     You have requested that The Bank Advisory Group, L.L.C. serve as an independent financial analyst and advisor on behalf of Colonial Trust Company, Phoenix, Arizona ("Colonial" or the "Company"). Specifically, we have been asked to render advice and analysis in connection with: (i)-the proposed sale of Colonial's Corporate Trust business to First State Bank and its parent, Happy Bancshares, Inc. of Happy, Texas; (ii)-the proposed sale of Colonial's Wealth Management business to Dubuque Bank and Trust Company, Arizona Bank & Trust Company and their parent Corporation, Heartland Financial, USA, Inc., of Dubuque, Iowa; and, (iii)-the proposed Plan of Liquidation and Dissolution of Colonial (collectively, the "Subject Proposals"). In our role as an independent financial analyst, you have requested our opinion with regard to the financial fairness - from the perspective of the unaffiliated holders of the common stock of Colonial (the "Colonial Stock") - of the per share cash distribution, estimated to approximate $4.67 per share, resulting from the liquidation and dissolution of the Company. The specific details of the sale of Colonial's Corporate Trust and Wealth Management businesses together with the proposed Plan of Liquidation and Dissolution of the Company are described in the Notice of Special Meeting of Shareholders and Proxy Statement (the "Proxy Statement") to which this opinion is attached.

     Our understanding is that Colonial proposes to affect the Subject Proposals pursuant to the following financial terms:

o Colonial shall sell its Corporate Trust business to First State Bank and its parent, Happy Bancshares, Inc. of Happy, Texas, for cash consideration equaling the sum of: (i)-the book value of the net assets of the Corporate Trust business; (ii)-$819,000 for the real property connected to the Corporate Trust business; and, (iii)-$550,000 as a goodwill premium (the "Corporate Trust Sale").
o Colonial shall sell its Wealth Management business to Dubuque Bank and Trust Company, Arizona Bank & Trust Company and their parent Corporation, Heartland Financial, USA, Inc., of Dubuque, Iowa, for cash consideration equaling the sum of: (i) the book value of the net assets of the Wealth Management business; and, (ii) 1.88 times the annual recurring fees attributable to the fiduciary trust accounts as of January 20, 2004, and
     1.0 times the estimated annual recurring fees attributable to those accounts created after January 20, 2004. The purchase price is subject to post-closing adjustments related to the book value of the net assets being purchased (the "Wealth Management Sale").
o Subsequent to the Corporate Trust and Wealth Management Sales, Colonial shall commence with its Plan of Liquidation and Dissolution, resulting in the holders of Colonial Stock receiving liquidating distributions expected to range between $4.37 and $5.16 per share.

      C2

o The Bank Advisory Group, L.L.C. is a specialized consulting firm focusing on providing stock valuations together with traditional merger & acquisition advisory services exclusively to financial institutions located throughout the United States, or to groups of individuals associated with U.S.-based financial institutions. As part of its line of professional services, The Bank Advisory Group,-L.L.C. specializes in rendering valuation opinions of banks and bank holding companies in connection with mergers and acquisitions nationwide. Prior to its retention for this assignment:
o The Bank Advisory Group has previously provided stock appraisal services to Colonial. However, the professional fee of $6,000 paid by Colonial was insignificant relative to the total revenues of The Bank Advisory Group.
o The Bank Advisory Group has previously provided various financial advisory and stock appraisal services to Happy Bancshares, Inc., the parent company of First State Bank, between 1993 and 1997. However, the fees paid by Happy Bancshares/First State Bank, totaling approximately $19,500, were insignificant relative to the total revenues of The Bank Advisory Group during that time period. No financial services have been delivered to, nor have any revenues been derived from, Happy Bancshares or First State Bank since 1997 by The Bank Advisory Group.
o The Bank Advisory Group has not provided any services to, nor has it received any professional fees from, Dubuque Bank & Trust or its parent, Heartland Financial USA, Inc.

     For our services as an independent financial analyst and advisor to Colonial in connection with the Subject Proposals, Colonial has agreed to pay The Bank Advisory Group professional fees totaling between $21,000 and $24,000. Colonial also has agreed to provide reimbursement for reasonable out-of-pocket expenses. Colonial has agreed to indemnify The Bank Advisory Group, the officers, directors, employees, and shareholders of The Bank Advisory Group and assigns, heirs, beneficiaries and legal representatives of each indemnified entity and person.

     No portion of the professional fee is contingent upon the conclusion reached herein. And, no limitations were imposed by the Colonial Board of Directors with respect to the investigations made or procedures followed in rendering this opinion.

     In connection with this opinion and with respect to Colonial, we have reviewed, among other things:

1. Quarterly financial statements, included in the Colonial quarterly report on Form 10-QSB, as filed with the U.S. Securities and Exchange Commission, for the nine-month periods ended December 31, 2003 and 2002;
2. Audited financial statements, included in the Colonial annual reports on Form 10-KSB, as filed with the U.S. Securities and Exchange Commission, for the fiscal years ended March 31, 2003 and 2002;
3. Audited financial statements for Colonial, at and for the fiscal years ended March 31, 2000 - 2003;
4. Annual Reports of Trust Assets for Colonial as of December 31, 2002 and 2003, as filed with the Federal Deposit Insurance Corporation;
5. Internally-generated, unaudited financial statements for Colonial as of February 29, 2004;

      C3

6. Certain internal financial analyses and forecasts for Colonial prepared by the management of Colonial, including projections of future performance;
7. Certain other summary materials and analyses with respect to Colonial's respective receivables holdings, investments portfolio, deposit base, fixed assets, and operations; and,
8. Such other information regarding Colonial that we deemed relevant to this assignment.

     In connection with this opinion and with respect to the Subject Proposals, we further have reviewed, among other things:

1.   The Proxy Statement, in draft form, dated April 28, 2004;
2. The Corporate Trust Sale Purchase & Assumption Agreement by and between First State Bank and Colonial, dated December 30, 2003;
3. The Wealth Management Sale Purchase & Assumption Agreement by and between Dubuque Bank & Trust and Colonial, dated March 26, 2004, and the Addendum thereto dated as of April 26, 2004;
4.   The Plan of Liquidation and Dissolution;
5. The prices paid for "control" of selected U.S. asset management companies acquired during January 2001 - March 2004 and with assets under management below $1 billion at announcement date; and,
6. Such other information - including financial studies, analyses, investigations, and economic and market criteria - that we deem relevant to this assignment.

     Based on our experience, we believe our review of, among other things, the aforementioned items provides a reasonable basis for our opinion, recognizing that we are expressing an informed professional opinion - not a certification of value.

     We have relied upon the information provided by the management of Colonial, or otherwise reviewed by us, as being complete and accurate in all material respects. Furthermore, we have not verified through independent inspection or examination the specific assets or liabilities of Colonial. We have also assumed that there has been no material change in the assets, financial condition, results of operations, or business prospects of Colonial since the date of the last financial statements made available to us. We have met with the management of Colonial for the purpose of discussing the relevant information that has been provided to us.

     We have analyzed all relevant valuation variables and employed all applicable valuation techniques or methodologies to determine the financial fairness of the estimated liquidating distributions - expected to range between $4.37 and $5.16 per share - to be paid to the holders of Colonial Stock based, in part, on the proceeds to be received by Colonial upon consummation of the Corporate Trust Sale and the Wealth Management Sale. Accordingly, based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us, we conclude that, pursuant to the Plan of Liquidation and Dissolution, liquidating distributions ranging between $4.37 and $5.16 per share, payable in cash or in-kind, would be financially fair and equitable from the perspective of the unaffiliated shareholders of Colonial Stock.

      C4

     This fairness opinion letter is available for disclosure to all shareholders of Colonial. Accordingly, we hereby consent to the reference to this opinion and to our Firm in any disclosure materials provided to the shareholders of Colonial in conjunction with the Proxy Statement.

                                        Respectfully submitted,

                                        The Bank Advisory Group, l.l.c.

                                        ------- --------------------------------
                                        By:
                                        ------- --------------------------------

                                        J. Stephen Skaggs, President


      C5


July 15, 2004



Board of Directors
Colonial Trust Company
Phoenix, Arizona

Gentlemen:

     You have requested that The Bank Advisory Group, L.L.C. reaffirm our opinion with regard to the financial fairness - from the perspective of the unaffiliated holders of the common stock of Colonial Trust Company, Phoenix, Arizona ("Colonial" or the "Company") - of the per share cash distribution, estimated to range between $4.37 and $5.16 per share, resulting from the liquidation and dissolution of the Company, as previously described in our fairness opinion letter dated May 4, 2004 (the "Original Opinion").

     It is our understanding that Colonial proposes to effect the sale of Colonial's Corporate Trust business, the sale of the Wealth Management business, and Plan of Liquidation and Dissolution of Colonial, as initially described in the Original Opinion. In connection with our reaffirmation of the Original Opinion, we have reviewed the following additional information:

1. Financial statements for Colonial, as presented on Form 10-KSB, for the fiscal year ended March 31, 2004;

2. Internally-generated, unaudited financial statements for Colonial as of May 31, 2004; and,

3. The prices paid for "control" of selected U.S. asset management companies acquired during April 2004 - June 2004 and with assets under management below $1 billion at announcement date.

     We reiterate that no portion of any professional fee paid or to be paid by Colonial to Bank Advisory Group is contingent upon the conclusion reached herein. Finally, no limitations were imposed by the Colonial Board of Directors with respect to the investigations made or procedures followed in rendering the reaffirmation of the Original Opinion.

     We have relied upon the information provided by the management of Colonial, or otherwise reviewed by us, as being complete and accurate in all material respects. Furthermore, we have not verified through independent inspection or examination the specific assets or liabilities of Colonial. We have also assumed that there has been no material change in the assets, financial condition, results of operations, or business prospects of Colonial since the date of the last financial statements made available to us.

     We have analyzed all relevant valuation variables and employed all applicable valuation techniques or methodologies to determine the financial fairness of the estimated liquidating distributions - expected to range between $4.37 and $5.16 per share - to be paid to the holders of the common stock of Colonial based, in part, on the proceeds to be received by Colonial upon consummation of the Corporate Trust Sale and the Wealth Management Sale. Accordingly, based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us, we reaffirm that, pursuant to the Plan of Liquidation and Dissolution, liquidating distributions ranging between $4.37 and $5.16 per share, payable in cash or in-kind, would be financially fair and equitable from the perspective of the unaffiliated shareholders of the common stock of Colonial.

     This letter is available for disclosure to all shareholders of Colonial. Accordingly, we hereby consent to the reference to this opinion and to our Firm in any disclosure materials provided to the shareholders of Colonial in conjunction with the Proxy Statement.

                                                 Respectfully submitted,

                                                 The Bank Advisory Group, l.l.c.


                           ------ ----------------------------------------------
                             By:
                           ------ ----------------------------------------------
                                                 J. Stephen Skaggs, President


      DA

                                   Appendix D



                             COLONIAL TRUST COMPANY

                              Financial Statements

                             March 31, 2004 and 2003

           (With Independent Registered Public Accounting Firm Report
                                    Thereon)




      DB




                             COLONIAL TRUST COMPANY


                                Table of Contents

                                                                 Page

Report of Independent Registered Public Accounting Firm            1

Balance Sheets as of March 31, 2004, and 2003                      2

Statements of Operations for the years
       ended March 31, 2004, and 2003                              3

Statements of Stockholders' Equity for
       the years ended March 31, 2004, and 2003                    4

Statements of Cash Flows for the Years
       ended March 31, 2004, and 2003                              5

Notes to Financial Statements                                      6



      D1



                             Colonial Trust Company
             Report of Independent Registered Public Accounting Firm

The Board of Directors
Colonial Trust Company:

     We have audited the accompanying balance sheets of Colonial Trust Company (Company) as of March 31, 2004 and 2003, and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colonial Trust Company as of March 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

                                                             /s/KPMG LLP
Phoenix, Arizona
June 9, 2004


      D2


                             COLONIAL TRUST COMPANY

                                 Balance Sheets

                             March 31, 2004 and 2003



        Assets                                  2004         2003
                                             ----------   ----------
Cash and cash equivalents                    $  114,132      243,048
Receivables                                     992,491    1,145,631
Note receivable                                 551,778      353,635
Deferred  sale costs                            154,956            0
Income taxes receivable                          55,848        5,864
Property and equipment, net                     605,000      665,503
Excess of cost over fair value acquired, net    104,729      104,729
Restricted cash                                 506,242      506,377
Other assets                                    101,865       99,436
                                             ----------   ----------
                                             $3,187,041    3,124,223
                                             ==========   ==========


        Liabilities and Stockholders' Equity

Accounts payable and accrued liabilities     $  352,662      305,990
                                             ----------   ----------
                                                352,662      305,990
                                             ----------   ----------

Stockholders' equity:
     Common stock, no par value. Authorized
     25,000,000 shares; issued and outstanding
     760,843 and 757,884 shares at March 31,
     2004, and 2003, respectively               698,286      689,286
     Additional paid-in capital                 506,208      506,208
     Retained earnings                        1,629,885    1,622,739
                                             ----------   ----------
               Total stockholders' equity     2,834,379    2,818,233

Commitments and contingencies
(note 9)                                     ----------   ----------
                                             $3,187,041    3,124,223
                                             ==========   ==========

See accompanying notes to financial statements.


      D3



                           COLONIAL TRUST COMPANY

                          Statements of Operations

                    Years ended March 31, 2004, and 2003



                                           2004         2003
                                        ---------    ---------

Revenue:
     Bond servicing revenue             $1,715,403    1,909,680
     IRA servicing fees - corporate        534,817      553,520
     IRA servicing fees - wealth           322,666      292,866
     Trust income                        1,836,324    1,369,130
     Interest & other income                38,047       36,690
                                        ----------   ----------

            Total revenue                4,447,257    4,161,886

General and administrative expenses      4,435,022    4,041,145
                                        ----------   ----------

     Earnings before income taxes           12,235      120,741

     Income taxes                            5,016       45,097
                                        ----------   ----------

     Net earnings                       $    7,219       75,644
                                        ==========   ==========

Basic earnings per share                $     0.01         0.10
                                        ==========   ==========

Diluted earnings per share              $     0.01         0.10
                                        ==========   ==========

Weighted average shares outstanding -
    basic                                  758,720      743,239
                                        ==========   ==========

Weighted average shares outstanding -
    diluted                                760,488      757,322
                                        ==========   ==========




See accompanying notes to financial statements.


      D4


                           COLONIAL TRUST COMPANY
                     Statements of Stockholders' Equity
                    Years ended March 31, 2004, and 2003
                                                                       Total
                               Common Stock      Additional            Stock-
                            ------------------   Paid-In   Retained    holders'
                            Shares    Amount     Capital   Earnings    Equity
                            --------  --------   --------  --------    ---------

Balances at March 31, 2002  729,727   $614,286   506,208   1,553,551   2,674,045

Common stock acquired and
  retired                   (1,843)          -         -     (6,456)     (6,456)

Issuance of common stock
  under stock option plan    30,000     75,000         -           -      75,000

Net earnings                      -          -         -      75,644      75,644
                            -------   --------   -------   ---------   ---------
Balances at March 31, 2003  757,884   $689,286   506,208   1,622,739   2,818,233

Common stock acquired and
   retired                     (41)          -         -        (73)        (73)

Issuance of common stock
   under stock option plan    3,000      9,000         -           -       9,000

Net earnings                    -            -         -       7,219       7,219
                            -------   --------   -------   ---------   ---------
Balances at March 31, 2004  760,843   $698,286   506,208   1,629,885   2,834,379
                            =======   ========   =======   =========   =========


   See accompanying notes to financial statements.


      D5

                           COLONIAL TRUST COMPANY
                          Statements of Cash Flows
                    Years ended March 31, 2004, and 2003

                                                      2004      2003
                                                    -------   -------
Cash flows from operating activities:
  Net earnings                                     $  7,219    75,644
  Adjustments to reconcile net earnings to
     net cash provided by operating activities:
          Depreciation and amortization              87,710   114,958
             Loss on disposal of assets               7,045         -
          Deferred income taxes                           -     3,247
          Increase (decrease) in cash resulting
             from changes in:
              Receivables                           153,140 (292,375)
                    Deferred sale costs           (154,956)         -
              Income taxes receivable              (49,984)   105,955
              Other assets                          (2,429)      (54)
              Accounts payable and
                 accrued liabilities                 46,672    89,014
                                                   --------  --------
                    Net cash provided by
                    operating activities             94,417    96,389
                                                   --------  --------
Cash flows from investing activities:
     Payment received on note receivable            254,000   130,000
     Additions to note receivable                 (452,143) (159,479)
     Purchase of property and equipment            (34,252)  (75,035)
     Decrease (increase) in restricted cash             135    16,037
                                                  ---------  --------
                    Net cash used in
                    Investing activities          (232,260)  (88,477)
                                                  ---------  --------
Cash flows from financing activity:
     Purchase and retirement of common stock           (73)   (6,456)
     Proceeds from issuance of common stock under
       stock option plan                              9,000    75,000
                                                  ---------   -------
                    Net cash provided by
                    Financing activities              8,927    68,544
                                                  --------- ---------
                    Increase (decrease) in cash
                    and equivalents               (128,916)    76,456
Cash and cash equivalents at beginning of year      243,048   166,592
                                                  ---------  --------
Cash and cash equivalents at end of year           $114,132   243,048
                                                   ========  ========
Supplemental disclosures:
     Income taxes paid                             $ 55,000    16,000
                                                   ========  ========

See accompanying notes to financial statements.

      D6

                           COLONIAL TRUST COMPANY
                       Notes to Financial Statements
                          March 31, 2004, and 2003

(1)  Significant Accounting Policies

     (a) Nature of Business

     Colonial Trust Company (Colonial or Company) was incorporated on August 15, 1989 in the state of Arizona for the purpose of engaging in the business of acting as a fiduciary. The Company is domiciled in the state of Arizona, is regulated by the Arizona State Banking Department, and the Company's common stock is registered under the Securities Exchange Act of 1934. Colonial has entered into agreements to sell its Corporate Trust and Wealth Management Group businesses and is proposing a Plan Of Liquidation and Dissolution of the Company, all of which will be considered at a special meeting of stockholders in the third quarter of 2004.

     Colonial serves as trustee under various bond indentures for issuers of bonds in 41 states and the District of Columbia. The issuers are primarily churches and other religious organizations. As trustee, the Company receives, holds, invests, and disburses the bond proceeds as directed by the applicable trust indenture and receives weekly or monthly sinking fund payments from the issuer of bonds, and in turn, pays the semiannual principal and interest payments to the bondholders. As of March 31, 2004, Colonial was serving as trustee and/or paying agent and/or escrow agent for the benefit of the bondholders on 405 bond offerings totaling approximately $371 million in original principal amount. The amount of sold and un-matured bonds total approximately $252 million at March 31, 2004. Colonial also serves as a trustee of 9,714 self-directed individual retirement accounts for certain bondholders or employees of religious organizations totaling approximately $195 million at March 31, 2004.

     Through its Wealth Management Group (previously named the Personal Trust segment), Colonial also serves as trustee or agent, providing investment management, administration, and custodial services. As trustee or agent, Colonial receives, holds, invests and tracks the performance of the various securities held in trust or investment agency accounts. Colonial was serving as trustee or agent for 591 accounts with a fair market value totaling approximately $441 million at March 31, 2004. Colonial also acts as custodian for self-directed IRA accounts. Colonial held 291 accounts as custodian with a fair market value of approximately $71 million at March 31, 2004.

     (b) Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. Actual results may differ from these estimates under different future conditions.

     (c) Revenue Recognition

     Under the trust indentures with organizations issuing bonds, Colonial, for its services, principally earns revenues based on three fee structures. The first fee structure allows Colonial to invest trust funds held for disbursement and retain the gains and earnings therefrom. The second fee structure requires the issuing institution to pay a percentage of the bond proceeds to the Company for set-up and printing costs during the first year. Additionally, an annual maintenance fee is required each succeeding year. The third fee structure entitles Colonial to interest earnings up to 2.5% of daily trust funds held in bond program fund accounts in lieu of a set-up fee. Annual maintenance fees and Bond-printing costs are charged as a percentage of the related bond issuance.

      D7

                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003


Colonial also receives fees for services provided as custodian for self-directed individual retirement accounts.

     The profitability of Colonial is dependent upon the ability of investment broker/dealers to originate bond programs for which Colonial serves as trustee. At March 31, 2004, approximately 82% of the total bond issues processed were originated by 4 broker/dealers. For the year ended March 31, 2004, 4 broker-dealers originated 100% of the aggregate principal amount of all new bond issues. For the year ended March 31, 2003, 100% of the total bond issues processed were originated by 3 broker/dealers.

     In connection with providing investment management, administration and custodial services, Colonial earns revenue based on two fee structures. The first fee structure is established as a percentage of the fiduciary assets which Colonial holds as trustee or agent. Fees are assessed on a monthly basis to individual accounts according to the prior month end fair market value of each account. The second fee structure relates to an annual minimum fee, which is set up to cover the maintenance of fiduciary assets Colonial holds in both small trusts and self-directed IRA accounts. Minimum fees are assessed monthly, based on 1/12th of the published annual minimum.

     At March 31, 2004, approximately 4% of Colonial's Wealth Management Group account assets were held in trust for members of one family. The combined trust accounts approximated 4% of Colonial's Wealth Management Group revenues. At March 31, 2003, 47% of Colonial's Wealth Management Group account assets were held in trust for members of two families. The combined trust accounts were responsible for approximately 12% of Colonial's Wealth Management Group revenues.

     (d) Cash Equivalents and Concentration of Credit Risk

     Colonial considers all highly liquid debt instruments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash equivalents at March 31, 2004 and 2003 consist primarily of money market accounts, which invest primarily in Bank One's premium commercial money market accounts.

      D8

                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003


     Colonial places its cash in insured financial institutions with original maturities of between three and sixty months.

     (e) Note Receivable

     Colonial considers a note to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the note's effective interest rate. Impairment losses are charged to expense. The Company had no impairments of notes receivable during fiscal 2004, and 2003.

     (f) Property and Equipment

     Property and equipment is recorded at cost less accumulated depreciation. Depreciation on furniture and equipment is recorded on the straight-line method over the estimated useful lives of the assets ranging from 3 to 5 years. Colonial's building is depreciated over 39.5 years using the straight-line method.

     (g) Excess of Cost Over Fair Value Acquired (Goodwill)

     Amortization of Goodwill ceased effective April 1, 2002 in compliance with the provisions of Financial Accounting Standards Boards Statement 142. Goodwill is carried net of prior years' accumulated amortization of $78,101 at March 31, 2004 and 2003. Amortization expense for the years ended March 31, 2004, and 2003 were $0, and $0, respectively.

     Effective April 1, 2002 the Company complied with the provisions of Statement 142 which required that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of the statement.

      D9

                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003

     During the year ended March 31, 2004 management evaluated the un-amortized goodwill and concluded that there has been no impairment.

     As of the date of adoption, the company had un-amortized goodwill in the amount of $104,729, which was subject to the transition provisions of Statements 141 and 142.

     The following table sets forth reported net earnings and earnings per share, as adjusted to exclude goodwill amortization expense:

                                                                 Years Ended
                                                                   March 31
                                                                2004        2003
                                                                ----        ----

       Net earnings, as reported                               $7,219    $75,644

       Goodwill amortization                                        -          -

       Net earnings, as adjusted                               $7,219    $75,644

       Basic earnings per share
       as reported                                              $0.01      $0.10
       Goodwill amortization                                        -          -
       Basic earnings per share
       as adjusted                                              $0.01      $0.10
       Diluted earnings per share
       as reported                                              $0.01      $0.10
       Goodwill amortization                                        -          -
       Diluted earnings per share
       as adjusted                                              $0.01      $0.10


     (h) Income Taxes

     Colonial uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements


      D10


                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003

carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (i) Computation of Earnings Per Common Share

     Basic EPS is computed based on weighted average shares outstanding and excludes any potential dilution from stock options, warrants and other common stock equivalents. Diluted EPS reflects potential dilution from the exercise or conversion of securities into common stock or from other contracts to issue common stock.


      (j) Stock Option Plan

     Colonial applies APB Opinion No. 25 in accounting for its plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had Colonial determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net earnings would have been reduced to the pro forma amount indicated below for the years ended March 31, 2004, and 2003:

                                       2004        2003
                                  -----------  -----------
Net earnings:
    As reported                     $   7,219    $  75,644

Compensation cost,
     Net of taxes                       2,166    $   3,999

                                   ----------   ----------
Pro forma net                       $   5,053    $  71,645
                                   ==========   ==========

      D11

                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003

Earnings per share:
    As reported - basic       $     .01    $     .10
                             ==========   ==========
    As reported - diluted     $     .01    $     .10
                             ==========   ==========

    Pro forma - basic         $     .01    $     .10
                             ==========   ==========
    Pro forma - diluted       $     .01    $     .09
                             ==========   ==========


     The full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net earnings amounts presented above because compensation cost is reflected over the options' vesting periods ranging from zero to three years.

      (k) Impairment of Long-Lived Assets

     Colonial reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

      (l) Reclassifications

     Certain reclassifications have been made to prior year balances to conform to the current year presentation.

      (m) New Accounting Pronouncements

     In May 2003, the FASB issued SFAS 150,  "Accounting  for Certain  Financial
Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS 150 did not have a material impact upon the Company financial position, cash flows or results of operations.

(2) Note Receivable

     On December 1, 1990, Colonial entered into a Master Note and Letter Agreement with Church Loans and Investments Trust, a real estate investment trust and Colonial's former parent corporation. The Master Note in the maximum amount of $1 million is due on demand, bears interest at 1% less than the prime interest rate and is unsecured. Amounts advanced to Church Loans may be repaid and reborrowed.

(3) Property and Equipment

    Property and equipment consists of the following:

                                2004         2003
                         -----------  -----------
       Land               $  157,241      157,241
       Building              485,165      484,508
       Furniture             166,181      205,102
       Equipment             304,647      500,048
                         -----------  -----------
                           1,113,234    1,346,899
       Less accumulated
         depreciation        508,234      681,396
                         -----------  -----------
                          $  605,000      665,503
                         ===========  ===========

(4)        Income Taxes 2004

     Income taxes amounted to $5,016, and $45,097 for 2004, and 2003, respectively. The actual income taxes differ from "expected" income taxes for those years (computed by applying the U.S. federal corporate statutory income tax rate of 34% to earnings before income taxes) as follows:


      D12

                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003

                            2004         2003
                         ----------   ----------

Computed "expected"
   income tax (benefit)   $   4,160       41,052
State tax (benefit)
   (net of federal
   income tax benefit)          563        3,529
Other items, net              1,480          516
Adjustment for us of
    lower federal rate      (7,698)            -
Meals and entertainment       6,511            -
                          ---------   ----------
                          $   5,016       45,097
                          =========   ==========

Effective income tax rate        41%        37.4%
                          =========    =========


        Components of income taxes consist of:

                             Current     Deferred        Total
                         -----------  -----------  -----------

2004:
    Federal                $   7,194      (2,746)        4,448
    State                        918        (350)          568
                         -----------  -----------  -----------
                           $   8,112      (3,096)        5,016
                         ===========  ===========  ===========
2003:
    Federal                $  37,116        2,634       39,750
    State                      4,734          613        5,347
                         -----------  -----------  -----------
                           $  41,850        3,247       45,097
                         ===========  ===========  ===========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at March 31, 2004 and 2003 are presented below:




      D13


                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003

                                                       2004         2003
                                                   -----------  -----------
 Deferred tax asset-intangibles and property
  and equipment, principally due to differences
  in  amortization and depreciation                $     1,078            -
                                                   ===========  ===========

Deferred tax liability-intangibles and property
  and equipment, principally due to differences
  in  amortization and depreciation                $         -        2,018
                                                   ===========  ===========

(5) Stock Option Plans

     Colonial's shareholders approved Colonial's Incentive Stock Option Plan for employees of the Company (the ISOP) and Colonial's Non-Employee Directors Stock Option Plan (the Directors Plan) on April 25, 1996.

     Pursuant to the ISOP, Colonial's Board of Directors is authorized to grant either incentive stock options or nonstatutory stock options. The exercise price of incentive stock options granted under the ISOP must be equal to the fair market value per share on the date of grant, and the exercise price of nonstatutory stock options must be at least 50% of the fair market value per share on the date of grant. A total of 200,000 shares have been reserved for issuance under the ISOP.





      D14


                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003

     Pursuant to the Directors Plan, each non-employee director received an option to purchase 5,000 shares on October 1, 1996 and options to purchase 1,500 shares were automatically granted on January 1, 1997 and on each January 1 thereafter to each person then serving as a non-employee director of Colonial. Due to the pending sales of the Company's two operating divisions, no options were granted to the directors on January 1, 2004. The exercise price of all options granted under the Directors Plan must be equal to the fair market value per share on the date of grant. A total of 50,000 shares have been reserved for issuance under the Directors Plan.

     At March 31, 2004, there were 161,906 shares available for grant under the ISOP Plan and 19,500 shares available for grant under the Directors Plan. The per share weighted average fair value of stock options granted during 2004, and 2003 was $0(no options granted in 2004), and $.73, respectively, on the date of grant using the Black Scholes Model with the following weighted average assumptions: expected dividend yield of 0%, volatility of 10%, risk free interest rate of 6.5% and an expected life of six years for 2004, and 2003.

A summary of the stock options which have been issued, exercised and forfeited follows:

                          Year ended        Year ended
                          March 31, 2004    March 31, 2003
                          ---------------   ----------------
                                   Weighted           Weighted
                           Number  average   Number   average
                           of      exercise  of       exercise
                           shares  price     shares   price
                         --------  ------   --------  ------
Balance at the beginning
   of the year             30,725  $ 3.17    106,351  $ 2.72
Granted                         0       0      3,000    3.50
Forfeited                (12,725)    3.00    (48,626)   2.61
Exercised                 (3,000)    3.00    (30,000)   2.50
                        ---------  ------   --------  ------
Balance at the end
   of the year             15,000  $ 3.35     30,725  $ 3.17
                        =========  ======   ========  ======
Exercisable at the end
   of the year             15,000  $ 3.35     30,725  $ 3.17
                        =========  ======   ========  ======


      D15

                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003


 (6) Fair Value of Financial Instruments

     The following summary presents a description of the methodologies and assumptions used to determine the fair value of the Company's financial instruments.

     (a) Cash and Cash Equivalents

     The carrying amount is assumed to be the fair value because of the liquidity of these instruments.

     (b) Receivables and Note Receivable

     Fair value is considered to be equal to the carrying value of the accounts and note receivable, as they are generally short-term in nature or are receivable on demand.

     (c) Accounts Payable

     Fair value is considered to be equal to the carrying value of the accounts payable due to the short-term nature of these instruments.

     (d) Limitations

     Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Changes in assumptions could significantly affect these estimates. Since the fair value is estimated as of March 31, 2004 and 2003, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.



      D16


                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003

 (7) Net Earnings Per Share

     A summary of the Company's basic and diluted earnings per share is as follows:
                                                    Years ended March 31
                                                 -----------------------
                                                       2004         2003
                                                -----------  -----------

    Net earnings                                 $    7,219       75,644
                                                ===========  ===========
    Basic EPS - weighted average shares
     outstanding                                    758,720      743,239
                                                ===========  ===========
    Basic earnings per share                     $      .01          .10
                                                ===========  ===========
    Basic EPS - weighted average shares
      outstanding                                   758,720      743,239
    Effect of dilutive securities -
      stock options                                   1,768       14,083
                                                -----------  -----------
    Dilutive EPS - weighted average
       shares outstanding                           760,488      757,322
                                                ===========  ===========
                    Diluted earnings per share   $      .01          .10
                                                ===========  ===========

(8) Business Segments

     Operating results and other financial data are presented for the principal business segments of the Company as of and for the years ended March 31, 2004, and 2003, respectively. The Company has two distinct business segments consisting of Corporate Trust services and Wealth Management Group services.

     In computing operating profit by business segment, portions of administrative expenses and other items not considered direct operating expenses were considered to be in the Corporate and Other category. Identifiable assets by business segment are those assets used in each segment of Company operations.


      D17


                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003

                                Corporate     Wealth     Corporate
                                  Trust     Management     Other        Total
                               -----------  ----------  -----------  -----------

March 31, 2004:
Service fee revenue             $2,250,220   2,158,990            -    4,409,210
Interest & other revenue                 -           -       38,047       38,047
                               -----------  ----------  -----------  -----------
                                $2,250,220   2,158,990       38,047    4,447,257
                               -----------  ----------  -----------  -----------

Operating expenses:
  General and administrative    $1,431,630   1,765,602    1,150,080    4,347,312
  Depreciation and amortization     15,556      18,670       53,484       87,710
                               -----------  ----------  -----------  -----------
                                $1,447,186   1,784,272    1,203,564    4,435,022
                               -----------  ----------  -----------  -----------

Earnings(loss) before taxes     $  803,034     374,718  (1,165,517)       12,235
                               ===========  ==========  ===========  ===========
Identifiable assets             $  755,548     378,438    2,053,055    3,187,041
                               ===========  ==========  ===========  ===========
Capital expenditures            $    7,174      11,036       16,042       34,252
                               ===========  ==========  ===========  ===========



      D18


                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003

March 31, 2003:
Service fee revenue             $2,463,200  1,661,996             -    4,125,196
Interest & other revenue                 -          -        36,690       36,690
                               -----------  ----------  -----------  -----------
                                $2,463,200   1,661,996       36,360    4,161,886
Operating expenses:
  General and administrative    $1,631,581   1,199,721    1,094,885    3,926,187
  Depreciation and amortization     25,167      15,454       74,337      114,958
                               -----------  ----------  -----------  -----------
                                $1,656,748   1,215,175    1,169,222    4,041,145
                               -----------  ----------  -----------  -----------
Earnings (loss) before taxes    $  806,452     446,821  (1,132,532)      120,741
                               ===========  ==========  ===========  ===========
Identifiable assets             $  908,817     393,993    1,821,413    3,124,223
                               ===========  ==========  ===========  ===========
Capital expenditures            $    2,651      23,443       48,941       75,035
                               ===========  ==========  ===========  ===========


(9) Commitments and Contingencies

     Colonial is subject to the maintenance of a minimum capital requirement of $500,000 pursuant to State of Arizona (the State) banking regulations, all of which must be "liquid" (as defined by the State) as of March 31, 2004. To satisfy this requirement, Colonial owns certificates of deposit held with banks totaling $506,242 at March 31, 2004. These assets are classified as restricted cash in the accompanying balance sheets.


      D19

                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003


     Colonial is involved in lawsuits and claims incidental to the ordinary course of its operations. In the opinion of management, based on consultation with legal counsel, with the possible exception of the event mentioned below, the effect of such matters will not have a material adverse effect on the Company.

     Dorothy Castenada, as Personal Representative of the Estate of Dorothy Long, vs. Colonial Trust Company (PB 2002-000207).

     The Company is a defendant in a lawsuit filed in the Arizona Maricopa County Superior Court, Probate Division, by the personal representative of the Dorothy Long Trust (the "Trust"), a trust for which the Company served as trustee. The personal representative of the Trust has alleged that the Company breached its duties as trustee in connection with the Trust.

     The Company filed a counter-petition against the personal representative of the Trust and also filed a third-party complaint against counsel for the personal representative at the time the allegedly-wrongful acts occurred. In its Complaint, the personal representative sought damages of approximately $200,000 against the Company, representing the amount of loan fees incurred by the Trust as a result of the allegedly-wrongful acts of the Company, plus (i) the return by the Company of certain trustee's fees, attorneys' fees and costs which the Company previously received from the Trust, (ii) the payment by the Company of costs and attorneys' fees incurred by the personal representative, and (iii) pre-judgment interests on the above loan fees.




      D20


                             COLONIAL TRUST COMPANY
                          Notes to Financial Statements
                            March 31, 2004, and 2003


     A trial in the above matter took place on November 3-5, 2003. Following the trial, the Court entered a final order of judgment: (a) that the Company and counsel for the personal representative had breached their respective fiduciary duties to the Trust, (b) that the Company and counsel for the personal representative were each liable for fifty percent (50%) of the after-tax damage suffered by the Trust as a result of its payment of the above loan fees, plus interest through the date of payment of the judgment, (c) that the Company was liable for certain attorney's fees and costs incurred in connection with the above litigation which had previously been paid from the Trust, and (d) ordering that Colonial be removed as Trustee for the Trust and replaced by a new trustee identified by the Court.

     The Company paid a total of $254,556 to the Trust in March 2004 as a result of the order of judgment in the above matter. The Company has also paid legal fees to its counsel of $44,406 in connection with this matter. These sums are reflected as general and administrative expenses in the Company's income statement for the fiscal year ended March 31, 2004.

     Additionally, counsel for the personal representative has filed a notice of appeal with respect to the above order of judgment. The Company is presently unable to determine whether any additional costs will be incurred as a result of the appeal.